As filed with the Securities and Exchange Commission on February 4, 2014 Registration No. __________

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Registration Statement under the Securities Act of 1933

XUN ENERGY, INC.

(Name of issuer in its charter)

Nevada	1311	26-1616719
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Xun Energy, Inc.

12759 NE Whitaker Way, #C453

Portland, Oregon, 97230

 (775) 200-0505

(Address and telephone number of principal executive offices)

Jerry Mikolajczyk, President, CEO and CFO

12759 NE Whitaker Way, #C453, Portland, OR 97230, (775) 200-0505

 (Name, address and phone number of agent for service)

Copies of communications to:

Matthew C. McMurdo, Esq., 28 West 44th Street, 16th Floor, New York, NY 10036, (917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐		Accelerated Filer	☐
Non-accelerated Filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of registration fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(2)
Common stock, $.0001 par value per share	37,414,967	$.0002	$7,482.99	$0.96

(1)

The shares of common stock of Xun Energy, Inc. (“Xun” or the “Company”) to be registered includes 33,333,334  shares of our common stock (the “Put Shares”) that we may put to AGS Capital Group, LLC (“AGS”), pursuant to a reserve equity financing agreement by and between AGS and the Company, dated July 11, 2013 and amended on November 27, 2013, (the “Drawdown Agreement”) and (ii) 4,081,633 commitment shares of our common stock we paid to AGS as a fee for providing the facility.

In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Drawdown Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act of 1933, as amended, the registrant will file a new registration statement to register those additional shares.

(2)

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act of 1933, as amended on the basis of the average of the high and low prices of the common stock on the OTC Markets on  February 3, 2014, a date within five (5) trading days prior to the date of the filing of this registration statement. Fee was paid on May 29, 2013.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our financial statements have been examined to the extent indicated in its reports by Weinberg & Baer LLC, Certified Public Accountants, and have been prepared in accordance with generally accepted accounting principles and pursuant to Regulation S-X as promulgated by the SEC and are included herein:

Selling Stockholder Preliminary Prospectus

Subject to completion February 4, 2014

XUN ENERGY, INC.

37,414,967 Shares of Common Stock

This prospectus relates to the resale of up to 37,414,967 shares of common stock, $.0001 par value, of Xun Energy, Inc., a Nevada corporation, by the selling stockholder (the “Selling Stockholder”), including (i) up to 33,333,334 Put Shares that we may put to AGS, pursuant to the Drawdown Agreement and (ii) 4,081,633 commitment shares of our common stock we paid to AGS as a fee for providing the facility. The total amount of shares of common stock which may be sold pursuant to this prospectus would constitute approximately 2.979% of our issued and outstanding common stock as of February 4, 2014, if all of the shares had been sold by that date.

Pursuant to the Drawdown Agreement, which has a total drawdown amount of fifteen million dollars ($15,000,000) (the “Commitment Amount”), Xun has the right to sell to AGS, at its sole discretion, and AGS has the obligation to purchase through advances to the Company, the Company's common stock through draw-down notice requests (each, a “Notice”) issued by the Company. The number of shares of common stock that AGS shall purchase shall be determined by dividing the dollar amount raised, which may or may not equal the entire amount of the advance request, by the purchase price. No fractional shares will be issued.

The Selling Stockholder is selling all of the shares of common stock offered by this prospectus. It is anticipated that the Selling Stockholder will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated. We will not receive any proceeds from the sale of shares by the Selling Stockholder. However, we will receive the sale price of any common stock that we sell to AGS under the Drawdown Agreement.

AGS is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the resale of our common stock under the equity line of credit. AGS will pay us 90% of the average of the three (3) lowest closing bid prices during the ten (10) trading days immediately following our delivery of our Notice to AGS of our election to exercise our "put" right. The offering will terminate upon the earlier of (i) the first day of the month next following the 36-month anniversary of the date the registration statement, to which this prospectus is made a part, is declared effective by the SEC and (ii) the date on which AGS shall have made payment of advances in the aggregate amount of the Commitment Amount. There are no underwriting agreements.  We have agreed to pay all the costs and expenses of this registration.

Our common stock is quoted on the OTC Markets ("OTCQB") under the symbol "XNRG." The shares of our common stock registered hereunder are being offering for sale by the Selling Stockholder at prices established on the OTCQB during the term of this offering. On February 3, 2014, the closing bid price of our common stock was $0.0001 per share on the OTCQB. These prices will fluctuate based on the demand for our common stock.

Based on the Market Price of our common stock of $0.0002 on February 3, 2014, the Selling Stockholder would be able to sell approximately 75 Billion shares of our common stock, assuming the Company increased its authorized share amount accordingly and the registration statement, of which this prospectus is part, was amended to increase the shares registered thereunder accordingly. Such amount of shares ignores (i) the five percent (5%) cap on the number of shares that can be held by the Selling Stockholder pursuant to the Drawdown Agreement and (ii) the fact that the Company will not sell any Put Shares to the Selling Stockholder unless the Exercise Market Price of the Company’s common stock is at least $0.50. The term “Exercise Market Price” as used in this prospectus and in the amended Drawdown Agreement, shall refer to the average closing prices of the Company’s common stock for the prior three (3) trading days as reported on the OTC Markets.

1,066,000,000 shares of our common stock remain available for issuance over the next two to twelve months pursuant to outstanding convertible notes.

We have no ongoing revenues to satisfy our ongoing liabilities. Our auditors have issued a going concern opinion. Unless we secure equity, debt financing or Joint Venture partners, of which there can be no assurance, or identify a profitable acquisition candidate, we will not be able to continue operations for more than nine months.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision. The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company.  None of the Company’s shareholders have plans to enter a change of control or change of management.  None of our current management has previously been involved with a development stage company that did not implement its business plan, that generated no or minimal revenues or was engaged in a change of control.

The shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 14.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is subject to completion February 4, 2014

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5

RISK FACTORS	8

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	18

USE OF PROCEEDS	18

DETERMINATION OF OFFERING PRICE	18

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	18

SELLING STOCKHOLDER	19

PLAN OF DISTRIBUTION	20

BUSINESS	22

MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS	35

DESCRIPTION OF PROPERTY	41

LEGAL PROCEEDINGS	41

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	42

EXECUTIVE COMPENSATION	45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	48

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	48

DESCRIPTION OF SECURITIES	49

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	49

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	56

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	56

EXPERTS	57

WHERE YOU CAN FIND MORE INFORMATION	57

FINANCIAL STATEMENTS	F1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Until March 17, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 PROSPECTUS SUMMARY

The information presented is a brief overview of the key aspects of the offering.  The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page F-1 prior to making an investment decision.

Our Business

The Company is engaged primarily in the acquisition of producing or near producing oil and gas properties and the development of these oil and gas properties. The Company acquired oil and gas properties that allow it to drill and complete 30 oil and gas wells with an option to acquire an additional 15 oil and gas well locations for drilling and completion in Venango County, Pennsylvania. There is no assurance that we will be successful in raising the necessary funds to drill and complete one or more of the 30 oil and gas well locations; there are no assurances that if we are successful in raising the necessary funds to drill and complete one or more of the 30 oil and gas well locations that they will produce oil and gas. There are no assurances that should oil and gas will be produced from one or more of the 30 oil and gas well locations, that the Company will be profitable.

We were incorporated on December 20, 2007 in the State of Nevada. We are a development stage company, and to date have earned limited revenue.

OVERVIEW

The Company is engaged primarily in the acquisition of producing or near producing oil and gas properties and the development of these oil and gas properties. The Company acquired oil and gas properties that allow it to drill and complete 30 oil and gas wells with an option to acquire an additional 15 oil and gas well locations for drilling and completion in Venango County, Pennsylvania. There is no assurance that we will be successful in raising the necessary funds to drill and complete one or more of the 30 oil and gas well locations; there are no assurances that if we are successful in raising the necessary funds to drill and complete one or more of the 30 oil and gas well locations that they will produce oil and gas. There are no assurances that should oil and gas will be produced from one or more of the 30 oil and gas well locations, that the Company will be profitable.

The Company plans to acquire additional producing or near producing oil and gas properties that will provide cash flow and an upside for future development. Such activities are concentrated in North America onshore, primarily in the United States. We are currently scouting and evaluating properties in Texas, Oklahoma, Pennsylvania, Kansas and in Canada. There is no assurance that we will be successful in raising the necessary funds to acquire any of producing oil and gas properties.

The implementation of our business plan will require significant capital. We do not have this capital and as a result, we will require additional financing to acquire and develop our leasehold obligations. We may use debt or equity to fund our ongoing operations. There can be no assurance that any financing will be available, and if available, will be on terms and conditions acceptable to the Company. If we rely on equity financing, our shareholders will experience significant dilution. If we rely on debt financing, we may not be able to satisfy our debt obligations.

The Terms of the Offering

Securities Being Offered

37,414,967 shares of common stock being registered on behalf of the Selling Stockholder (maximum offering).

Offering Period:

Until all shares are sold by the Selling Stockholder or until 36 months from the date that the registration statement becomes effective, whichever comes first.

Risk of Factors:

The Securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.    See “Risk Factors”.

Common Stock Issued And

Outstanding Before Offering:

1,551,703,889 shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And

Outstanding After Offering:

1,589,118,856 shares of common stock.

Use of Proceeds:

We will not receive any proceeds from the sale of the common stock by the Selling Stockholder. However, we will receive proceeds from the sale of our common stock under the Drawdown Agreement. The proceeds will be used for working capital, asset acquisition, and general corporate purposes. See “Use of Proceeds.”

This offering relates to the resale of up to 37,414,967 shares of our common stock by the Selling Stockholder, including (i) up to 33,333,334 Put Shares that we may put to AGS, pursuant to the Drawdown Agreement and (ii) 4,081,633 commitment shares of our common stock we paid to AGS as a fee for providing the facility.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Drawdown Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

In order to fund a notice for funding pursuant to the Drawdown Agreement (a “Drawdown Notice”), AGS will periodically purchase our common stock under the Drawdown Agreement and will, in turn, sell such shares to investors in the market at the market price on a best efforts basis, subject to certain conditions. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to AGS to raise the same amount of funds, as our stock price declines.

Financial Summary

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled "Financial Statements." You should read this summary financial information in conjunction with the section entitled "Management's Discussion and Analysis," our financial statements and related notes to the financial statements.

Statement of Operations Information:

As of November 30, 2013

December 20, 2007 (Inception) To November 30, 2013
Revenue
Revenue - Operations	$4,637
Total Revenue	$4,637

Cost of Goods Sold	$1,653

Gross Profit	$2,984

Expenses
General and Administrative	$2,841,388
Loss before income taxes	$(2,838,404)

Other income (expense)	$(802,679)

Provision for Income Taxes	$-

Net (Loss)	$(3,661,083)

Balance Sheet Information:

 As of November 30, 2013

Total Assets	$1,482,391

Total Liabilities	$2,883,677

Working Capital	$(2,879,786)

Common Stock and paid in capital	$2,259,797

Total Stockholder's Equity	$(1,401,286)

RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks are set forth below. You should not invest in the Company unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks of Purchasing Shares:

Possible loss of entire investment.

This Offering is intended for investors who can accept the applicable risks. Prospective investors should not subscribe unless they can readily bear the consequences of the loss of their entire investment.

Exchange fluctuations.

Shares will be priced in US dollars, and persons investing by converting foreign currency will bear the risk of such conversion. The value of such investments may be affected favorably or unfavorably by fluctuations in exchange currencies. In addition, prospective investors whose assets and liabilities are primarily denominated in currencies other than US Dollars should take into account the potential risk of loss arising from fluctuations in the rate of exchange between the currency of the investment and such other currency.

Additional dilution as additional shares are issued which may decrease the market price of our common stock.

Additional offerings will likely have to be made in the future to raise capital to meet operating cash flow needs. Such offerings may include warrants for issuance of additional common stock, further diluting the number of shares of common stock outstanding from time to time. An increase in the number of our shares of common stock from these events or others may result in a decrease of the market price for our common stock and will dilute the ownership interest of current shareholders.

Shares eligible for future sale under Rule 144 may adversely affect the market for our securities.

From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, subject to certain limitations. Although current stockholders may have no current intention or ability to sell their shares, any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse effect on the market price of our securities.

The price of our common stock is subjected to volatility.

The market for Xun’s common stock is highly volatile. The trading price of Xun’s common stock is subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, and general economic and market conditions. In addition, statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to their markets or relating to Xun could result in an immediate and adverse effect on the market price of our common stock. The highly volatile nature of Xun’s stock prices may cause investment losses for their shareholders. If securities class action litigation is brought against Xun, such litigation could result in substantial costs while diverting management's attention and resources.

Disruptions in global financial markets and deteriorating global economic conditions could cause lower returns to investors.

Disruptions in global financial markets and deteriorating global economic conditions could adversely affect the value of Xun’s common stock. The current state of the economy and the implications of future potential weakening may negatively impact market fundamentals, resulting in lower revenues and values for Xun’s business opportunities and investments.

If securities or industry analysts do not publish research or reports about Xun’s business or if they issue an adverse or misleading opinion regarding Xun stock, its price and trading volume could decline.

The trading market for Xun’s common stock will be influenced by the research and reports that industry or securities analysts publish about Xun or its business, if any.

Our shares will be deemed to be "penny stocks" as defined in the Securities Exchange Act of 1934, as amended, and, as a result, will be subject to various eligibility and disclosure requirements on broker-dealers engaged in the resale of these shares.

The shares offered in this prospectus will be "penny stocks" as that term is defined in the Securities Exchange Act of 1934, as amended, (the ‘Exchange Act”) to mean, among other definitions, equity securities with a price of less than $5.00 per share.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or an accredited investor must make a special suitability determination regarding the purchaser and provide special disclosure documents to the purchaser. The imposition of these suitability standards and special disclosures could reduce an investor's ability to resale the shares at a time or price desired. See the section "Market for Common Equity and Related Stockholder Matters."

If we fail to remain Current on our reporting requirements, we could be removed from quotation by the OTCQB, which would limit the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Companies quoted on the OTCQB must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCQB.  If we fail to remain current on our reporting requirements, we could be removed from the OTCQB.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

There will likely be further dilution to our shareholders over the next twelve months by the conversion of outstanding convertible notes into shares of our common stock.

1,066,000,000 shares of our common stock remain available for issuance over the next two to twelve months pursuant to outstanding convertible notes. Conversion of these notes will result in dilution to our current shareholders.

Risks Related to the equity line of credit:

AGS will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the Drawdown Agreement will be purchased at a ten percent (10%) discount or 90% of the average of the three (3) lowest closing bid prices during the ten (10) trading days immediately following our delivery of our Notice to AGS of our election to exercise our "put" right.

AGS has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price.  If AGS sells our shares, the price of our common stock may decrease.  If our stock price decreases, AGS may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Drawdown Agreement may cause the price of our common stock to decline.

We are registering an aggregate of 37,414,967 shares of common stock to be issued under the equity line of credit. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 37,414,967 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the equity line of credit. The sale of these shares into the public market by AGS could depress the market price of our common stock.

We may not have access to the full amount under the equity line of credit.

For the five consecutive trading days prior to February 4, 2014, the lowest closing trade price of our common stock was $0.0002.  There is no assurance that the Market Price of our common stock will increase substantially in the near future. The entire commitment under the equity line of credit is $15,000,000.  The aggregate number of shares of common stock necessary to raise the entire $15,000,000 at $0.0002 per share is approximately 75 Billion. The number of common shares that remains issuable is lower than the number of common shares we need to issue in order to have access to the full amount under the equity line of credit.  Therefore, we may not have access to the remaining commitment under the equity line of credit unless the Market Price of our common stock to increase substantially. Pursuant to the Drawdown Agreement, as amended, the Company may not sell any Put Shares to the Selling Stockholder unless the Exercise Market Price of the Company’s common stock is at least $0.50. The Company may have to restructure the common stock through a common stock reverse split to meet its minimum Exercise Market Price of $0.50 per share of common stock. The purchase price that the Selling Stockholder will have to pay may be less than the $0.50 minimum Exercise Market Price as the Selling Stockholder’s purchase price is ninety percent (90%) of the average of the three lowest closing bid prices during the ten consecutive trading days immediately following the Company's delivery of a Notice (the “Pricing Market Price”).

Our common stock price may decline by our draw on our equity line of credit.

Effective July 11, 2013, and amended on November 27, 2013, we entered into the Drawdown Agreement with AGS. Pursuant to the Drawdown Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to AGS at a price equal to 90% of Pricing Market Price.  Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

There may not be sufficient trading volume in our common stock or price of our common stock to permit us to acquire adequate funds which may adversely affect our liquidity.

The Drawdown Agreement provides that the dollar value that we will be permitted to request from AGS in each Notice may be up to $250,000, provided that the number of shares sold pursuant to each Notice shall not exceed 200% of the average daily trading volume for the previous 10 trading days. If the average daily trading volume in our common stock is too low, it is possible that we may not be permitted to draw the full amount of proceeds of the drawdown request, which may not provide adequate funding for our planned operations and may materially decrease our liquidity.

We may draw on our equity line of credit to the extent that a change of control occurs.

The Company may continue to make drawdown requests while the Selling Shareholder holds shares of common stock or sells shares to a specific party, thereby causing the Selling Shareholder or such purchasing party to gain control of the Company. This could jeopardize the execution of the Company’s business plan and may disrupt operations.

Risks Related to Our Business:

We ceased generating revenue.

We have had limited revenues since inception. We will, in all likelihood, sustain operating expenses without corresponding revenues. This may result in our incurring a net operating loss that will increase unless we consummate an acquisition of an oil and gas producing properties that are profitable. We cannot assure you that we can identify any oil and gas properties that will be profitable at the time of its acquisition by the Company or ever.

Unless we secure additional working capital, the Company can only continue as a going concern for nine months.

Unless we secure equity, debt financing or Joint Venture partners, of which there can be no assurance, or identify a profitable acquisition candidate, we will not be able to continue any operations for longer than nine months. We based this estimate on that majority of our operating costs are for salaries of the officers and directors of the Company, which are being accrued.  Our negative cash flow is for our auditors, attorneys, transfer agent, EDGAR filer and travel expenses. We have sufficient cash and liquid assets to cover auditors, attorneys, transfer agent, EDGAR filer and limited travel expenses for the next nine months.  After such time, the Company would be forced to cease operations.

Environmental and Occupational Regulations will impact our operations.

We are subject to various federal, state, provincial, and local international laws and regulations concerning occupational safety and health as well as the discharge of materials into, and the protection of, the environment. Environmental laws and regulations relate to, among other things:

i)

assessing the environmental impact of drilling, workover or construction activities;

ii)

the generation, storage, transportation and disposal of waste materials;

iii)

the emission of certain gases into the atmosphere;

iv)

the monitoring, abandonment, reclamation and remediation of well and other sites, including sites of former operations; and

v)

the development of emergency response and spill contingency plans.

The costs of environmental protection and safety and health compliance are significant. Compliance with environmental, safety and health initiatives can be costly. There is no assurance that we will be able to comply with these regulations. If we cannot comply with these regulations, we will be forced to cease all operations in which case you will lose your entire investment. We cannot predict with any reasonable degree of certainty our future exposure concerning such matters.

We are subject to exploration and production regulation.

Our oil and gas operations are subject to various federal, state, provincial, tribal, and local laws and regulations. These laws and regulations relate to matters that include, but are not limited to:

i)

acquisition of seismic data;

ii)

location of wells;

iii)

drilling and casing of wells;

iv)

hydraulic fracturing;

v)

well production;

vi)

spill prevention plans;

vii)

emissions and discharge permitting;

viii)

use, transportation, storage and disposal of fluids and materials incidental to oil and gas operations;

ix)

surface usage and the restoration of properties upon which wells have been drilled;

x)

calculation and disbursement of royalty payments and production taxes;

xi)

plugging and abandoning of wells; and

xii)

transportation of production.

Our operations also are subject to conservation regulations, including the regulation of the size of drilling and spacing units or proration units; the number of wells that may be drilled on the Oil and Gas Lease and the unitization or pooling of oil and gas properties. In the United States, some states allow the forced pooling or integration of tracts to facilitate exploration, while other states rely on voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws generally limit the venting or flaring of natural gas and impose certain requirements regarding the ratable purchase of production. The effect of these regulations is to limit the amounts of oil and gas we can produce from our wells and to limit the number of wells or the locations at which we can drill.

Public policy, which includes laws, rules and regulations, can change.

Our operations are generally subject to federal laws, rules and regulations. In addition, we are also subject to the laws and regulations of various states and local governments. Pursuant to public policy changes, numerous government departments and agencies have issued extensive rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for failure to comply. Changes in such public policy have affected, and at times in the future could affect, our operations. Political developments can restrict production levels, enact price controls, and change environmental protection requirements, and increase taxes, royalties and other amounts payable to governments or governmental agencies. Existing laws and regulations can also require us to incur substantial costs to maintain regulatory compliance. Our operating and other compliance costs could increase further if existing laws and regulations are revised or reinterpreted or if new laws and regulations become applicable to our operations. Although we are unable to predict changes to existing laws and regulations, such changes could significantly affect our profitability, financial condition, and liquidity, particularly changes related to hydraulic fracturing, income taxes and climate change as discussed below.

Hydraulic Fracturing  — The U.S. Congress is currently considering legislation to amend the federal Safe Drinking Water Act to require the disclosure of chemicals used by the oil and natural-gas industry in the hydraulic-fracturing process. Currently, regulation of hydraulic fracturing is primarily conducted at the state level through permitting and other compliance requirements. This legislation, if adopted, could establish an additional level of regulation and permitting at the federal level.

Environmental matters and costs can be significant.

As an operator of oil and gas properties, we are subject to various federal, state, and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on us for the cost of pollution clean-up resulting from our operations in affected areas. Any future environmental costs of fulfilling our commitments to the environment are uncertain and will be governed by several factors, including future changes to regulatory requirements. There is no assurance that changes in or additions to public policy regarding the protection of the environment will not have a significant impact on our operations and profitability.

Insurance does not cover all risks.

Exploration, development, production, and processing of oil and gas can be hazardous and involve unforeseen occurrence including, but not limited to blowouts, cratering, fires, and loss of well control. These occurrences can result in damage to or destruction of wells or production facilities, injury to persons, loss of life, or damage to property or the environment. We do not maintain insurance at this time against losses or liabilities in accordance with customary industry practices. However, insurance against all operational risks is not available to us.

We have generated limited revenues from operations. We have a history of losses and losses are likely to continue in the future.

We have generated limited revenues from operations. Cumulative losses as of August 31, 2013 totaled ($3,892,826). We have incurred significant losses in the past and we will likely continue to incur losses in the future unless our development program proves successful. Even if our development program produces oil and gas, there can be no assurance that we will be able to commercially exploit these resources, or generate sufficient revenues to operate profitably.

We will require additional financing to continue our development operations.

We will require significant working capital to continue our current development program. There can be no assurance that we will be able to secure additional funding to meet our objectives or if we are able to identify funding sources, that the funding will be available on terms acceptable to the Company. Should this occur, we will have to significantly reduce our development programs, which will limit our ability to secure additional equity participation in acquisitions of oil and gas leases or in various joint ventures.

There are no confirmed proven reserves of oil and gas reservoirs on any properties from which we may derive any financial benefit.

Neither the Company nor any independent petroleum geologist has confirmed that our leasehold interests can be commercially developed. In order to carry out additional development and/or exploration programs of any potential oil or gas deposits, we will require substantial additional funding.

We have no history as a company engaged in oil and gas development or exploration.

We have no history of earnings or cash flow from oil and gas operations. If we are able to proceed to production, commercial viability will be affected by factors that are beyond our control such as the particular attributes of the deposit, the fluctuation in the prices of oil and gas,  the cost of construction and operating an oil or gas  well, prices, and refining facilities, the availability of economic sources for energy, government regulations including regulations relating to prices, royalties, restrictions on production, quotas on exploration,  as the costs of protection of the environment.

If our exploration costs are higher than anticipated, then our profitability will be adversely affected.

We are currently proceeding with development and/or exploration of our leasehold interests on the basis of estimated development/exploration costs. If our development/exploration costs are greater than anticipated we may be forced to terminate our operations until such time as we generate additional revenues to fund our operations. Factors that could cause development/exploration costs to increase are adverse weather conditions, difficult terrain, unknown or unexpected results when we re-enter a well, increased government regulation and shortages of qualified personnel.

We face many operating hazards.

The development and operation of an oil or gas well involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. These risks include, among other things, ground fall, flooding, environmental hazards, and the discharge of toxic chemicals, explosions and other accidents. Such occurrences may result in work stoppages, delays in production, increased production costs, damage to or destruction of mines and other producing facilities, injury or loss of life, damage to property, environmental damage, and possible legal liability for such damages.

We do not maintain liability insurance.

We do not maintain liability insurance. As such, if we are found liable for any action, whether intentional or unintentional, we will be required to satisfy the liability with our own funds. Currently we have nominal assets and any monetary award would likely result in the close of our operations. Even assuming a significant increase in our assets and we secure liability insurance, the amount of the coverage may be insufficient to cover to insure against any award. Since the Company may not be able, or may elect not to insure, this may result in a material adverse change in the Company’s financial position. The nature of these risks is such that liabilities may exceed policy limits, in which event the Company would incur substantial uninsured losses.

During our operations we may experience certain unanticipated conditions or unexpected or unusual events may occur, including fires, floods, or earthquakes. It is not always possible to fully insure against such risks and we may decide not to take out insurance against such risks as a result of high premiums or for other reasons. Should such liabilities arise, they may reduce or eliminate any future profitability and may result in a decline in the value of the securities of the Company.

There may be insufficient oil and gas reserves to develop any of our properties and our estimates may be inaccurate.

There is no certainty that any expenditures made in the development/exploration of any properties will result in discoveries of commercially recoverable quantities of oil or gas. Most development/exploration projects do not result in the discovery of commercially extractable deposits of oil or gas and no assurance can be given that any particular level of recovery will in fact be realized or that any identified leasehold interest will ever qualify as a commercially developed. Estimates of reserves, deposits, and production costs can also be affected by such factors as environmental regulations and requirements, weather, unexpected or unknown results when we re-enter a well, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations, and work interruptions.

Short term factors relating to reserves, such as the need for orderly development of the wells may also have an adverse effect on our development/exploration, drilling and on the results of operations. There can be no assurance the production of insignificant amounts of oil can be duplicated in a larger exploration program. Material changes in estimated reserves, development/drilling costs may affect the economic viability of any project.

 We have no proven reserves.

All of our leasehold interests are without known bodies (reserves) of commercial oil or gas. Development of these properties will follow only upon obtaining satisfactory development/exploration results. The long-term profitability of the Company’s operations will be in part directly related to the cost and success of its development/exploration and development programs. Oil and gas development/exploration and development are highly speculative businesses, involving a high degree of risk. Few properties, which are explored, are ultimately developed into producing oil and gas fields. There is no assurance that our development/exploration and development activities will result in any discoveries of commercial quantities of oil and gas. There is also no assurance that, even if commercial quantities of oil or gas are discovered, a well can be brought into commercial production. Production/discovery of oil and gas is dependent upon a number of factors, not the least of which is the technical skill of the development/exploration personnel involved. The commercial viability of a well is also dependent upon a number of factors, many of which are beyond the Company’s control, such as worldwide economy, the price of oil and gas, government regulations, including regulations relating to royalties, allowable production, and environmental protection.

We face fluctuating oil and prices.

The price of oil and gas has experienced significant price movements over short periods of time and is affected by numerous factors beyond our control, including international economic and political trends, expectations of inflation, currency exchange fluctuations (including, the U.S. dollar relative to other currencies) interest rates, global or regional consumption patterns, speculative activities and increases in production due to improved exploration and d production methods. The supply of and demand for oil and gas are affected by various factors, including political events, economic conditions and production costs in major producing regions.

Drilling operations are hazardous, raise environmental concerns and raise insurance risks.

Drilling operations are by their nature subject to a variety of risks, such as, flooding, environmental hazards, the discharge of toxic chemicals and other hazards. Such occurrences may delay development or production, increase production costs, or result in a liability. We may not be able to insure fully or at all against such risks, due to political or other reasons, or we may decide not to take out insurance against such risks as a result of high premiums or other reasons. We intend to conduct our business in a way that safeguards public health and the environment and in compliance with applicable laws and regulations. Environmental hazards may exist on properties in which we hold an interest which are unknown to us and may have been caused by prior owners. Changes to drilling laws and regulations could require additional capital expenditures and increase operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain operations uneconomic.

Our estimates of resources are subject to uncertainty. The cost of employing this technology maybe cost prohibitive or the cost may exceed the benefit.

Under current SEC standards, proved reserves are those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. The term “reasonable certainty” implies a high degree of confidence that the quantities of oil and/or natural gas actually recovered will equal or exceed the estimate. Reasonable certainty can be established using techniques that have been proved effective by actual production from projects in the same reservoir or an analogous reservoir or by other evidence using reliable technology that establishes reasonable certainty. Reliable technology is a grouping of one or more technologies (including computational methods) that have been field-tested and have demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

In order to establish reasonable certainty with respect to our leases, we would have to employ technologies that have been demonstrated to yield results with consistency and repeatability. The technical data used in the estimation of proved reserves include, but are not limited to, electrical logs, radioactivity logs, core analyses, geologic maps and available downhole and production data, seismic data and well test data. Generally, oil and gas reserves are estimated using, as appropriate, one or more of these available methods: production decline curve analysis, analogy to similar reservoirs or volumetric calculations. Reserves attributable to producing wells with sufficient production history are estimated using appropriate decline curves or other performance relationships. Reserves attributable to producing wells with limited production history and for undeveloped locations are estimated using performance from analogous wells in the surrounding area and technical data to assess the reservoir continuity. In some instances, particularly in connection with exploratory discoveries, analogous performance data is not available, requiring us to rely primarily on volumetric calculations to determine reserve quantities. Volumetric calculations are primarily based on data derived from geologic-based seismic interpretation, open-hole logs, and completion flow data.

When using production decline curve analysis or analogy to estimate proved reserves, they would be limited to estimates to the quantities of oil and gas derived through volumetric calculations.

The accuracy of any reserve estimate is a function of the quality of available geological, geophysical, engineering, and economic data, the precision of the engineering and geological interpretation and judgment. The estimates of reserves and future cash flows are based on various assumptions and are inherently imprecise. Even though these estimates may be reasonable and logical, actual future production, cash flows, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from these estimates. Also, the use of a discount factor for reporting purposes may not necessarily represent the most appropriate discount factor, given actual interest rates and risks to which the oil and natural gas industry in general are subject.

If we are unable to obtain all of our required governmental permits, our operations could be negatively impacted.

Our future operations, including exploration and development activities, required permits from various governmental authorities. Such operations are and will be governed by laws and regulations governing prospecting, development,   production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to acquire all required licenses or permits or to maintain continued operations at our properties.

We are subject to numerous environmental and other regulatory requirements.

All phases of drilling and development/exploration operations are subject to governmental regulation including environmental regulation. Environmental legislation is becoming stricter, with increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and heightened responsibility for companies and their officers, directors and employees. There can be no assurance that possible future changes in environmental regulation will not adversely affect our operations. As well, environmental hazards may exist on a property in which we hold an interest that was caused by previous or existing owners or operators of the properties and of which the Company is not aware at present.

Government approvals and permits are required to be maintained in connection with our drilling and development/exploration activities. We will require permits for our operations and there re is no assurance that delays will not occur in connection with obtaining all necessary renewals of such permits for the existing operations or additional permits for any possible future changes to the Company’s operations, including any proposed capital improvement programs. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions there under, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in drilling operations may be required to compensate those suffering loss or damage by reason of our activities and may be liable for civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permitting requirements, or more stringent application of existing laws, may have a material adverse impact on the Company resulting in increased capital expenditures or production costs, reduced levels of production at producing properties or abandonment or delays in development of properties.

There is no assurance that there will not be title or boundary disputes.

Although we have investigated the right to explore and exploit our properties and obtained records from government offices, this should not be construed as a guarantee of title. Other parties may dispute the title to any of our properties or that any property may be subject to prior unregistered agreements and transfers. The title may be affected by undetected encumbrances or defects or governmental actions.

Local infrastructure may impact our development/exploration activities and results of operations.

Our activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges and power and water supplies are important determinants that affect capital and operating costs. Unusual or infrequent weather phenomena sabotage or government or other interference in the maintenance or provision of such infrastructure could adversely affect the activities and profitability of the Company.

There may be challenges to our title in our properties.

While we intend to conduct our own due diligence prior to committing significant funds to any project,  oil and gas properties may be subject to prior unregistered agreements, transfers or claims and title may be affected by undetected defects. Should this occur, we face significant delays, costs and the possible loss of any investments or commitment of capital.

Because of the speculative nature of completing development programs and drilling for oil and gas, there are significant risks that our business will fail.

Oil and gas development/exploration is extremely risky. We cannot provide any assurances that our activities will result in commercially exploitable reserves of oil and gas. Development/exploration for oil and gas is a speculative venture necessarily involving substantial risk. Any expenditure that we make may not result in the discovery of commercially exploitable reserves.

The market for oil and gas is volatile. This will have a direct impact on the Company’s revenues (if any) and profits (if any) and will probably have an adverse effect on our ongoing operations.

The price of both oil and gas has fluctuated significantly over the past few years. This has contributed to the renewed interest in oil and gas exploration. However, in the event that the price of either oil or gas falls, the interest in exploratory ventures may decline and the value of the Company’s business could be adversely affected.

Government regulation or changes in such regulation may adversely affect the Company’s business.

The Company intends to engage experts to assist it with respect to its operations. The Company deals with various regulatory and governmental agencies and the rules and regulations of such agencies. No assurances can be given that it will be successful in its efforts or dealings with these agencies. Further, in order for the Company to operate and grow its business, it needs to continually conform to the laws, rules, and regulations of such jurisdiction. It is possible that the legal and regulatory environment pertaining  to the development/exploration and development of oil and gas properties will change. Uncertainty and new regulations and rules could increase the Company’s cost of doing business or prevent it from conducting its business.

We are in competition with companies that are larger, more established and better capitalized than we are.

Many of our potential competitors have:

•

greater financial and technical resources;

•

longer operating histories and greater experience in oil and gas

We may not be able to generate revenue sufficient to maintain operations.

To date, we have generated limited revenue. We have incurred significant losses since inception and there can be no assurance that we will be able to reverse this trend. Even if we are able to successfully identify commercially exploitable oil and gas reserves, there is no assurance that we will have sufficient financing to exploit these reserves, generate revenues, or find a willing buyer for the properties.

We have no proven reserves, extremely limited operations and no operating revenues.

We currently have no revenues from operations and no proven reserves. Reserves, by definition, contain mineral deposits in a quantity and in a form from which oil and gas may be economically and legally extracted or produced. We have not established that either oil or gas exists in any quantity in the property, which is the focus of our exploration efforts, and unless or until we do so, we will have nominal revenues.

Development/Exploration for economic deposits of oil and gas is speculative.

Our business is very speculative since there is generally no way to recover any of the funds expended on development/exploration unless the existence of commercially exploitable reserves are established and the Company can exploit those reserves by either commencing drilling operations, selling or leasing its interest in the property, or entering into a joint venture with a larger e company that can further develop the property. Unless we can establish and exploit reserves before our funds are exhausted, we will have to discontinue operations, which could make our stock valueless.

Our operations are subject to environmental risks.

Our operations are subject to strict environmental rules and regulations. There can be no assurance that we will be able to comply with these rules. Environmental legislation is evolving in some jurisdictions in a manner, which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our projects

The oil and gas industry is highly competitive and the success and future growth of our business depend upon our ability to remain competitive in identifying and developing properties with sufficient reserves for economic exploitation.

The oil and gas industry is highly competitive and fragmented with limited barriers to entry, especially at the exploratory stages. We compete in national, regional, and local markets with large multi-national corporations and against start-up operators hoping to identify an oil or gas property. Some of our competitors have significantly greater financial resources than we do. This puts us at a competitive disadvantage if we choose to further exploit development opportunities.

The loss of key members of our senior management team could adversely affect the execution of our business strategy and our financial results.

We believe that the successful execution of our business strategy and our ability to move beyond the exploratory stages depends on the continued employment of key members of our senior management team. If any members of our senior management team become unable or unwilling to continue in their present positions, our financial results and our business could be materially adversely affected.

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues.

Our organization is subject to extensive and complex, federal and state laws and regulations. If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions or cease and desist orders.

We will hire third party companies to undertake our development programs.

We will have to hire employees or retain independent companies to oversee or perform our development operations. We currently do not have sufficient funds for either. As such, even with exploitable deposits of oil or gas, we may not be able to develop our leasehold interests.

Risks Related to Our Stockholders and Shares of Common Stock

We have a large number of authorized but unissued shares of our common stock.

We have a large number of authorized but unissued shares of common stock, which our management may issue without further stockholder approval, thereby causing dilution of your holdings of our common stock. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and in other transactions, without obtaining stockholder approval, unless stockholder approval is required. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future, your ownership position would be diluted without your further ability to vote on that transaction.

Shares of our common stock may continue to be subject to price volatility and illiquidity because our shares may continue to be thinly traded and may never become eligible for trading on a national securities exchange.

While we may at some point be able to meet the requirements necessary for our common stock to be listed on a national securities exchange, we cannot assure you that we will ever achieve a listing of our common stock on a national securities exchange. Our shares are currently only eligible for quotation on the OTCQB, which is not an exchange. Initial listing on a national securities exchange is subject to a variety of requirements, including minimum trading price and minimum public “float” requirements, and could also be affected by the general skepticism of such markets concerning companies that are the result of mergers with inactive publicly-held companies. There are also continuing eligibility requirements for companies listed on public trading markets. If we are unable to satisfy the initial or continuing eligibility requirements of any such market, then our stock may not be listed or could be delisted. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all of your investments.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of emerging growth companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

i. changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;
ii. fluctuations in stock market prices and volumes, particularly among securities of emerging growth companies;
iii. changes in market valuations of similar companies;
iv. announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;
v. variations in our quarterly operating results;
vi. fluctuations in related commodities prices; and
vii. additions or departures of key personnel.

As a result, the value of your investment in us may fluctuate.

Investors should not look to dividends as a source of income.

In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future. Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

Our common stock may be subject to penny stock regulations, which may make it difficult for investors to sell their stock.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules; deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our common stock becomes subject to the penny stock rules, holders of our shares may have difficulty selling those shares.

We have never paid dividends on our common stock.

We have never paid cash dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of cash dividends will be re-invested into the Company to further our business strategy.

We expect to issue more shares in an equity financing, which will result in substantial dilution..

Our Articles of Incorporation authorize the Company to issue 5,000,000,000 shares of common stock. Any equity financing effected by the Company may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, our common stock issued in any equity financing transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by Selling Stockholder. However, the Company anticipates receiving up to $15,000,000 gross proceeds pursuant to the equity line of credit with AGS. The maximum amount we can receive is dependent on the liquidity and price of our common stock, and could be less than $15,000,000. The likelihood of receiving the full amount, based on the market price of our common stock over the last quarter, is very low to nil. The liquidity of the common stock needs to be higher as well as the price of the common stock. The Company may have to restructure the common stock through a common stock reverse split to meet its minimum Exercise Market Price of $0.50 per share of common stock. We choose an equity line of $15,000,000 as we require large sums of financing for our staged growth which will be obtained either through debt financing or equity financing. After a restructure, the likelihood of accessing full amount of $15,000,000 over the next three years would be greatly improved. If the Company receives $15,000,000, we expect to disburse the proceeds from this offering in the amounts set forth below:

Offering Proceeds:	$ 15,000,000	$ 10,000,000	$ 5,000,000

Selling Costs - 5%	$ 750,000	$ 500,000	$ 250,000

Acquisitions:	$ 12,500,000	$ 8,500,000	$ 4,250,000

Working Capital	$ 1,250,000	$ 850,000	$ 425,000

General Corporate Purposes:	$ 500,000	$ 150,000	$ 75,000

Totals	$15,000,000	$ 10,000,000	$ 5,000,000

DETERMINATION OF OFFERING PRICE

The Selling Stockholder may sell their shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of shares by the Selling Stockholder.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net Book Value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of Xun’s issued and outstanding stock.

As of February 4, 2014, we had 1,551,703,889 shares of common stock outstanding. Our net tangible book value as of November 30, 2013 was ($1,401,286).  Based upon those figures, our net tangible book value per share was ($0.00090306) and after giving effect to the purchase by AGS of all 33,333,334 shares being offered, and in effect Xun receives the maximum estimated proceeds, our net book value per share would be $0.38455835 which represents an immediate dilution to an investor of $0.06544165 per share.

The following table illustrates the dilution of the net book value of common stock purchased by AGS in this offering of 33,333,334 shares compared with those existing shareholders who purchased shares of Xun previously.

Percent of Offering Sold	100%	75%	50%	25%

Net Tangible Book Value Per Share Prior to Sale	-$0.00090306	-$0.00090306	-$0.00090306	-$0.00090306

Pro Forma Net Tangible Book Value Per Share After Sale	$ 0.38455835	$ 0.37054549	$ 0.34251977	$ 0.25844261

Increase in Net Book Value Per Share Due to Sale	$ 0.38546141	$ 0.37144855	$ 0.34342283	$ 0.25934567

Net Dilution (Purchase Price of $0.45 Less Pro Forma Net Tangible Book Value Per Share)	$ 0.06544165	$ 0.07945451	$ 0.10748023	$ 0.19155739

SELLING STOCKHOLDER

Reserve Equity Financing Agreement.

On July 11, 2013, amended on November 27, 2013, we entered into the Drawdown Agreement and a registration rights agreement (collectively, the “Agreements”) with AGS. In accordance with the Agreements, AGS has committed, subject to certain conditions, to purchase up to fifteen million dollars ($15,000,000) of the Company's common stock over a term of up to three years. AGS and any participating broker-dealers are “underwriters” within the meaning of the Securities Act. Although the Company is not mandated to sell shares under the Agreements, the Agreements give the Company the option to sell to AGS shares of common stock at a per share purchase price equal to 90% of the average of the three lowest closing bid prices during the ten consecutive trading days immediately following the Company's delivery of a Notice. Pursuant to the Drawdown Agreement, the Company may not sell any Put Shares to the Selling Stockholder unless the Exercise Market Price of the Company’s common stock is at least $0.50. The purchase price is based off of the Pricing Market Price, less a 10% discount, and not the minimum Exercise Market Price. At its option, the Company may set a safety net price under which AGS will not purchase the shares which were the subject of the Notice.

AGS is not required to purchase the shares, unless the shares which are subject to the Notice have been registered for resale and are freely tradable in accordance with the federal securities laws, including the Securities Act. The Company is obligated to file with the SEC a registration statement on Form S-1, of which this prospectus forms a part, and to use all commercially reasonable efforts to have such registration statement declared effective by the SEC.

During the ten consecutive trading days following a Notice, we will calculate the amount of shares we will sell to AGS and the purchase price per share. The amount may not equal the full amount of the Notice due to market conditions and/or the floor provisions in the Drawdown Agreement. The purchase price per share of common stock will be based on the average of the three lowest closing bid prices of our common stock during the ten consecutive trading days immediately following the drawdown date, less a discount of 10%. AGS' obligations under the Drawdown Agreement are not transferrable.

The value of stock issued in each advance must exceed $3,000 if the stock is not DWAC eligible and cannot be sent electronically in order for the Advance to be accepted by the Investor. The maximum amount we can request at any one time is the larger of:

• $250,000; or
• 200% of the average daily volume based on the trailing ten days preceding the date of delivery of a Notice.

Allen Silberstein is a natural person and the Chief Executive Officer of AGS who exercises the voting and dispositive powers with respect to the shares to be offered by the Company. Allen Silberstein has had no other material relationship with the Company and has owned no securities of the Company prior to the offering.

Please note that the parties have agreed to $15,000,000 as the amount of the equity line of credit. Although the parties believe it is unlikely that the full amount of the proceeds available under equity line of credit will be used at the current stock price, the parties believe that with the proper use of the funds, the price of the stock will increase and we will be able to use the whole equity line of credit.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Stockholder in connection with the sale of such shares.

Except as indicated below, neither the Selling Stockholder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Stockholder, the number of shares of common stock beneficially owned by the Selling Stockholder as of the date hereof and the number of shares of common stock being offered by the Selling Stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholder may offer all or part of the shares for resale from time to time. However, the Selling Stockholder is under no obligation to sell all or any portion of such shares. All information with respect to share ownership has been furnished by the Selling Stockholder. The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered herein.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered(1)	Amount Beneficially Owned After Offering(2)	Percent Beneficially Owned After Offering

AGS Capital Group, LLC (3)	4,081,633	37,414,967(3)	0(4)	0%

(1)

The number assumes that the Selling Stockholder purchases the maximum amount of registrable Put Shares in this registration statement.

(2)

The number assumes the Selling Stockholder sells all of the common shares being offering pursuant to this prospectus.

(3)

AGS Capital Group, LLC is a limited liability company organized and exiting under the laws of the State of Nevada. Allen Silberstein is the Chief Executive Officer of AGS Capital Group, LLC and, acting alone, has voting and dispositive power over the shares beneficially owned by AGS Capital Group, LLC.

(4)

Assumes that the commitment fee deposit of 4,081,633 shares is fully refunded to the Company. Such refund may occur because the Company has the right, at any time prior to expiration or cancellation of the Drawdown Agreement, to redeem any commitment shares then in the Selling Stockholder’s possession for an amount payable by the Company to the Selling Stockholder in cash equal to Forty Thousand Dollars ($40,000), less any net cash proceeds received by the Selling Stockholder from any previous sales of commitment shares.  Upon Selling Stockholder’s receipt of such cash payment, the Selling Stockholder shall return any then remaining commitment shares in its possession back to the Company. The above assumes such return shall be the full 4,081,633 shares.

The following table ignores (i) the five percent (5%) cap on the number of shares that can be held by the Selling Stockholder pursuant to the Drawdown Agreement and (ii) the fact that the Company will not sell any Put Shares to the Selling Stockholder unless the Exercise Market Price of the Company’s common stock is at least $0.50.

Disclosure showing shares issuable if market stock price drops 25%, 50% and 75%

Drawdown Amount	$15,000,000

Percentage to Minimum Purchase Price $0.45	100%	75%	50%	25%

Gross Pricing Market Price, Average of 3 lowest closing bid prices	$0.50	$0.38	$0.25	$0.13

Stock Purchase Price, net of 10% Discount	$0.45	$0.34	$0.23	$0.11

Shares to be issued	33,333,334	0	0	0

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 37,414,967 shares of our common stock by the Selling Stockholder, including (i) up to 33,333,334 Put Shares that we may put to AGS, pursuant to the Drawdown Agreement, and (ii) 4,081,633 commitment shares of our common stock we paid to AGS as a fee for providing the facility.

The Selling Stockholder and any of its pledgees, donees, assignees and other successors-in-interest may, from time to time sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

•

facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•

through the writing of options on the shares

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The Selling Stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Stockholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Stockholder. The Selling Stockholder and any broker-dealers or agents, upon completing the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares. The Selling Stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The Selling Stockholder has not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The Selling Stockholder may pledge its shares to its brokers under the margin provisions of customer agreements. If the Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The Selling Stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholder or any other such person. The Selling Stockholder is not permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

AGS, the underwriter herein, may offer for sale up to 37,414,967 shares of our common stock which it will originally acquire pursuant to the terms of the Drawdown Agreement. AGS will be offering such shares for its own account. We do not know for certain how or when AGS will choose to sell its shares of common stock. However, it can sell such shares at any time or through any manner set forth in this plan of distribution, at such time as we have "put" the shares to them. We may request AGS to purchase shares by delivering a Notice to AGS. A Notice may not be sent until the drawdown on the prior Notice is completed.

To permit AGS to resell the shares of common stock issued to it and the 4,081,633 Commitment Shares, we agreed to file a registration statement, of which this prospectus is a part, and all necessary amendments and supplements with the SEC for the purpose of registering and maintaining the registration of the shares and the 4,081,633 Commitment Shares. We will bear all costs relating to the registration of the common stock offered by this prospectus. We will keep the registration statement effective until the earlier of (i) the date after which all of the shares of common stock held by AGS that are covered by the registration statement have been sold by AGS pursuant to such registration statement and (ii) the first day of the month next following the 36-month anniversary of the date the registration statement, to which this prospectus is made a part, is declared effective by the SEC.

BUSINESS

Definitions

There are numerous abbreviations of general use in the Oil and Gas Industry, as well as those used by the Company. Following is a glossary of abbreviations used throughout this report.

Abbreviations:

Abbreviation	Definition

“BBL”	Barrel, 42 US gallons
“BOPD”	Barrels of Oil Production per Day
“BOPM”	Barrels of Oil Per Month
“D&A”	Dry and Abandoned
“DG”	Domestic Gas
“GAS”	Gas Producer or natural gas
“HKO”	Highest known oil
“LKH”	Lowest known hydrocarbons
“LOC”	Location (new permit issued or insufficient data)
“MCF”	One Thousand Cubic Feet
“MCFGPD”	Thousand Cubic Feet Of Gas Per Day
“MCFPD”	One Thousand Cubic Feet of Gas Per Day
"MMbd"	One million Barrels Per Day
“MMBtu”	One million (1,000,000) British thermal units
“MMCFD”	One Million Cubic Feet of Gas Per Day
“NRI”	Net Revenue Interest or Net Royalty Interest
“NUX”	Nux Holdings of Kentucky, Inc.
“OIL”	Oil Producer or crude oil
“ORRI”	Overriding Royalty Interest
"PSA"	Purchase and Sales Agreement
"REF"	Reserve Equity Financing
"REFA"	Reserve Equity Financing Agreement
“SEC”	The United States Securities and Exchange Commission.
“TCF”	Trillion cubic feet
“TRM”	Terminated (permit expired or cancelled)
“WI”	Working Interest
“XNRG”	Xun Energy, Inc.
“XUN OIL-KY”	Xun Oil of Kentucky, Inc., part of Oil and Gas Division of Xun Energy, Inc.
“XUN OIL-FL”	Xun Oil Corporation, part of Oil and Gas Division of Xun Energy, Inc

Oil and Gas Glossary of Terms and Definitions

We are providing you with the following glossary of terms to assist you in your understanding of the oil and gas industry.

Term	Definition
ASSIGNMENT

In oil and gas usage, assignment is a transfer of a property or an interest in an oil or gas property; most commonly, the transfer of an oil or gas lease. The assignor does the transferring and the assignee receives the interest of property.

CRUDE OIL PRODUCTION

Pressure from the reservoir forces the hydrocarbons (crude oil) from the pores in the formation, and moves them to the wellbore. A downhole pump connected by sucker rod to a pump jack artificially lifts the crude oil from the bottom of the wellbore to the top of the wellhead and into a collection tank.

DEVELOPMENT - OFFSET DRILLING

Offset drilling program consists of drilling new wells within a proven and producing property. Well locations are selected by geologists based on known and historical data from producing oil and gas wells within the property or adjoining properties.

DOWN HOLE PUMP OR BOTTOM HOLE PUMP	Any of the rod pumps, high-pressure liquid pumps, or centrifugal pumps located at or near the bottom of the well and used to lift the well fluids.
22
DRILLING RIG

A drilling rig is a machine, which creates holes (usually called boreholes) and/or shafts in the ground. Drilling rigs can be massive structures housing equipment used to drill oil wells, or natural gas extraction wells.

FARMIN AGREEMENT

An agreement between operators whereby the owner (farmer) not wanting to drill a property agrees to assign all or part to the operator (farmee) desiring to drill; farmee assumes the obligation to drill one or more wells on the property to earn the assignment.

FRACTURING	The pumping of crude oil, diesel, water, or chemical into a reservoir with such force that the reservoir rock is broken and results in greater flow of oil or gas from the reservoir.

GAS WELL	A well that produces natural gas, which is not associated with crude oil.

LANDMAN	The individual who negotiates oil and gas leases with mineral owners, cures title defects, and negotiates with other companies on agreements concerning the lease.

LANDOWNER	The person who generally owns all or part of the minerals under his lands and is entitled to lease the same.

LEASE

(1) A legal instrument executed by a mineral owner granting exclusive right to another to explore, drill, and produce oil and gas from a piece of land; (2) Used in conjunction with the actual location of a well(s) or unit.

LEASEHOLD	An Oil and Gas property that is leased from the land owner for a royalty based on production of oil and gas from the property as developed by the leasee.

LESSEE	The person who receives the lease, sometimes called the tenant.

LESSOR	The person giving the lease, sometimes called grantor or landlord.

NET REVENUE INTEREST	The share of revenue, expressed in fractions or decimals, accruing to the working interest after deducting all lease burdens (royalty, overriding royalty, or similar burden).

OFFSET WELL

(1) A well drilled on the next location to the original well. The distance from the first well to the offset well depends upon spacing regulations and whether the original well produces oil or gas. (2) A well drilled on one tract of land to prevent the Drainage of oil or gas to an adjoining tract where a well is being drilled or is already producing.

OIL & GAS LEASE

A contract between mineral owner, otherwise known as the lessor and a company or working interest owner, otherwise known as the lessee in which the lessor grants the lessee the right to explore, drill and produce oil, gas and other minerals for a specified primary term and as long thereafter as oil, gas or other minerals are being produced in paying quantities. This lease gives the lessee a working interest. The oil and gas lease is granted in exchange for royalty payments to the lessor. It is simply a "ticket to hunt".

OIL WELL	A well that produces crude oil, which is not associated with natural gas.

OPERATOR

Company which operates an Oil and Gas Lease, either on its own behalf, or, if a member of a consortium, on behalf of Lessee’s. Takes primary responsibility for day-to-day operations for an activity (exploration, development, or production) on the Oil and Gas Lease.

OVERRIDE ROYALTY

An overriding royalty interest can be assigned from a working interest owner to a person. An overriding royalty interest may also be generated by someone who has leased a person’s minerals and then assigns their leasehold to a working interest owner and retains an override. Neither a royalty nor overriding royalty interest owner pays any well costs associated with the drilling, recompletion or workover of a well. They also do not pay any of the monthly operating expenses associated with a well. Like mineral and royalty owners, the owner of overriding royalty interests receives a portion of the income from the production of oil and gas. The main difference is that the owner of an overriding royalty does not own the minerals under the ground, only proceeds from the production of minerals. Once the lease has expired and production has ceased, the overriding royalty interest expires. Conversely, the owners of minerals and royalties maintain their ownership after production ceases.

23
PLUG

To fill a well’s borehole with cement or other impervious material to prevent the flow of water, gas or oil from one strata to another when a well is abandoned; to screw a metal plug into a pipeline to shut off drainage or to divert the stream of oil to a connecting line to stop the flow of oil or gas.

PLUGGING A WELL

To fill up the borehole of an abandoned well with mud and cement to prevent the flow of water or oil from one strata to another or to the surface. In the industry’s early years, wells were often improperly plugged or left open. Modern practice requires that an abandoned well be properly and securely plugged.

PROPERTY	Land covered by the Oil and Gas Lease.

PRODUCTION	The process of extracting crude oil or natural gas from the underground formations to the surface via natural reservoir pressures or by artificial lift.

PROVED DEVELOPED RESERVES

Proved reserves that can be expected to be recovered (i) through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well, and (ii) through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

PROVED RESERVES

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible - from a given date forward from known reservoirs, and under existing economic conditions, operating methods, and government regulations – prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. (i) The area of the reservoir considered as proved includes: (A) The area identified by drilling and limited by fluid contacts, if any, and (B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data. (ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty. (iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty. (iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when: (A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (B) The project has been approved for development by all necessary parties and entities, including government entities.

PROVED UNDEVELOPED RESERVES

Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. (i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic productbility at greater distances. (ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time. (iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

24
PUMPER	An employee of an operator who is responsible for gauging the oil and gas sold off the leases he has been assigned and who is also responsible for maintaining and reporting the daily production.

PUMP JACK

A pump jack (nodding donkey, pumping unit, horsehead pump, beam pump, sucker rod pump (SRP), grasshopper pump, thirsty bird, jack pump) is the over ground drive for a reciprocating piston pump in an oil well. It is used to mechanically lift liquid out of the well if there is not enough bottom hole pressure for the liquid to flow all the way to the surface.

RESERVOIR

A subsurface, porous, permeable or naturally fractured rock body in which oil or gas are stored. Most reservoir rocks are limestones, dolomites, sandstones, or a combination of these. The four basic types of hydrocarbon reservoirs are oil, volatile oil, dry gas, and gas condensate. An oil reservoir generally contains three fluids—gas, oil, and water—with oil the dominant product. In the typical oil reservoir, these fluids become vertically segregated because of their different densities. Gas, the lightest, occupies the upper part of the reservoir rocks; water, the lower part; and oil, the intermediate section. In addition to its occurrence as a cap or in solution, gas may accumulate independently of the oil; if so, the reservoir is called a gas reservoir. Associated with the gas, in most instances, are salt water and some oil. Volatile oil reservoirs are exceptional in that during early production, they are mostly productive of light oil plus gas, but, as depletion occurs, production can become almost totally completely gas. Volatile oils are usually good candidates for pressure maintenance, which can result in increased reserves. In the typical dry gas reservoir, natural gas exists only as a gas and production is only gas plus fresh water that condenses from the flow stream reservoir. In a gas condensate reservoir, the hydrocarbons may exist as a gas, but, when brought to the surface, some of the heavier hydrocarbons condense and become a liquid.

ROD (SUCKER ROD)	Steel rods that are screwed together to form a “string” that connects the pump inside a well’s tubing down hole to the pump jack on the surface; pumping rods.

ROYALTY

A percentage interest in the value of production from a lease that is retained and paid to the mineral rights owner. The share of the production or proceeds therefrom reserved to the lessor under the terms of the mineral lease. Normally, royalty interests are free of all costs of production (as distinguished from costs of marketing) except production taxes, and is established in the lease by reserving a royalty, which is usually, expressed fractionally (i.e. 1/8).

SERVICE RIG

A service rig is a piece of equipment, which is used for servicing wells such as oil and gas wells. Service rigs are not intended for drilling, but for the completion of other tasks related to operating oil and gas wells. Some companies, which operate wells, maintain their own service rigs, while others prefer to rent them because they can be very expensive. Specialty crews run service rigs when they are needed for routine maintenance and emergencies.

SWAB

A tool, which is lowered down the pipe on a wire line. The "swab" is then pulled out of the hole. As it travels up the pipe, rubber elements expand so that the fluid in the pipe is trapped above the swab and pushed to the surface. This operation is necessary when the formation pressure is not high enough to blow the fluids in the pipe to the surface.

TOP HEAD LEASE	A lease acquired while a mineral lease to the same property is still in effect. The top head lease (held by a different company) replaces the existing lease when it expires or is terminated.

TUBING	Relatively small-diameter pipe that is run into a well to serve as a conduit for the passage of oil and gas to the surface.

WELLBORE	The hole drilled by the bit that is equipped for oil or gas production on a completed well. Also called Well or Borehole.

WELLHEAD	The equipment at the surface of a well used to control the pressure; the point at which the hydrocarbons and water exit the ground

WELL LOCATION

Well Location is defined as a circle having a radius of the well bore centre, to a depth as allowed in the Master Lease. Does not include rights to minerals beyond the circle of the radius of the well bore centre.

25
WILDCAT WELL	An exploration well that is drilled to an unproven reservoir from which no oil or gas has been produced in the nearby area. A "rank" wildcat is drilled in an area distant from previous drilling.

WORKING INTEREST

The right granted to the lessee of a property to explore for and to produce and own oil, gas, or other minerals. The working interest owners bear the exploration, development, and operating costs on a cash, penalty, or carried basis.

WORKOVER

(1) Operations on a producing well to restore or increase production. A workover may be performed to stimulate the well, remove sand, or wax from the wellbore, to mechanically repair the well, or for other reasons.

(2)  The performance of one or more of a variety of remedial operations on a producing oil well to try to increase production. Examples of workover jobs are deepening, plugging back, pulling resetting liners, and squeeze cementing.

General

The Company is engaged primarily in the acquisition of producing or near producing oil and gas properties and the development of these oil and gas properties. The Company acquired oil and gas properties that allow it to drill and complete 30 oil and gas wells with an option to acquire an additional 15 oil and gas well locations for drilling and completion in Venango County, Pennsylvania. There is no assurance that we will be successful in raising the necessary funds to drill and complete one or more of the 30 oil and gas well locations; there are no assurances that if we are successful in raising the necessary funds to drill and complete one or more of the 30 oil and gas well locations that they will produce oil and gas. There are no assurances that should oil and gas will be produced from one or more of the 30 oil and gas well locations, that the Company will be profitable.

The Company plans to acquire additional producing or near producing oil and gas properties that will provide cash flow and an upside for future development. Such activities are concentrated in North America onshore, primarily in the United States. We are currently scouting and evaluating properties in Texas, Oklahoma, Pennsylvania, Kansas and in Canada. There is no assurance that we will be successful in raising the necessary funds to acquire any of producing oil and gas properties.

We were incorporated on December 20, 2007 in the State of Nevada. We are a development stage company, and to date have earned limited revenue.

Our focus is to generate cash flow.

On August 31, 2012 the Company entered into an Oil and Gas Well Location Agreement with Vencedor Energy Partners (Assignor). The agreement allows the Company to drill 30 offset oil and gas wells on 3 producing oil and gas leases in Venango County, Pennsylvania.

The Company paid $585,000 in the form of 11,700,000 shares of common stock (Shares) of the Company for the rights.

The Company will have 100% working interest in the wells and Net Revenue Interest as follows:

Lease Name	Net Revenue Interest Breakdown
Rice	Master Lease Lessor - 12.5% Royalty, Master Lease Lessee 2.5% Override royalty interest, Assignor - 2.5% Override royalty interest; and the Company - 82.5% royalty interest;

Lalley	Master Lease Lessor - 12.5% Royalty, Master Lease Lessee 2.5% Override royalty interest, Assignor - 2.5% Override royalty interest; and the Company - 82.5% royalty interest; and

Corse	Master Lease Lessor - 15.0% Royalty, Master Lease Lessee 2.5% Override royalty interest, Assignor - 2.5% Override royalty interest; and the Company - 80.0% royalty interest.

The Agreement allows the Company to have the exclusive right to explore, operate, produce all naturally-occurring oil, gas, casing-head gas or gasoline, gas condensate and/or all other liquid or gaseous hydrocarbons and other marketable or non-marketable substances produced (Oil and Gas) from Oil and Gas deposits contained within and under the well location and any and all other rights and privileges necessary, incident to, or convenient for the economical operation of the well location and other lands for the production of Oil and Gas to the Company. A well location is defined as a circle having a radius of l50 feet with the well, to a depth as allowed in the Master Lease, at the center thereof.

The Company owns the rights and may select up to 30 well locations from the following:

Lease Name	Locations	Rights
Rice	Up to 10

One well per location, to a depth from the surface through the Speechley sands which depth is approximately 2,200 feet on the Premises alone for producing oil and gas by any means, and all rights necessary convenient and incident thereto, granted pursuant to the Master Rice Lease.

Lalley	Up to 8

One well per location, to a depth from the surface through the Speechley sands which depth is approximately 2,200 feet on the Premises alone for producing oil and gas by any means, and all rights necessary convenient and incident thereto, granted pursuant to the Master Lalley Lease.

Corse	Up to 15

One well per location, to a depth from the surface through the Speechley sands which depth is approximately 2,000 feet on the Premises alone for producing oil and gas by any means, and all rights necessary convenient and incident thereto, granted pursuant to the Master Corse Lease.

If Company does not begin or provide proof of funds or funding for the first well on or before January 31, 2013, subject to our operator, Vencedor Energy Partners, obtaining the necessary permits to allow the Company to commence drilling and completions operations, and does not begin or provide proof of funds or funding for 3 more wells on or before March 31, 2013, then the Company will have forfeited its rights and the Agreement shall terminate and unwind and the Assignor agrees to return the Shares (11,700,000) to the Company.

After completing 8 wells and if Company does not complete any of the remaining 22 well drilling provision set forth in the Agreement within the 2 years from the date of the execution of the Agreement, then the Company will forfeit its rights to the well locations not completed. The Company will retain its rights for the well locations completed and will retain an Override Royalty of Seven and one half per cent (7.5%) on the well locations forfeited.

The Company has 2 years from the date of execution of the Agreement to complete the drilling of the 30 well locations and has the option to acquire an additional 15 well locations for the same terms and conditions of the Agreement after the first 30 wells locations have been completed.

The Company will provide funding in groups of 4 to 6 wells to optimize economies of scale, with the exception of the first 4 wells which can be funded on an individual basis.

The Company agreed, the Participation and Operating Agreement (the "POA"), to have Assignor the designated Operator (the "Operator") of the Oil and Gas Well Locations which includes all the responsibilities as a designated operator in the State of Pennsylvania which includes the duties of managing and supervising the drilling and completions of the Oil and Gas Locations.

On December 18, 2012, pursuant to the POA, the Operator invoiced the Company $835,000 for the drilling and completion of five oil wells on the Rice lease. The Company has recorded the transaction capitalizing the drilling and completions as work in progress. The liability is included in the Company's Accounts Payable.

On January 29, 2013, pursuant to a letter agreement between the Company and the Assignor, the Company acknowledged and agreed to the notice of the delay of the permits up to 4 weeks beyond January 31, 2013.

On March 18, 2013, pursuant to a letter agreement, Amendment #3, between the Company and the Assignor, both the Company and the Assignor agreed to delete Section 4a (financing conditions) of the Oil and Gas Well Location Assignment dated August 31, 2012 between Xun Energy, Inc. and Vencedor Energy Partners.

On March 28, 2013, our Operator commenced site preparation on the Rice Lease, well numbers 3, 5, 6, 14 and 15.

By May 31, 2013, our Operator had completed the road entrance to the Rice lease and the drilling pad for Rice Lease well number #5.

On August 26, 2013, the Company's operator, Vencedor Energy Partners (VEP), completed the drilling, casing and cementing of our first oil well of the 30 well drilling program. Rice oil well number 15 was drilled to the Target Depth of 1,050' on the Rice lease, in Venango County, PA. Samples were taken during the drilling program for analysis. Petroleum odors were emitted at the 720', 745', and 915' levels of the wellbore, indicating oil presence at these depths.  The review of the drill cuttings (samples) from the Rice #15 supported the need for a wire line log to be conducted on the well. VEP's geologist confirmed that the samples taken on August 26, 2013 revealed a well formed zone in the Venango 2 and also potential lenses in the Venango 1 and Red Valley sequence. Oil saturation is estimated at 30-35% for the Venango sequence with a strong show in the Red Valley sequence. The log will provide enough details to determine other key factors in determining whether or not the oil well should be put into production.

On September 16, 2013 the Company's operator, Vencedor Energy Partners (VEP), completed the nuclear wire line log on Rice #15 on the Rise Lease, in Venango County, PA. Verbal reports from the logging crew and staff on site were very positive when the logging tool pulled out of the well bore was covered with crude oil.

On September 25, 2013 the Company's operator, Vencedor Energy Partners (VEP), reported the analysis of the wire-line log on Rice #15 on the Rise Lease, Venango County, PA. VEP reported the following:

1.

The Venango-First has two separated lenses, one is about 6 feet, 762'-766', and another 9 foot section, 788'-797', and both have decent porosity. The sand thickness has developed at this location along with its oil saturations. The upper and lower lenses both have a fair to good oil show.

2.

The Venango-Second has 16 feet of formation on the bottom lens, 916'-932', with good porosity and saturation and another 4 feet above it, 908'-912' that's producible with lesser values. The porosity on the lower lens has a fair to excellent show of oil with a poorer oil show in the upper lens portion.

3. VEP recommended the balance of the infrastructure on the Rice Lease be completed first. After the infrastructure is installed, then Rice #15 well should be completed for production.

The Industry

Background:  Oil and Gas industry:

The oil and gas businesses are fundamentally commodity businesses. This means the Company’s operations and earnings may be significantly affected by changes in oil and gas prices. Oil and gas prices and margins in turn depend on local, regional, and global events or conditions that affect supply and demand for the relevant commodity. Commodity prices are subject to significant price fluctuations.

Economic conditions

The demand for energy and petrochemicals correlates closely with general economic growth rates. The occurrence of recessions or other periods of low or negative economic growth will typically have a direct adverse impact on our results. Other factors that affect general economic conditions in the world or in a major region, such as changes in population growth rates or periods of civil unrest, also impact the demand for energy and petrochemicals. Economic conditions that impair the functioning of financial markets and institutions also pose risks to the Company, including risks to the safety of our financial assets and to the ability of our customers to fulfill their commitments to the Company.

Operational Hazards and Insurance

Our operations are subject to the usual hazards incident to the drilling and production of oil and gas, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires and pollution and other environmental risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage and suspension of operation. In addition, the presence of unanticipated pressures or irregularities in formations, miscalculations, or accidents may cause our drilling activities to be unsuccessful and result in a total loss of our investment. We do not maintain insurance of the various types to cover our operations with policy limits and retention liability customary in the industry. The occurrence of a significant adverse event, the risks of which are not covered by insurance, could have a material adverse effect on our financial condition and results of operations. We cannot give any assurances that we will be able to obtain adequate insurance in the future at rates we consider reasonable.

Public Policy and Government Regulation

The oil and natural gas industry is subject to various types of regulation throughout the world. Laws, rules, regulations, and other policy implementations affecting the oil and natural gas industry have been pervasive and are under constant review for amendment or expansion. Pursuant to public policy changes, numerous government agencies have issued extensive laws and regulations binding on the oil and natural gas industry and its individual members, some of which carry substantial penalties for failure to comply. Such laws and regulations have a significant impact on oil and gas exploration, production and marketing and midstream activities. These laws and regulations increase the cost of doing business and, consequently, affect profitability. Because public policy changes affecting the oil and natural gas industry are commonplace and because existing laws and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws and regulations. However, we do not expect that any of these laws and regulations will affect our operations in a manner materially different than they would affect other oil and natural gas companies of similar size and financial strength.

Industry Competition For Leases, Materials, People and Capital Can Be Significant

Strong competition exists in all sectors of the oil and gas industry. We compete with other independent oil and gas companies for the acquisition of oil and gas leases and properties. Most of these entities have significantly greater assets and name recognition.

We also compete for the equipment and personnel required to explore, develop and operate properties. Competition is also prevalent in the marketing of oil and gas. Typically, during times of high or rising commodity prices, drilling and operating costs will also increase. Higher prices will also generally increase the costs of properties available for acquisition. Certain of our competitors have financial and other resources substantially larger than ours. They also may have established strategic long-term positions and relationships in areas in which we may seek new entry. As a consequence, we may be at a competitive disadvantage in the acquisition of oil and gas leases and properties. In addition, many of our larger competitors may have a competitive advantage when responding to factors that affect demand for oil and gas production, such as changing worldwide price and production levels, the cost and availability of alternative fuels, and the application of government regulations.

United States Market

The United States relied on net imports (imports minus exports) for about 40% of the petroleum (crude oil and petroleum products) that the United States consumed in 2012. Just over half of these imports came from the Western Hemisphere. The United States dependence on foreign petroleum has declined since peaking in 2005.[1]

The United States consumed 18.6 million barrels per day (MMbd) of petroleum products during 2012, making the United States the world's largest petroleum consumer. The United States was third in crude oil production at 6.5 MMbd. Crude oil alone, however, does not constitute all U.S. petroleum supplies. Significant gains occur because crude oil expands in the refining process, liquid fuel is captured in the processing of natural gas, and the United States have other sources of liquid fuel, including biofuels. These additional supplies totaled 4.8 MMbd in 2012.[1]

The United States imported 11.0 MMbd of crude oil and refined petroleum products in 2012. The United States also exported 3.2 MMbd of crude oil and petroleum products, so the United States net imports (imports minus exports) equaled 7.4 MMbd.[1]

In 2012, the United States imported 2.1 MMbd of petroleum products such as gasoline, diesel fuel, heating oil, jet fuel, and other products while exporting 3.1 MMbd of products, making the United States a net exporter of petroleum products.[1]

Top sources of net crude oil and petroleum product imports [1]:

•

Canada (28%)[1]

•

Saudi Arabia (13%)[1]

•

Mexico (10%)[1]

•

Venezuela (9%)[1]

•

Russia (5%)[1]

[1] Source EIA, link (current August 24, 2013): http://www.eia.gov/energy_in_brief/article/foreign_oil_dependence.cfm

Crude oil imports from the top five foreign suppliers to the United States—which in 2012 were Canada, Saudi Arabia, Mexico, Venezuela, and Iraq, in that order—accounted for almost 72% of total U.S. net crude oil imports, the highest proportion since 1997. The import share of the top five suppliers increased by 8 percentage points over the past three years despite a decline in total U.S. import volumes as the United States reduced its total crude oil imports in response to higher domestic oil production.[2]

U.S. net crude oil imports from the five countries averaged almost 6.1 million barrels per day (bbl/d) in 2012, even as total U.S. crude oil imports fell to their lowest level since 1997. Crude oil from the five countries accounted for a bigger share of overall U.S. net crude oil imports in 2012 than in previous years, at almost 72%, according to EIA's Petroleum Supply Monthly report. That share is up from around 64% in 2009, when the economic recession resulted in declining U.S. crude oil demand, and the highest share since reaching almost 73% in 1997. During 2012, Iraq replaced Nigeria as the fifth-largest supplier of U.S. crude oil imports.[2]

Highlights from the major crude oil supplying countries to the United States in 2012 included:

• Canada - Crude oil imports by the United States averaged a record 2.4 million bbl/d, up 8% from their 2011 level.[2]

• Saudi Arabia - Crude oil imports averaged almost 1.4 million bbl/d, up 14% from their 2011 level, and were the highest since 2008.[2]

• Mexico - Crude oil imports of 972,000 bbl/d were down almost 12%, and fell below 1 million bbl/day for the first time since 1994, reflecting the steady decline in Mexico's crude oil production.[2]

•

Venezuela - Crude oil imports rose 4% to 906,000 bbl/d, the first increase since 2007. Venezuela's state oil company sent more crude to U.S. refineries, which exported more gasoline and other petroleum products back to Venezuela.[2]

•

Iraq. Crude oil imports of 474,000 bbl/d were up slightly more than 3% from 2011, moving Iraq ahead of Nigeria as the fifth-largest oil supplier to the United States for the first time since 1999. Iraq's crude oil production in the second half of last year topped 3 million bbl/d for first time since the end of the Gulf War in 1990.[2]

29

•

Nigeria. Crude oil imports of 405,000 bbl/d were down 42% from the year before and the lowest since 1985. Growing domestic production of light sweet crude oil of similar quality to Nigerian crude and lower demand for light sweet crude from United States East Coast refineries contributed to the decline.[2]

[2 ]Source: link (current August 24, 2013): http://www.eia.gov/todayinenergy/detail.cfm?id=10911

U.S. production of liquid fuels (mostly oil) will increase for the next 29 years by 108.11% of 2011 production levels by 2040 peaking by year 2020 with an annual production of 7.47 million barrels per day, an increase of 131.7% compared to 2011 domestic crude oil production, according to the Energy Information Administration (EIA), refer to table below:

Liquid Fuels Supply and Disposition, Reference Case[3]

Million Barrels Per Day	2011	2015	2020	2025	2030	2035	2040	Growth Rate (2011-2040)
Crude Oil
Domestic Crude Production	5.67	7.29	7.47	6.79	6.30	6.26	6.13	0.30%
Gross Imports	8.94	7.33	6.82	7.05	7.36	7.37	7.57	-0.60%
Other Crude Supply	0.26	0.00	0.00	0.00	0.00	0.00	0.00	--
Total Crude Supply	14.81	14.62	14.29	13.84	13.66	13.63	13.70	-0.30%

Other Petroleum Supply	3.02	3.54	4.04	4.12	3.82	3.57	3.29	0.30%
Other Non-petroleum Supply	1.09	1.30	1.51	1.55	1.58	1.68	1.97	2.10%
Total Primary Supply	18.92	19.46	19.84	19.50	19.06	18.88	18.96	0.00%

Percentages	2011	2015	2020	2025	2030	2035	2040	Growth Rate (2011-2040)
Crude Oil
Domestic Crude Production	30%	37%	38%	35%	33%	33%	32%	0.30%
Gross Imports	47%	38%	34%	36%	39%	39%	40%	-0.60%
Other Crude Supply	1%	0%	0%	0%	0%	0%	0%	--
Total Crude Supply	78%	75%	72%	71%	72%	72%	72%	-0.30%

Other Petroleum Supply	16%	18%	20%	21%	20%	19%	17%	0.30%
Other Non-petroleum Supply	6%	7%	8%	8%	8%	9%	10%	2.10%
Total Primary Supply	100%	100%	100%	100%	100%	100%	100%	0.00%
[3] Source: EIA, AEO2013 link (current 08/24/2013): http://www.eia.gov/forecasts/aeo/source_oil.cfm

Projected crude oil production in the United States ranges from 6 to 8 million barrels per day (bbl/d) over the next 30 years in the Annual Energy Outlook 2013 (AEO2013) Reference case projection. However, under greater supply assumptions, crude oil production is sustained at a higher level of about 10 million bbl/d between 2020 and 2040 (see chart below).[4]

In this higher resource scenario, total U.S. liquid fuels production (which includes crude oil, natural gas liquids (NGL), refinery gains, biofuels, and other liquid fuels) increases to more than 18 million bbl/d in 2040, compared to 12 million bbl/d in the Reference case. That level of domestic production reduces net imports to 7% or less of total demand compared to 40% in 2012.

Production projections inevitably reflect many uncertainties regarding the actual level of crude oil resources available, the difficulty or ease in extracting them, and the evolution of the technologies (and associated costs) used to recover them.[4]

The EIA developed a High Oil and Gas Resource case as part of the AEO2013 to examine the effects of higher domestic production on energy demand, imports, and prices. This alternative case presents a scenario in which U.S. crude oil production continues to expand after 2020, driven primarily by tight oil production. This increased production results from assumed greater technically recoverable tight oil resources, as well as undiscovered resources in Alaska and the offshore Lower 48 states. In addition, the maximum penetration rate for gas-to-liquids (GTL) is increased and kerogen (oil shale) is assumed to begin development. In the High Oil and Gas Resource case, NGL production increases from 2.2 million bbl/d in 2011 to 5.0 million bbl/d in 2040, compared to just under 3 million bb/d in 2040 in the Reference case. GTL output reaches about 0.6 million bbl/d, compared to about 0.2 million bbl/d in the Reference case (see chart below).[4]

Estimates of technically recoverable resources from the rapidly developing tight oil formations are particularly uncertain and change over time as new information is gained through drilling, production, and technology experimentation. Projections embody many assumptions that might not prove to be valid over the long term and over all tight and shale formations. In the High Oil and Gas Resource case, the tight oil resources are increased by changing the estimated ultimate recovery (EUR) per well and assuming closer well spacing.[4]

[4] Source: link (current August 24, 2013): http://www.eia.gov/todayinenergy/detail.cfm?id=11691

Facts and Figures About the U.S. Oil and Natural Gas Industry

9.8 million	Number of people directly and indirectly employed by the U.S. oil and natural gas industry in 2011.[5]
5.6% GDP	America’s oil and natural gas industry supports 5.6 percent of our nation’s GDP.[5]
$86 Million/day	Daily amount companies pay to the federal government in royalty payments, rents and bonus fees in 2010.[5]
$100 billion	Amount the U.S. oil and natural gas industry has paid to the federal government in rents, royalties and lease payments for production from 2000 to 2010.[5]
$176.7 billion	Amount the industry invested in new U.S. capital projects in 2011.[5]
$203.6 billion	Amount of wages paid to U.S. employees in 2011, plus benefits and payments to oil and natural gas leaseholders.[5]
$32 billion	Amount of dividends distributed to American shareholders in 2011.[5]

[5] Source: link (current August 24, 2013): http://energytomorrow.org

US Oil And Gas Industry Employment Growing Much Faster Than Total Private Sector Employment

From the start of 2007 through the end of 2012, total U.S. private sector employment increased by more than one million jobs, about 1%. Over the same period, the oil and natural gas industry increased by more than 162,000 jobs, a 40% increase.[6]

The Labor Department's Bureau of Labor Statistics (BLS) accounts for oil and natural gas industry employment in three categories: drilling, extraction, and support.[6]

•

Drilling involves any employment related to the spudding and drilling of wells, as well as reworking of wells, and accounted for more than 90,000 jobs by the end of 2012, an increase of 6,600 jobs since 2007.[6]

•

Extraction includes establishments primarily engaged in operating, developing, and producing oil and natural gas fields, including exploration and all production work up to the point of shipment from the producing property. Employment in the extraction category numbered more than 193,000 jobs by the end of 2012, 53,000 more jobs than in 2007.[6]

•

Support involves performing supporting activities for oil and natural gas operations, including exploration, excavation, well surveying, casing work, and well construction. Support is the largest oil and gas industry category, and employed more than 286,000 people by the end of 2012, up more than 102,000 jobs from 2007. (BLS considers support to be for the above activities, and does not include jobs created in other industries such as manufacturing, housing, retail, education, and food services.)[6]

About half of the workers employed in crude oil and natural gas production are in the support category of oil and natural gas industry employment, and employment in this category accounted for the bulk of the increases seen in oil and gas industry employment. Combined, the three industry categories equal just one-half of one percent of total U.S. private sector employment.[6]

Both the support and drilling industries were heavily affected by the recession, but these industries have recovered quickly, suffering only minor effects from the temporary moratorium on offshore drilling as a result of the Deepwater Horizon spill in 2010. Between January 2007 and December 2012, monthly crude oil production increased by 39%, and monthly natural gas production increased by 25% (see chart below). Employment in the oil and gas drilling, extraction, and support industries continues to contribute to overall private sector employment as the U.S. economy recovers from the 2007-09 recession. [6]

Beyond within-sector employment, oil and gas industry activity also directly supports output and employment in other domestic sectors, such as suppliers of pipe, drilling equipment, and other drilling materials. In addition, as with other forms of economic activity, there are indirect employment effects stemming from purchases made by industry and employees spending of their incomes. Because employee expenditures are closely tied to their incomes, higher paying jobs, such as those in the oil and gas sector, tend to have larger indirect effects on output and employment than lower paying ones. A recent TIE article reviews the experience of North Dakota, which has seen significant gains in real gross domestic product per capita, coinciding with the development of the Bakken shale play.[6]

[6] Source: link (current August 24, 2013): http://www.eia.gov/todayinenergy/detail.cfm?id=12451

Company Operations

The Company is engaged primarily in the acquisition of producing or near producing oil and gas properties and the development of these oil and gas properties. The Company plans to acquire producing or near producing oil and gas properties that will provide cash flow and an upside for future development. Such activities are concentrated in North America onshore, primarily in the United States. We are currently scouting and evaluating properties in Texas, Oklahoma, Pennsylvania, Kansas and as well in Canada.

The implementation of our business plan will require significant capital. We do not have this capital and as a result, we will require additional financing to acquire and develop our leasehold obligations. We may use debt or equity to fund our ongoing operations. There can be no assurance that any financing will be available, and if available, will be on terms and conditions acceptable to the Company. If we rely on equity financing, our shareholders will experience significant dilution. If we rely on debt financing, we may not be able to satisfy our debt obligations.

Identification of leasehold interests.

The Company plans to acquire producing or near producing leaseholds that will provide cash flow and an upside for future development. However, it is unlikely that we will be able to exploit these leaseholds without a significant capital infusion.

The Company may acquire the leaseholds in consideration for cash or shares of the company or a combination of cash and shares of the Company and may include an Overriding Royalty. Typical Overriding Royalty’s range from 2.5% to as much as 25% depending upon the current production on the leaseholds and the potential for Oil and Gas production.

A typical leasehold grants the Company the exclusive right to explore the land (“Property”) covered by the Oil and Gas Lease by geophysical and other methods, and to operate same for and produce there from all naturally-occurring oil, gas, casing-head gas or gasoline, gas condensate and/or all other liquid or gaseous hydrocarbons and other marketable or non-marketable substances produced therewith ("Oil and Gas"); and the exclusive right to inject gas, water, brine and other fluids into subsurface strata; and rights of way and easements for laying pipelines, telephone, telegraph and power lines, and the right to erect or install power stations, compressor stations, roadways, storage tanks or other storage facilities, separators and any fixtures and other structures thereon for producing, treating, processing, maintaining, storing and caring for the oil and gas; and oil and gas from other properties and any and all other rights and privileges necessary, incident to, or convenient for the economical operation of the Property and other lands for the production of Oil and Gas, and the injecting of gas, water, brine and other fluids into subsurface strata.

The Company may, at any time and from time-to-time pool all or part of the Property with other properties to create one or more drilling units. The production of Oil or Gas from such a pooled unit is generally treated as though the production occurred from a well on the Property, except the Lessor shall be entitled to royalty only on its pro-rata share of such production.

It is intended that the leasehold also include all lands and interests of the Lessor, which are contiguous to or in the vicinity of the Property.

Usually the leasehold will remain in force for a term of one year from the date executed and for as long thereafter as Oil and/or Gas is produced from the Property, or as long as operations for drilling are continued or as long as operations are continued for injection of gas, water, brine and other fluids into subsurface strata.

When a well is worked over or offset well drilled, an access road is constructed to the well site or upgraded. This results in surface damages that the surface owner is compensated for the loss of property. Timber may also be cut down during construction, the Company may cut and stack the timber at a location convenient for the surface owner to sell or a value may be assessed on the timber and the surface owner compensated.

Depending upon jurisdiction of the leasehold, the state can force a "pooling" of the oil and gas interests of a landowner with the interests of other landowners where the size or condition of lands does not allow the neighbor to find a drill site while respecting distance limits from property lines. A mineral owner has five options in the context of forced pooling. They can:

1.

Lease their mineral interest.

2.

Sell their mineral interest.

3.

Participate materially in the development of the gas field.

4.

Be a non-consenting owner.

5.

Protest forced pooling.

A rework well or producing well requires maintenance by a company representative sometimes referred to as a “pumper” to insure the well(s) produce at their capacity and to monitor production. As per the terms of the lease, a gate may be installed by the well Operator to prohibit access to the Property by unauthorized personnel. The gate is typically locked and a key may be provided to the landowner. The well may require periodic maintenance by a service rig during the life of the well. Surface equipment includes a wellhead, gas meter, storage tank (for oil wells), separator, and pipeline. Lease is held-by-production during the life of the well(s).

When the well is no longer considered productive, the Company is required to plug the well under the direction of the Division of Oil and Gas inspector for the State. This involves placing cement plugs at various depths to isolate producing intervals, protect fresh water aquifers and coal seams. The site is reclaimed and vegetation is established to prevent erosion from the well site. After all wells on a lease are plugged, the lease is terminated and returned to the mineral owner.

After completion and testing of a workover well or an offset well, the well is put into production. As in the case of oil, the oil is pumped into a 100 BBL or 200 BBL tank(s). The pumper inspects the well on a daily or regular routine basis and monitors the production of oil. As the tank(s) nears capacity, the pumper will make arrangements for pickup of the oil for delivery to the Purchaser. The cost of hauling the oil to the refinery varies by distance from the well to the refinery and can range from $3 to $6 per BBL. The cost of the freight charge is borne by the Company. Oil collected or shipped during the month is paid by the Purchaser in the following month. The price paid for the produced oil is based on the average monthly market price.

Conflicts of Interest

Management is not required to commit their full time to our affairs and, accordingly, such persons may have conflicts of interest in allocating management time among various business activities. Our affiliates, officers, and directors may engage in other business activities similar and dissimilar to those we are engaged in. To the extent that management engages in such other activities, they will have possible conflicts of interest in diverting opportunities to other companies, entities, or persons with which they are or may be associated or have an interest, rather than diverting such opportunities to us. As no policy has been established for the resolution of such a conflict, we could be adversely affected should management choose to place their other business interests before ours. No assurance can be given that such potential conflicts of interest will not cause us to lose potential opportunities. Management may become aware of investment and business opportunities, which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Management may have conflicts of interest in determining which entity a particular business opportunity should be presented. Accordingly, as a result of multiple business affiliations, management may have similar legal obligations relating to presenting certain business opportunities to multiple entities. In addition, conflicts of interest may arise in connection with evaluations of a particular business opportunity by the board of directors with respect to the foregoing criteria. There can be no assurances that any of the foregoing conflicts will be resolved in our favor. We may consider Business Combinations with entities owned or controlled by persons other than those persons described above. There can be no assurances that any of the foregoing conflicts will be resolved in our favor.

Employees

Other than our officers and directors, we have no employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," and elsewhere in this prospectus.

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information concerning our business, including additional factors that could materially affect our financial results, is included herein.

Mission Statement

• To become a leader in providing energy, through acquisition and diversification.

•

To acquire working interest positions and mineral rights leases for the purposes of oil and gas development and production using new technologies, advanced drilling and completion methods and invest in known, producing properties and surrounding areas.

•

To be aggressive in gaining interest positions in leases and existing producing properties that will produce desirable returns, utilize leading technologies, utilize methods to maximize exploration and production results while providing Return On Investment.

Strategy

We aspire to be an independent oil and gas company in North America and to provide our shareholders with returns over the long-term. To achieve this, we strive to optimize our capital investments to maximize growth in cash flows, earnings, production and establish reserves. We will do this by:

• Generating cash flow, • Securing financing to acquire our planned acquisitions, • Exercising capital discipline,
• Ensuring financial strength, and
• Investing in oil and gas properties with strong full-cycle margins.

Subsequent Events:

The Company issued 90,000,000 shares on December 3, 2013 for 9,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,333,333 shares on December 11, 2013 for $2,060 pursuant to the conversion of a Convertible Promissory Note dated May 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,000,000 shares on December 12, 2013 for $1,700 pursuant to the conversion of a Convertible Promissory Note dated June 5, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,333,333 shares on December 16, 2013 for $2,060 pursuant to the conversion of a Convertible Promissory Note dated May 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 100,000,000 shares on December 18, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 46,500,000 shares on December 23, 2013 for $2441 pursuant to the conversion of a Convertible Promissory Note dated July 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 122,830,000 shares on January 9, 2014 for $12,238 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 56,000,000 shares on January 16, 2014 for $2,800 pursuant to the conversion of a Convertible Promissory Note dated June 5, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,333,333 shares on January 22, 2014 for $2,060 pursuant to the conversion of a Convertible Promissory Note dated May 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

On January 22, 2014, the Company amended CPN#6, amending the Maturity Date of CPN#6 to be December 31, 2014 with the rest and remainder of the terms and conditions of CPN#6 remaining in full force and effect without change or modification.

The Company issued 72,000,000 shares on January 27, 2014 for $3,780 pursuant to the conversion of a Convertible Promissory Note dated July 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

Introduction

We are an independent oil and natural gas development and production company. Our basic business model is to increase shareholder value by finding and developing oil and gas production through the development activities, which include drilling offset oil and gas wells and re-entering oil and gas wells, that have historical oil and gas production or are currently producing oil and gas, and selling the production from these, worked over wells at a profit. To be successful, we must, over time, need to complete our goal of raising sufficient funds to drill offset wells or complete development programs over the next year and then sell the resulting production at a price that is sufficient to cover our operating expenses, administrative costs and interest expense, plus offer us a return on our capital investment.

We have a limited operating history of oil and gas production and no proven reserves, no production and negative cash flow. To date, we have had limited revenues and have not been able to generate sustainable positive earnings on a Company-wide basis. Our management cannot provide any assurances that the Company will ever operate profitably. As a result of our limited operating history, we are more susceptible to the numerous business, investment and industry risks that have been described in the Risk Factors of this Registration Statement.

Our longer-term success depends on, among many other factors, the production of grade oil and gas properties and on the prevailing sales prices for oil and natural gas along with associated operating expenses. The volatile nature of the energy markets makes it difficult to estimate future prices of oil and natural gas; however, any prolonged period of depressed prices would have a material adverse effect on our results of operations and financial condition.

Our acquisition of the 30 oil and gas well locations, with the option for an additional 15 oil and gas well locations, in Venango County, Pennsylvania on August 31, 2012 will require $7,500,000 to complete the drilling and completions program. We have not completed our financing to be able to pay for the 30 oil and gas well drilling and completions program. We have an agreement with AGS Capital Group, LLC for a $15 Million Reserve Equity Financing (REF) which requires the Company to register 75 Million shares with the SEC. There is no guarantee that the Company will be successful in registering the 75 Million shares with the SEC or any guarantee that the Company will be successful in drawing down on the REF.

We have also applied for a $5 Million Small Business Administration (SBA) loan for the 30 oil and gas well program in Venango County, Pennsylvania. There is no guarantee that the Company will be approved for an SBA Loan or close on a SBA loan.

Our operations are focused on identifying and evaluating prospective oil and gas properties and funding projects that we believe have the potential to produce oil or gas in commercial quantities subject to the Company obtaining the necessary funding for the offset drilling or development programs.

Our inability to generate revenue for the 3 month period ending August 31, 2013 is due primarily to difficulties in our ability to raise sufficient funds necessary to close on the financing to complete the drilling and completion program on the 30 oil and gas well locations in Venango County, Pennsylvania. There are no assurances that the Company will be successful in raising sufficient funds to accomplish our goals and objectives.

History

The Company was incorporated under the laws of the State of Nevada on December 20, 2007 as Real Value Estates, Inc. On July 20, 2010, the Company changed its name to Xun Energy, Inc.

In March 2010, the Company entered into a Share Exchange Agreement with Global Power and Water Industries, Inc., a company whose focus was the development and installation of high-efficiency concentrator solar cell arrays, thermal electric technologies and advanced tracking systems in China. The Agreement was terminated in May 2010 without liability.

On December 9, 2010 the Company executed a Letter of Intent with Global Energy Acquisitions, LLC (“GEA”) which provided in part for the Company to acquire from GEA a 51% gross royalty interest in up to 500 producing oil wells in Kentucky. Closing of the transaction was subject to completion by each party of their own due diligence and the negotiation and execution of a definitive agreement.

On February 1, 2011, GEA elected to terminate the Letter of Intent and neither party will be under any contractual obligation to the other with respect to closing the transaction. The Agreement was terminated without liability.

In February 2011 management identified several other business opportunities in the state of Kentucky. On February 7, 2011, the Company established two wholly owned subsidiaries in the State of Kentucky, Xun Oil of Kentucky, Inc. and Nux Holdings of Kentucky, Inc. The Company acquired three oil and gas leases in the State of Kentucky on February 28, 2011 and began production of oil on one of its leases in March 2011.

On April 18, 2011, the Company filed a Form 8-K with the United States Securities and Exchange Commission (“SEC”) disclosing that the Company is no longer considered a shell and has completed a workover program on one of its wells. The Company operations are extensively involved in oil and gas operations even though the Company has had limited revenue from the oil and gas operations.

On May 10, 2011, the Company accepted an Offer to Purchase from Lea Kennedy d/b/a LuxemBarings (“Purchaser”) to purchase $10 million of the Company’s common stock based on the average of 5 consecutive trading day’s close prior to date of closing. The Offer to Purchase was scheduled to close on or before June 24, 2011. The Purchaser failed to complete the transaction, after mutually agreed extensions of the closing date. The Company has retained legal counsel to take legal action against the Purchaser for failing to complete the purchase transaction and for damages to the Company as a result of the failure to complete the transaction. On July, 8, 2013, the Company was awarded a judgment dismissing, without prejudice, the legal action between Xun Energy, Inc., as Plaintiff and Lea Kennedy, an individual, d/b/a LUXEMBARINGS, as Defendant. The Company filed for a voluntary dismissal without prejudice on the legal action. The failure to close on the $10 million funding caused the Company to forfeit on its holdings in Kentucky.

On February 6, 2012, the Company established a subsidiary in the State of Florida.

On February 13, 2012, the Company entered into an agreement to acquire the producing West Crockett Oil and Gas leases based in Crockett County, Texas with a total acreage of 2,320.5 acres, more or less, with 100% Working Interest, 75% Net Revenue Interest. The Agreement, by its terms, automatically terminated on May 31, 2012 as a result of the Company not being able to meet its financial obligations within the timeframe of the agreement.

On August 31, 2012, the Company acquired 30 oil and gas well locations in Venango County, Pennsylvania with an option to acquire an additional 15 oil and gas locations. Work commenced on the first 5 oil well locations on the Rice lease in Venango, County, Pennsylvania in March 2013 and as of November 30, 2013 the roads and drill pads were constructed, and Rice #15 was drilled to a target depth of 1,050'. Drilling samples and observations confirmed intersecting oil bearing lenses.

On June 25, 2013, the Company incorporated a wholly owned subsidiary, Xun Oil of Pennsylvania Corporation, in the Commonwealth of Pennsylvania.

COMPARISON OF RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED NOVEMBER 30, 2013 AND NOVEMBER 30, 2012 AND FROM INCEPTION (DECEMBER 20, 2007) TO NOVEMBER 30, 2013.

Results of Operations

The following discussion and analysis of our results of operations and financial condition for the three and six months ended November 30, 2013 should be read in conjunction with our unaudited interim consolidated financial statements and related notes included in this report, as well as our most recent annual report on Form 10-K for the year ended May 31, 2013 filed with the SEC.

 Three Months Ended November 30, 2013 Compared to Three Months Ended November 30, 2012

 Revenues

We generated no revenues for the three months ending November 30, 2013 and the three months ending November 30, 2012. Total revenue from December 20, 2007 (“Inception”) through November 30, 2013 were $4,637. Our operations to date have been financed by the sale of our common stock and third party loans.

Operating expenses for the three months ended November 30, 2013 and November 30, 2012 totalled ($353,170) and $247,262. Total operating expenses from December 20, 2007 (“Inception”) through November 30, 2013 were $2,841,388. Our single largest expense for the three months ended November 30, 2013 has been financial consulting fees totalling ($498,250) and $94,800 for financial consulting for the three months ended November 30, 2012. Total financial consulting from December 20, 2007 (“Inception”) through November 30, 2013 were $888,550. The credit (negative) financial consulting fees is the result of the mutually agreed termination of the August 31, 2012 twenty-four month Financing Facilities Consulting Agreement (the “FFCA Agreement”) between the Company and Prodigy Asset Management, LLC (“PAM”). In consideration of the services to be provided by PAM, the Company agreed to pay PAM a prepaid retainer fee of $1,000,000 in the form of 20,000,000 common stock (Shares) of the Company. The Company issued 20 million Shares to PAM which PAM has agreed to return the 20 million Shares to the Company resulting in the unwinding of the transaction. The Company amortized $500,000 of the prepaid retainer and upon termination of the FFCA Agreement, the costs amortized are reversed resulting in a credit or negative financial consulting fees for the three month period.

General and Administrative expenses, including financial consulting fees, for the three months ended November 30, 2013 and November 30, 2012 totalled ($353,170) and $247,262 respectively. Total General and Administrative expenses from December 20, 2007 (“Inception”) through November 30, 2013 were $2,841,388.

Other Expenses including debt interest, amortized discounts and extraordinary expenses, for the three months ended November 30, 2013 and November 30, 2012 totalled $121,427 and $7,040 respectively. Total Other Expenses from December 20, 2007 (“Inception”) through November 30, 2013 were $822,680.

For the three months ended November 30, 2013 we had a net profit of $231,743 and a net loss of ($254,302) for the three months ended November 30, 2012.  Total losses since December 20, 2007 (“Inception”) were ($3,661,083).

Until we obtain additional funding to complete our oil and gas well drilling and completions program, we do not anticipate generating revenues, and any revenues that we generate may not be sufficient to cover our operating expenses. In which case we may have to cease operations and you may lose your entire investment.

 Six Months Ended November 30, 2013 Compared to Six Months Ended November 30, 2012

 Revenues

We generated no revenues for the six months ending November 30, 2013 and the six months ending November 30, 2012. Total revenue from December 20, 2007 (“Inception”) through November 30, 2013 were $4,637. Our operations to date have been financed by the sale of our common stock and third party loans.

Operating expenses for the six months ended November 30, 2013 and November 30, 2012 totalled ($51,686) and $603,030. Total operating expenses from December 20, 2007 (“Inception”) through November 30, 2013 were $2,841,388. Our single largest expense for the six months ended November 30, 2013 has been financial consulting fees totalling ($356,500) and $424,800 for financial consulting for the six months ended November 30, 2012. Total financial consulting from December 20, 2007 (“Inception”) through November 30, 2013 were $888,550. The credit (negative) financial consulting fees is the result of the mutually agreed termination of the August 31, 2012 twenty-four month Financing Facilities Consulting Agreement (the “FFCA Agreement”) between the Company and Prodigy Asset Management, LLC (“PAM”). In consideration of the services to be provided by PAM, the Company agreed to pay PAM a prepaid retainer fee of $1,000,000 in the form of 20,000,000 common stock (Shares) of the Company.

The Company issued 20 million Shares to PAM which PAM has agreed to return the 20 million Shares to the Company resulting in the unwinding of the transaction. The Company amortized $500,000 of the prepaid retainer and upon termination of the FFCA Agreement, the costs amortized are reversed resulting in a credit or negative financial consulting fees for the six month period.

General and Administrative expenses, including financial consulting fees, for the six months ended November 30, 2013 and November 30, 2012 totalled ($51,686) and $603,030 respectively. Total General and Administrative expenses from December 20, 2007 (“Inception”) through November 30, 2013 were $2,841,388.

Other Expenses including debt interest, amortized discounts and extraordinary expenses, for the six months ended November 30, 2013 and November 30, 2012 totalled $258,869 and $16,205 respectively. Total Other Expenses from December 20, 2007 (“Inception”) through November 30, 2013 were $822,680.

For the six months ended November 30, 2013 and November 30, 2012, we had a net loss of $207,184 and $619,235.  Total losses since December 20, 2007 (“Inception”) were $3,661,083.

Until we obtain additional funding to complete our oil and gas well drilling and completions program, we do not anticipate generating revenues, and any revenues that we generate may not be sufficient to cover our operating expenses. In which case we may have to cease operations and you may lose your entire investment.

 Liquidity and Capital Resources

Assets and Liabilities

Our primary financial resource is our base of our unproven oil and gas leases. Our ability to fund our capital expenditure program is dependent upon the availability of capital resource financing. In this fiscal year, we planned on spending approximately $5,000,000 in new capital investments for a 30 well oil and gas drilling program on our ability to raise $5,000,000 in funding. Factors such as changes in operating margins due to changes in the price of oil and gas and the availability of capital resources could increase or decrease our ultimate level of expenditures during the remaining fiscal year.

The changes in our capital resources at November 30, 2013 compared with November 30, 2012 are:

	November 30, 2013	November 30, 2012	Increase (Decrease)	Percentage Change

Cash	$409	$8,597	$(8,188)	-95.24%
Current Assets	$3,891	$1,291,425	$(1,287,534)	-99.70%
Total Assets	$1,482,391	$1,935,115	$(452,724)	-23.40%
Current Liabilities	$2,883,677	$1,597,111	$1,286,566	80.56%
Total Liabilities	$2,883,677	$1,723,266	$1,160,411	67.34%
Working Capital Deficit	$2,879,786	$1,588,514	$1,291,272	81.29%

Our working capital deficit increased by $1,291,272 from $1,588,514 as of November 30, 2012 to $2,879,786  as of November 30, 2013. This increase in the deficit was due to the amount of resources that were expended to source financing for the drilling and completions of our 30 oil and gas leases in Venango County, PA, complete all the necessary SEC filings and the drilling and completions work program on the Rice Lease in Venango County, PA.

Over the last six months, we expended our resources on raising funds to complete our 30 oil well drilling program in Venango County, PA, attempting to raise funds for the acquisition of oil and gas leases that meet our criteria, to raise sufficient funds to fund a drilling and completions programs once we acquired oil and gas leases, updating our prior SEC filings with XBRL interactive data files, completing our fiscal year end consolidated statements and SEC filings. Our business is capital intensive. Our ability to grow is dependent upon favorably obtaining outside debt and capital and generating cash flows from operating activities necessary to fund our investment activities. There is no assurance that we will be able to achieve profitability. Since our future operations will continue to be dependent on successful development activities and our ability to seek and secure capital from external sources, should we be unable to achieve sustainable profitability this could cause any equity investment in the Company to become worthless.

Major sources of funds in the past for us have included the debt or equity markets. We will have to rely on these capital markets to fund future operations and growth. Our business model is focused on the development of our properties. Our ability to generate future revenues and operating cash flow will depend on successful completion of our planned drilling and completions program and the acquisition of oil and gas producing properties, which may very likely require us to continue to raise equity or debt capital from outside sources.

The Company has ongoing capital commitments to develop certain leases pursuant to their underlying terms. Failure to meet such ongoing commitments may result in the loss of the lease itself. These ongoing capital commitments require us to seek capital from sources outside of the Company. The current uncertainty in the credit and capital markets, and the economic downturn, may restrict our ability to obtain needed capital.

Cash Flows

Changes in the net funds provided by or (used in) each of our operating, investing and financing activities are set forth in the table below:

Cash Flow Used in Operating activities:

	November 30, 2013	November 30, 2012	Increase (Decrease)	Percentage Change
Net cash provided by (used in) operating activities	$(180,490)	$(503,712)	$(323,222)	-64.17%
Net cash provided by (used in) investing activities	$-	$-	$-	-
Net cash provided by (used by) financing activities	$157,500	$512,309	$(354,809)	-69.26%

Cash flow from operating activities is derived from changes in the balances of payables, or other non-oil property asset account balances. For the six months ended November 30, 2013, we had a negative cash flow from operating activities of $180,490, in comparison to a negative cash flow of $503,712 for the six months ended November 30, 2012. This change of $323,222 was the result of a decrease in our payables balance and a decrease in our current assets mainly as a result of the mutually agreed termination of the August 31, 2012 twenty-four month Financing Facilities Consulting Agreement (the “FFCA Agreement”) between the Company and Prodigy Asset Management, LLC (“PAM”). In consideration of the services to be provided by PAM, the Company agreed to pay PAM a prepaid retainer fee of $1,000,000 in the form of 20,000,000 common stock (Shares) of the Company. The Company issued 20 million Shares to PAM which PAM has agreed to return the 20 million Shares to the Company resulting in the unwinding of the transaction. The Company amortized $500,000 of the prepaid retainer and upon termination of the FFCA Agreement, the remaining unamortized prepaid financial consulting fee retainer of $500,000 was credited reducing the current assets. Variations in cash flow from operating activities may affect our level of development expenditures. Our expenditures consist primarily of our General and Administrative (G&A) expenses, which consist of consulting and professional services, employee compensation, legal, accounting, travel and other G&A expenses, which we have incurred in order to address necessary organizational activities.

Cash Flow Used in Investing activities:

Cash flow used by investing activities was zero for the six months ended November 30, 2013. This is in comparison to zero investing activities used for the six months ended November 30, 2012.

Cash Flow from Financing activities:

Cash flow from financing activities is derived from short term debt account balances or in equity, account balances excluding retained earnings. Cash flow provided by financing activities was $157,500 for the six months ended November 30, 2013. This is in comparison to $512,309 provided by financing activities for the six months ended November 30, 2012. We anticipate it will be necessary to rely on additional funding from the debt financing and from capital markets in the current fiscal year to complete the 30 oil well drilling and completions program in Venango County, P.A. other acquisitions and to discharge our debts.

Our business is capital intensive. Our ability to grow is dependent upon favorably obtaining outside capital and generating cash flows from operating activities necessary to fund our investment activities. There is no assurance that we will be able to achieve profitability. Since our future operations will continue to be dependent on successful development activities and our ability to seek and secure capital from external sources, should we be unable to achieve profitability this could cause any equity investment in the Company to become worthless.

We have no ongoing revenues to satisfy our ongoing liabilities. Our auditors have issued a going concern opinion. Unless we secure equity, debt financing or Joint Venture partners, of which there can be no assurance, or identify a profitable acquisition candidate, we will not be able to continue any operations.

Plan of Operation For Remaining Fiscal Year

We will attempt to continue to source equity or debt financing, or Joint Venture partners for our operating costs and for our oil and gas well drilling programs or attempt to identify a profitable acquisition candidate. Our Reserve Equity Finance agreement with AGS Capital Group, LLC for $15 Million requires the Company to register 37 Million shares of our stock with the SEC. This will take time to become effective. There is no guarantee that the Company will be successful in registering the 37 Million shares with the SEC. We have had discussions with several companies and individuals for funding and/or Joint Ventures. However, we have not come to terms with any company or individual as of November 30, 2013. We will attempt to finance our operating expenses with additional debt or through equity financing.

Our auditors have issued a going concern opinion. Unless we secure equity or debt financing, of which there can be no assurance, or our leasehold interests generate revenues sufficient to meet ongoing and accrued expenses, it is unlikely that we will be able to continue our operations in which case you will lose your investment.

 Critical Accounting Policies

Financial Reporting Release No. 60, which was released by the Securities and Exchange Commission (the “SEC”), encourages all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. The Company’s financial statements include a summary of the significant accounting policies and methods used in the preparation of the financial statements. Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

Use of Estimates - Management’s discussion and analysis or plan of operation is based upon the Company’s financial statements, which have been prepared in accordance with generally accepted accounting principles. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates these estimates, including those related to allowances for doubtful accounts receivable and long-lived assets. Management bases these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We review the carrying value of property and equipment for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries. None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

Off-Balance Sheet Arrangements

We are not currently a party to, or otherwise involved with, any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues, or expenses, results of operations, liquidity, capital expenditures or capital resources.

DESCRIPTION OF PROPERTY

Our executive offices are located at 12759 NE Whitaker Way, #C453, Portland, OR 97230, an office leased by Peter Matousek, one of our executives. Mr. Matousek provides this office for a monthly fee of $150 per month. This office space is currently sufficient for our needs and we expect it to be sufficient for the foreseeable future or until such time as we acquire a target company.

Oil and Gas Leases

On August 31, 2012, the Company acquired 30 oil and gas well locations in Venango County, Pennsylvania with an option to acquire an additional 15 oil and gas locations.

LEGAL PROCEEDINGS

On May 10, 2011, the Company accepted an Offer to Purchase from Lea Kennedy d/b/a LuxemBarings (“Purchaser”) to purchase $10 million of the Company’s common stock based on the average of 5 consecutive trading day’s close prior to date of closing. The Offer to Purchase was scheduled to close on or before June 24, 2011. The Purchaser failed to complete the transaction, after mutually agreed extensions of the closing date. The Company has retained legal counsel to take legal action against the Purchaser for failing to complete the purchase transaction and for damages to the Company as a result of the failure to complete the transaction. The Company has recognized losses, at cost, in the financial statements for the period ended May 31, 2012 and legal costs for the fiscal year ending May 31, 2013.

On March 23, 2013 The United States District Court for the Southern District of Illinois granted summary judgment on Xun Energy’s breach of contract claim against Lea Kennedy d/b/a/ LuxemBarings. The amount of damages remains an issue to be resolved in the case and the Company's "fraud in the inducement claim" alleged in its complaint remains pending.

On July, 8, 2013, the Company was awarded a judgment dismissing, without prejudice, the legal action between Xun Energy, Inc., as Plaintiff and Lea Kennedy, an individual, d/b/a LUXEMBARINGS, as Defendant. The Company filed for a voluntary dismissal without prejudice on the legal action.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors, Executive Officers and Corporate Governance.

The following information sets forth the names of our officers and directors, their present positions, and some brief information about their background as of the date of this filing:

Name:	Position:	Held Since:
Jerry G. Mikolajczyk	President/Chief Financial Officer/Director	June 2011
Wayne St. Cyr	Executive Vice President, Marketing and Strategic Development	January 2011
Peter Matousek	Vice President – Investor Relations/Director	June 2011
William D. Spier	Director	May 2012
Peter Matousek	Director	May 2012

Mr. Jerry G. Mikolajczyk

Mr. Jerry G. Mikolajczyk was a key consultant to the Company who identified the opportunities available to us in Kentucky, helped negotiate our contracts, and assisted the Company with its financial reporting over the two years including SEC filings and our financial statements. Mr. Mikolajczyk consulted to the Company from March 2010 to May 31, 2011. On May 31, 2011, the Board of Directors appointed Mr. Mikolajczyk as our President, CEO, CFO, and a director of the Company.

Mr. Mikolajczyk has an extensive career in the oil and gas, construction, and mining industries. Mr. Mikolajczyk has worked for Fortune 500 companies such as BP Resources (British Petroleum), SCI Group of Companies, Husky Oil, Syncrude, Bechtel, Guy F. Atkinson and INCO. He has worked as a heavy equipment operator on surface and open pit mining operations.

After completing his Business Administration diploma, Mr. Mikolajczyk went on to obtain his professional designation as a Certified General Accountant (CGA) and Certified Internal Auditor (CIA). As a professional accountant and auditor, he has been involved with planning, designing, and testing operations to ensure that the operations are efficient and effective.

In 2008, Mr. Mikolajczyk was awarded “CFO of the Year” for the application of his knowledge and expertise in a turnaround assignment for the Santa Clara Valley Transportation Authority (VTA), a $3.3 Billion asset transportation authority in Silicon Valley (San Jose, California).

Mr. Mikolajczyk has an aggregate of 41 years of experience, which include:

• Twenty-two (22) years of C-Level experience.
• Ten (10) years in the Oil and Gas Industry evaluating and analyzing systems and operations to improve effectiveness, increase profits, and streamline operations without compromising controls.

•

Eighteen (18) years in the Mining Industry with operational experience in tar sands, copper, gold, limestone and precious stones. Mines were both open pit and deep rock (shaft) as well as alluvial and placer mining operations.

• Twenty Seven (27) years of experience in the Construction Industry ranging in Oil and Gas, Mining, Transportation and Housing sectors. Specialty is Project Control and Reporting.

Mr. Mikolajczyk, through consulting agencies, has provided various consulting services to clients, which included, but not limited to:

• Global Power and Water Industries, Inc.
• VTA (Santa Clara Valley Transportation Authority)
• MineCore International, Inc.
• Platinum Works, Inc.
• Blue Green Corp
• J.M.E.L. International, Inc.
• Nova Petrochemicals
• BP Resources

Mr. Mikolajczyk is an acknowledged speaker and presenter. He has moderated various panels on P3’s (Private Public Partnerships) projects such as the Confederation Bridge, the longest bridge in North America, joining Prince Edward Island and New Brunswick in Canada, which Mr. Mikolajczyk was involved in the bidding, award and financing of the project. Mr. Mikolajczyk also presented a paper to the 1990 Western Regional Conference of the Institute of Internal Auditors entitled: "Is Your Project Control Out of Control?" and a paper in 1991 to the Institute of Internal Auditors, Calgary Chapter, entitled: "Operational Audit of the Procurement Function".

Mr. Wayne St. Cyr.

Mr. Wayne St. Cyr is our Executive Vice President, Marketing and Strategic Development and our Corporate Secretary. Mr. St. Cyr joined the Company as an executive on January 1, 2011. Prior to joining the Company, Mr. St. Cyr was with the Royal Bank of Scotland Group (RBS) for ten years as their District Manager, New England. His responsibilities included, but were not limited to, managing the merchant transactions for approximately 430 Citizen Bank branches and partners and for developing the key alliances with Citizens Bank. During his tenure with RBS, Mr. St. Cyr was a six-time recipient of the President's Award for exceeding company objectives.

Mr. St. Cyr’s education includes an Associate's degree in Business Administration and a Bachelor of Science degree in Marketing.

Mr. Peter Matousek.

Mr. Matousek is the Vice President of Investor Relations of the Company since May 31, 2011.  Mr. Matousek joined the Company on February 24, 2010.  He served as the Company’s President and CEO from February 2010 to May 2011 and as a director from February 24, 2010 to August 31, 2011 before his term expired. Mr. Matousek was re-appointed to Board of Directors of the Company on May 25, 2012.

In 2000, Mr. Matousek was one of the founders of Merchant Park Communications, Inc. and was their President, CEO until he joined Xun Energy, Inc. in 2010.

Mr. Matousek is an international consultant and entrepreneur with a European background. He attended University of Maryland University College and Warner Pacific College, where he earned degrees in Associates of Arts and Bachelors of Business Administration. He is currently consulting for various publicly listed companies providing a variety of services, from investor relations, consulting services to serving in an official capacity (officer, director), when elected to the position. Mr. Matousek currently serves as a Board member for Drake Gold Resources, Inc. and Now Corporation, Inc. Mr. Matousek is also the President and CEO of Drake Gold Resources, Inc. since July 2012. Mr. Matousek also served on the Board of Directors of Sebastian River Holdings, Inc. for the period November 2012-August 2013.

Mr. Matousek was member of the United States Navy, is a Veteran of Foreign Wars deployed during Operation Iraqi Freedom. He received the Army Achievement Medal, Navy Achievement Medal and Honorable Discharge among others awards and commemorations.

Mr. Matousek has worked extensively with the public markets for companies throughout the United States in the financial and natural resource sector, including oil & gas and precious metal mining.  He has represented numerous companies in the capacity of Investor & Public Relations.  He speaks English, Czech and German.

Mr. William D Spier, PhD

Dr. Spier has been an advisor in economics and business development to private equity funds in the U.S. and Europe for the past six years. Prior to that, he was a business growth consultant to major proprietary and public institutions of higher education with 5-1 year appointments.

Dr. Spier was Senior Vice President for Whitman Medical and Executive Director for Ultrasound Technical Services, a reporting issuer, for 13 years during which he was responsible for the founding and growth of the pioneering institute for medical ultrasound training which expanded to 15 major markets in the U.S.  For two years, Dr. Spier was affiliated with Diamond Turk & Company, a specialist firm on the American Stock Exchange.

From 1969 to 1981, Dr. Spier held various positions with the New York Board of Education and was a graduate instructor at Washington University, St. Louis and Assistant Professor of Sociology at St. Louis University.  Dr. Spier was a member of the United States Teacher Corps.

Dr. Spier received his Bachelor of Arts degree from Hobart College, his Masters degree from the Washington University, St. Louis and his Doctorate in Sociology with concentration in political economy from Washington University, St. Louis.

Dr. Spier has an extensive history of publications and has authored more than fifty business plans for both start-ups and mature companies.  He is a member of economic, education and medical societies and participates on the board of public companies.  He is often a visiting instructor at NYC and metropolitan-area institutions of higher education for graduate level teaching.

Penalties or Sanctions

To the best of our knowledge, none of our directors, officers or stockholders holding a sufficient number of securities to affect materially the control of the Company, has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

Personal Bankruptcies

To the best of our knowledge, none of our directors, officers or stockholders holding a sufficient number of securities to affect materially the control of the Company, nor any personal holding company of any such person has, within the last ten years become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Compensation of Directors

Our directors do not receive cash compensation for their services as directors. However, each director receives 5,000 shares of common stock per month and will have their out of pocket expenses such as travel for Board meetings reimbursed by the Company.

Terms of Office

Our directors are appointed for one-year terms to hold office or until the next annual general meeting of the holders of our common stock or until removed from office in accordance with our by-laws.

Family Relationships

There are no family relationships among our directors and/or officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding  (excluding traffic violations and other minor offences); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Corporate Governance

Audit committee

While we have adopted a charter for the Audit Committee, due to the small size of the board, we do not have a separately-designated audit committee. The Board of Directors performs the functions of an audit committee. A written charter governs the actions of the Board of Directors when performing the functions that would generally be performed by an audit committee. The Board of Directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board of Directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Compensation and Nominations Committees

We currently have no compensation or nominating committee or other board committee performing equivalent functions.

Currently, the member of our Board of Directors participates in discussions concerning executive officer compensation and nominations to the Board of Directors.

Finance committee

While we have adopted a charter for the Finance Committee, due to the small size of the board, we do not have a separately-designated finance committee. Currently, the members of our Board of Directors participates in discussions concerning the finances of the Company.

Code of Conduct and Ethics

We have not adopted a Code of Ethics, as required by sections 406 and 407 of the Sarbanes-Oxley Act of 2002. Our management believes that the size of our company and current operations at this time do not require a code of ethics to govern the behaviour of our officer. We anticipate that we will adopt a code of ethics once we are in a position to do so.

Indemnification of Executive Officers and Directors

The Nevada Revised Statutes permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our directors and officers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Mr. Jerry G. Mikolajczyk was appointed our acting president, chief executive officer and chief financial officer on May 31, 2011 effective June 1, 2011. His employment contract terminated on May 31, 2012. The Company has not renewed the contract with Mr. Mikolajczyk and has retained Mr. Mikolajczyk on a month to month basis.  The Company pays Mr. Mikolajczyk $10,000 per month.

Mr. Wayne St. Cyr was appointed our Executive Vice President, Marketing and Strategic Development on January 1, 2011. His employment contract terminated on December 31, 2011. The Company has not renewed the contract with Mr. Ct. Cyr and has retained Mr. St. Cyr on a month to month basis. The Company pays Mr. Wayne St. Cyr $10,000 per month.

Mr. Peter Matousek was appointed our Vice President – Investor Relations on May 31, 2011. His employment contract terminated May 31, 2012.  The Company has not renewed the contract with Mr. Matousek and has retained Mr. Matousek on a month to month basis.  The Company pays Mr. Peter Matousek $7,500 per month.

Mr. William D. Spier was appointed Treasurer of the Company on October 23, 2012. The Company paid Mr. Spier $4,000 per month until May 31, 2013. Mr. Spier's appointment was renewed for another 12 months with a salary commitment of $7,500 per month.

The following table sets forth the annual remuneration of our named executive officers during our past three fiscal years:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *2	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jerry G. Mikolajczyk, President/CEO/CFO	2013	120,000	0	0	0	0	0	0	120,000
Jerry G. Mikolajczyk, President/CEO/CFO appointed officers on May 31, 2011	2012	120,000	0	0	0	0	0	0	120,000
Wayne St. Cyr, Executive Vice President	2013	120,000	0	0	0	0	0	0	120,000
Wayne St. Cyr, Executive Vice President	2012	120,000	0	0	0	0	0	0	120,000
Wayne St. Cyr, Executive Vice President	2011	50,000	0	0	0	0	0	0	50,000
Peter Matousek, VP-Investor Relations*1	2013	90,000	0	0	0	0	0	0	90,000
Peter Matousek, VP-Investor Relations*1	2012	90,000	0	0	0	0	0	0	90,000
Peter Matousek, VP-Investor Relations*1	2011	27,500	0	0	0	0	0	0	27,500
Dr. William D. Spier, Treasurer - Appointed on October 23, 2012	2013	29,032	0	0	0	0	0	0	29,032

*1 - Former President/CEO during 2011
*2 - Does not include stock compensation as Board members

Stock Options Granted/Exercised in Last Year

The Company has never issued any stock options.

Employment Agreements

The Company entered in a Management and Financial Service Agreement with Mr. Wayne St. Cyr as the Executive Vice President, Marketing and Strategic Development on December 21, 2010 for a ten day period ending December 31, 2010 which was extended for a 12 month term to December 31, 2011, whereby the Executive Vice President, Marketing and Strategic Development is paid $10,000 per month. The Company has not renewed the contract with Mr. Ct. Cyr and has retained Mr. St. Cyr on a month to month basis. In addition to his duties as Executive Vice President, Marketing and Strategic Development, Mr. St. Cyr is the Corporate Secretary for the Company. Mr. St Cyr is paid $10,000 per month.

The Company entered into a Management and Financial Service Agreement for Mr. Jerry G. Mikolajczyk for a 12-month period commencing on June 1, 2011 and ending May 31, 2012. Mr. Mikolajczyk is hired through a service company, and will be paid $120,000 in cash payments for the services of Mr. Mikolajczyk. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5,000,000. The Company has not renewed the contract with Mr. Mikolajczyk. Mr. Mikolajczyk continues to work for the Company on a month-to-month basis and is paid $10,000 per month.

The Company entered into a Management and Financial Service Agreement with Mr. Peter Matousek for a 12-month period commencing June 1, 2011 and ending May 31, 2012 whereby Mr. Matousek will be paid $90,000 in cash payments. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5,000,000. The Company has not renewed the contract with Mr. Matousek. Mr. Matousek continues to work for the Company on a month-to-month basis and is paid $7,500 per month.

The Company entered into a Management and Financial Service Agreement with Dr. William D. Spier for a 7.25-month period commencing October 23 and ending May 31, 2013 whereby Dr. Spier was paid $29,032 in cash payments. The agreement was renewed for an additional year at $7,500 per month. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5,000,000.

Significant Employees

As our business progresses and grows, we expect to hire and begin paying salaries to other officers. We also expect to hire part-time and full-time employees and consultants who will be paid compensation and consulting fees.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director's compensation

On May 31, 2013, the Company entered into a Board Member Compensation Agreement with Dr. William D. Spier as a director of the Company for a term of one (1) year ending May 31, 2014.

On May 31, 2013, the Company entered into a Board Member Compensation Agreement with Mr. Peter Matousek as a director of the Company for a term of one (1) year ending May 31, 2014.

On August 31, 2013, the Company entered into a Board Member Compensation Agreement with Mr. Jerry G. Mikolajczyk as a director of the Company for a term of one (1) year ending August 31, 2014.

Mr. Mikolajczyk, Dr. Spier and Mr. Matousek will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses.

The following table sets forth the annual remuneration of our directors during our past three fiscal years:

DIRECTOR COMPENSATION FISCAL PERIOD ENDING MAY 31, 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jerry G. Mikolajczyk	0	1,108	0	0	0	0	1,108
Peter Matousek	0	1,108	0	0	0	0	1,108
Dr. William D. Spier	0	1,108	0	0	0	0	1,108

Related Party Transactions

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On December 20, 2007, pursuant to the terms of a subscription agreement, we sold 80 million (post forward split) shares of our common stock to Ms. Marina Karpilovski, the Company's former President and a director, for cash payment to us of $1,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act, as no advertising or general solicitation was employed in offering the securities, the offering and sale was made only to Ms. Karpilovski who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act.

On December 20, 2007 pursuant to the terms of a subscription agreement, we sold 320 million (post forward split) shares of our common stock to Mr. Michael Zazkis, the Company's former Secretary, Treasurer, and a director, for cash payment to us of $4,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act, as no advertising or general solicitation was employed in offering the securities, the offering and sale was made only to Mr. Zazkis who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act.

On March 28, 2011, the Company entered into Redemption Agreement with Peter Matousek, the Company’s president and director, which provides in part for the Company to redeem from Mr. Matousek 140 million shares of the Company’s common stock at a price of $87,500 or $0.000625 per share. On May 31, 2011, Mr. Matousek assigned the Note Payable to Comtax Services, Inc.

The Company issued an aggregate of 142,500 shares for the period ending May 31, 2012 with an average price of $0.0518 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Donald Lynch, Mr. Kevin M. Grapes, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier.

The Company issued an aggregate of 180,000 shares for the period ending May 31, 2013 with an average price of $0.01846 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier.

Prior to June 1, 2011, our President, CEO and Director, Jerry G. Mikolajczyk, performed services for the Company on a consulting contract through a consulting agency, Comtax Services, Inc. (Comtax). From April 1, 2010 to February 28, 2011, Comtax charged a fixed monthly fee of $2,500, a minimum of 10 hours per month for Mr. Mikolajczyk, an aggregate of $27,500 for the 11 months for Mr. Mikolajczyk’s services to the Company. For the period March 1, 2011 to May 31, 2011, Comtax charged the Company an aggregate of $387,275 (1,106.5 hours) for the services of Mr. Mikolajczyk plus $9,656.50 in travel expenses Mr. Mikolajczyk incurred on behalf of the Company. On October 31, 2012, Comtax assigned the trade payables to Mr. Mikolajczyk d/b/a/ Lighthouse Investments, as unsecured Promissory Notes. The Promissory Notes, an aggregate of $398,248.50, are non-interest bearing. Mr. Mikolajczyk was an officer of Comtax until his resignation on May 31, 2011 and terminated his consulting contract with Comtax as of May 31, 2011 prior to accepting his executive and director positions with the Company.

On May 1, 2013, President, CEO and Director, Jerry G. Mikolajczyk, loaned to the Company $20,000 to be applied against the purchase of Series B Preferred Shares. The loan is unsecured and non-interest bearing.

The Company issued an aggregate of 90,000 shares for the six month period ending November 30, 2013 with an average price of $0.001267 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of February 4, 2014, the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our director, or executive officer and our executive officers and directors as a group. To the best of our knowledge, the person named has sole voting and investment power with respect to such shares, except as otherwise noted. There are no known pending or anticipated arrangements that may cause a change in control.

		Percentage of Outstanding Common Stock

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (1)	Prior to Offering (4)	After Offering (4)
Jerry G. Mikolajczyk	188,594,421	12.154%	11.898%
Peter Matousek	173,629	0.011%	0.011%
Dr. William D. Spier	91,613	0.006%	0.006%
Officers with Directors as a group (3)	188,859,663	12.171%	11.915%

(1)

The address for each beneficial owner is c/o Xun Energy, Inc., 12759 NE Whitaker Way, #C453, Portland, OR 97230

(2)

Includes all shares each director and officer has the right to acquire within sixty days.

(3)

Assumes that all of the shares being offered are sold

(4)

Based on shares issued and outstanding as of February 4, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following persons has any direct or indirect material interest in any transaction to which we are a party during the past two years, or in any proposed transaction to which the Company is proposed to be a party:

A. any director or officer;
B. any proposed nominee for election as a director;
C. any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or
D. any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary.

On May 1, 2013, President, CEO and Director, Jerry G. Mikolajczyk, loaned to the Company $20,000 to be applied against the purchase of Series B Preferred Shares. The loan is unsecured and non-interest bearing.

Potential Conflict of Interest

Prior to June 1, 2011, our President, CEO and Director, Jerry G. Mikolajczyk, performed services for the Company on a consulting contract through a consulting agency, Comtax Services, Inc. (Comtax). From April 1, 2010 to February 28, 2011, Comtax charged a fixed monthly fee of $2,500, a minimum of 10 hours per month for Mr. Mikolajczyk, an aggregate of $27,500 for the 11 months for Mr. Mikolajczyk’s services to the Company. For the period March 1, 2011 to May 31, 2011, Comtax charged the Company an aggregate of $387,275 (1,106.5 hours) for the services of Mr. Mikolajczyk plus $9,656.50 in travel expenses Mr. Mikolajczyk incurred on behalf of the Company. On October 31, 2012, Comtax assigned the trade payables to Mr. Mikolajczyk d/b/a/ Lighthouse Investments, as unsecured Promissory Notes. The Promissory Notes, an aggregate of $398,248.50, are non-interest bearing. Mr. Mikolajczyk was an officer of Comtax until his resignation on May 31, 2011 and terminated his consulting contract with Comtax as of May 31, 2011 prior to accepting his executive and director positions with the Company.

The current officers and directors of the Company shall devote full-time to the Company. If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of the Company must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 5,000,000,000 shares of $0.0001 par value common stock. All common stock shares have equal voting rights, are non-assessable, and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company. Holders of our common stock are entitled to receive such dividends as our Board may declare from time to time from any surplus that we may have. We have not paid dividends on our common stock since the date of our incorporation and we do not anticipate paying any common stock dividends in the foreseeable future. We anticipate that any earnings will be retained for development and expansion of our businesses and we do not anticipate paying any cash dividends in the foreseeable future. Future dividend policy will depend upon our earnings, financial condition, contractual restrictions and other factors considered relevant by our Board and will be subject to limitations imposed under Nevada law.

Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock, par value $0.0001. On November 30, 2011 and January 12, 2013, the Board of Directors of the Company approved the allocation of 4,000,000 of the 50,000,000 authorized Preferred Shares of the Company as Series A Preferred Shares with the following rights:

• Convertible to one hundred (100) common shares of the Company for each one (1) Series A Preferred Share
• Voting rights equal to one hundred (100) votes for each Series A Preferred Share

The consideration for one (1) Series A Preferred Share is set at $0.50.

On April 29, 2013, the Board of Directors of the Company approved the allocation of 750,000 of the 50,000,000 authorized Preferred Shares of the Company as Series B Preferred Shares with the following rights:

1.

May be converted by the holder into Company common stock. The conversion ratio is such that if the full 750,000 Series B Shares are issued, they will convert into Company common shares representing 70% of the fully diluted outstanding common shares outstanding after the conversion (which includes all common shares outstanding plus all common shares potentially issuable upon the conversion of all derivative securities not held by the holder).

2.

If the full 750,000 Series B Shares are not issued, the issued Series B Shares divided by 750,000 multiplied by 70% will represent the percentage of the fully diluted outstanding common shares outstanding after the conversion (which includes all common shares outstanding plus all common shares potentially issuable upon the conversion of all derivative securities not held by the holder). For example: 500,000 Series B Shares issued will result in the holder having 46.67% (500,000/750,000 X 70% = 46.67%) of the fully diluted outstanding common shares.

3.

The holder of Series B Shares may cast the number of votes at a shareholders meeting or by written consent that equals the number of common shares into which the Series B Shares are convertible on the record date for the shareholder action.

4.

In the event the Board of Directors declares a dividend payable to Company common shareholders, the holders of Series B Shares will receive the dividend that would be payable if the Series B Shares were converted into Company common shares prior to the dividend.

5.

In the event of a liquidation of the Company, the holders of Series B Shares will receive a preferential distribution of $0.001 per share, and will share in the distribution as if the Series B Shares had been converted into common shares.

The consideration for one (1) Series B Preferred Share is set at $0.50.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock trades on the OTCQB under the symbol ("XNRG"). There is a very limited market for our common stock, with very limited trading activities. Until October 2009 there was no posted bid or ask price for our common stock. The following table shows the high and low closing sales prices for our Common Stock for the two most recent fiscal years and the first quarter of the current fiscal year ending May 31, 2014. The quotations reflect inter dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The information is derived from information received from online stock quotation services.

	Year ended May 31, 2014		Year ended May 31, 2013		Year ended May 31, 2012
	HIGH	LOW	HIGH	LOW	HIGH	LOW
First Quarter	$0.0060	$0.0008	$0.08	$0.03	$0.14	$0.01
Second Quarter	$0.0014	$0.0001	$0.04	$0.00	$0.02	$0.00
Third Quarter	N/A	N/A	$0.02	$0.00	$0.12	$0.02
Fourth Quarter	N/A	N/A	$0.02	$0.01	$0.08	$0.01

Holders

As of November 30, 2013, the Company had 62 active shareholders of record. This number does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

Transfer Agent

Our transfer agent is Holladay Stock Transfer, Inc. whose address is 2939 N. 67th Place #C, Scottsdale, Arizona  85251 and their telephone number is (480) 481-3940.

Dividends

Holders of our common stock are entitled to receive such dividends as our Board may declare from time to time from any surplus that we may have. We have not paid dividends on our common stock since the date of our incorporation and we do not anticipate paying any common stock dividends in the foreseeable future. We anticipate that any earnings will be retained for development and expansion of our businesses and we do not anticipate paying any cash dividends in the foreseeable future. Future dividend policy will depend upon our earnings, financial condition, contractual restrictions and other factors considered relevant by our Board and will be subject to limitations imposed under Nevada law.

Executive and Board Compensation

The Company entered in a Management and Financial Service Agreement with Mr. Wayne St. Cyr as the Executive Vice President, Marketing and Strategic Development on December 21, 2010 for a ten day period ending December 31, 2010 which was extended for a 12 month term to December 31, 2011, whereby the Executive Vice President, Marketing and Strategic Development is paid $10,000 per month. The Company has not renewed the contract with Mr. Ct. Cyr and has retained Mr. St. Cyr on a month to month basis. In addition to his duties as Executive Vice President, Marketing and Strategic Development, Mr. St. Cyr is the Corporate Secretary for the Company. Mr. St Cyr is paid $10,000 per month.

The Company entered into a Management and Financial Service Agreement for Mr. Jerry G. Mikolajczyk for a 12-month period commencing on June 1, 2011 and ending May 31, 2012. Mr. Mikolajczyk is hired through a service company, and will be paid $120,000 in cash payments for the services of Mr. Mikolajczyk. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5,000,000. The Company has not renewed the contract with Mr. Mikolajczyk. Mr. Mikolajczyk continues to work for the Company on a month-to-month basis and is paid $10,000 per month.

The Company entered into a Management and Financial Service Agreement with Mr. Peter Matousek for a 12-month period commencing June 1, 2011 and ending May 31, 2012 whereby Mr. Matousek will be paid $90,000 in cash payments. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5,000,000. The Company has not renewed the contract with Mr. Matousek. Mr. Matousek continues to work for the Company on a month-to-month basis and is paid $7,500 per month.

The Company entered into Board Member Compensation Agreements with Mr. Kevin M. Grapes and Mr. Jerry G. Mikolajczyk as directors of the Company for a term of one (1) year ending August 31, 2012. Both Mr. Grapes and Mr. Mikolajczyk will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses.

On May 21, 2012, Mr. Kevin M. Grapes resigned as a Board member.

On May 22, 2012, Company entered into a Board Member Compensation Agreement with Dr. William D. Spier as a director of the Company for a term of one (1) year ending May 31, 2013. Dr. Spier will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses.

On May 25, 2012, Company entered into a Board Member Compensation Agreement with Mr. Peter Matousek as a director of the Company for a term of one (1) year ending May 31, 2013. Mr. Matousek will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses.

The Company authorized and approved an aggregate of 136,129 shares for the period ended May 31, 2012 with an average price of $0.0333 per share to the Board pursuant to a Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Kevin M. Grapes, Mr. Peter Matousek and Dr. William D. Spier. The Company issued 105,000 of the 136,129 shares to the Board as of May 31, 2012.  The balance,  31,129 shares, cost of $2,106 for the period March 1, 2012 to May 31, 2012,  were issued to the Board on June 25, 2012.

The Company authorized and approved an aggregate of 45,000 shares for the period ended August 31, 2012 with an average price of $0.04033 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier. The 45,000 shares were issued to the Board on October 26, 2012.

On August 31, 2012, Jerry G. Mikolajczyk was re-appointed as a director by the Board of Directors of the Company for another one-year term ending August 31, 2013.  In consideration for Mr. Mikolajczyk’s service as director, the Company will issue 5,000 shares per month of the Company’s stock, which will be valued based on the average of the five trading day close price prior to each month end.  In addition, the Company will reimburse Mr. Mikolajczyk for the preapproved cost of airfare, travel expenses and disbursements made on behalf of the Company.

The Company authorized and approved an aggregate of 45,000 shares for the period ended November 30, 2012 with an average price of $0.01228 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier.

The Company authorized and approved an aggregate of 45,000 shares for the period ended February 28, 2013 with an average price of $0.01093 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier.

On May 30, 2013, the Board of Directors renewed the Board Member Compensation Agreement with Dr. William D. Spier as a director of the Company for a term of one (1) year ending May 31, 2014. Mr. Spier will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5 million.

On May 30, 2013, the Board of Directors renewed the Board Member Compensation Agreement with Mr. Peter Matousek as a director of the Company for a term of one (1) year ending May 31, 2014. Mr. Matousek will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5 million.

On May 31, 2013, the Company entered into a Management and Financial Service Agreement with Dr. William D. Spier as Treasurer of the Company for a 12-month period commencing June 1, 2013 and ending May 31, 2014 whereby Dr. Spier will be paid $90,000 in cash payments. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5 million.

The Company authorized and approved an aggregate of 45,000 shares for the quarter ending May 31, 2013 with an average price of $0.01033 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier.

The Company issued an aggregate of 90,000 shares for the six month period ending November 30, 2013 with an average price of $0.001267 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier.

Sales of Unregistered Securities Since May 31, 2010

We issued shares of our common stock to investors which were exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") by virtue of Section 4(2)(a) or 3(a)(9) thereof, or Regulation D or Regulation S promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

The Company issued 1,259,000 common shares on November 30, 2010 for $62,950 for Accounts Receivable assignment. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 741,000 common shares on November 30, 2010 for $37,050 cash in a negotiated transaction with an investor to fund the ongoing operations of the Company. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 10,000 common shares on February 28, 2011 for $1,100 pursuant to an Oil and Gas Field Operations Services agreement with the Company. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company redeemed on March 28, 2011, 140 million shares of the Company’s common stock at a price of $87,500 or $0.000625 per share from Peter Matousek, the Company’s president and director, at the time.

On March 28, 2011, the Company redeemed 60 million shares of the Company’s common stock from four shareholders. The purchase price for the 60 million totaled $37,500 or $0.000625 per share.

The Company authorized and approved an aggregate of 112,500 shares for the period ending May 31, 2011 with an average price of $0.1263 per share to the Executive and Board pursuant to a Management and Financial Service Agreement with Mr. Peter Matousek and a Board Member Compensation Agreement with Mr. Peter Matousek and Mr. Donald Lynch. During the fiscal year ending May 31, 2011, the Company issued 75,000 of the 112,500 shares to the Executive and Board with the remaining 37,500 shares issued on June 6, 2011. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 18 Million shares on April 12, 2012 for $900,000 pursuant to a twenty-four month agreement with Charles Morgan Securities Inc. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company authorized and approved an aggregate of 136,129 shares for the period ended May 31, 2012 with an average price of $0.0333 per share to the Executive and Board pursuant to Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Donald Lynch, Mr. Jerry G. Mikolajczyk, Mr. Kevin M. Grapes and Dr. William D. Spier. The Company issued 105,000 of the 136,129 shares to the Board as of May 31, 2012.  The balance,  31,129 shares, cost of $2,106 for the period March 1, 2012 to May 31, 2012, were issued to the Board on June 25, 2012. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 20 Million shares on August 31, 2012 for $1,000,000 pursuant to a twenty-four month agreement with Prodigy Asset Management, LLC. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 11.7 Million shares on August 31, 2012 for $585,000 pursuant to a Purchase and Sales agreement with Vencedor Energy Partners for the acquisition of 30 oil and gas well locations in Venango County, Pennsylvania. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

On September 20, 2012, the Company and CMS mutually agreed to terminate the IBA agreement between the Company and CMS and the 18 Million shares were cancelled.

The Company issued 1,428,571 shares on October 22, 2012 for $5,000 pursuant to a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 16.2 Million shares on October 26, 2012 for $810,000 pursuant to a twelve month Financial Consulting Services Agreement with Vaquero Private Capital, Inc. effective as of June 1, 2012. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 243,103 shares on October 26, 2012 for $6,078 for interest and penalties to a 3rd party lender. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company authorized and approved 45,000 shares for the period ended August 31, 2012 with an average price of $0.04033 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier. The 45,000 shares were issued to the Board on October 26, 2012. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 1,162,790 shares on November 12, 2012 for $5,000 pursuant to a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company authorized and approved 45,000 shares for the period ended November 30, 2012 with an average price of $0.012167 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier. The 45,000 shares were issued to the Board on December 18, 2012. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 54,322 shares on December 18, 2012 for $1,880 for interest and penalties to a 3rd party lender. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 423,728 shares on April 17, 2013 for $2,500 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 45,000 shares on April 30, 2013 for the period ended February 28, 2013 with an average price of $0.0109267 per share for Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 4,081,633 shares on April 30, 2013 for $40,000 as incentive to enter into a reserve equity financing agreement dated May 7, 2013. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 2,061,855 shares on April 30, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 2,857,143 shares on May 2, 2013 for $12,000 pursuant to the conversion of a Convertible Promissory Note dated October 26, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 2,222,222 shares on May 8, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 3,658,537 shares on May 9, 2013 for $15,000 pursuant to the conversion of a Convertible Promissory Note dated October 26, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 1,700,000 shares on May 10, 2013 for $6,800 including $1,300 for interest pursuant to the conversion of a Convertible Promissory Note dated October 26, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 4,811,707 shares on May 13, 2013 for $19,728 including $2,228 for interest pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 45,000 shares on May 31, 2013 for the period ended May 31, 2013 with an average price of $0.010333 per share for Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 5,714,286 shares on June 13, 2013 for $12,000 pursuant to the conversion of a Convertible Promissory Note dated December 6, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 5,000,000 shares on June 17, 2013 for $13,750 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 7,380,952 shares on June 19, 2013 for $15,500 pursuant to the conversion of a Convertible Promissory Note dated December 6, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 4,000,000 shares on July 8, 2013 for $4,600 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 9,090,909 shares on July 15, 2013 for $10,000 and 1,363,636 shares for $1,500 for interest, both pursuant to the conversion of a Convertible Promissory Note dated December 6, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 12,195,121 shares on July 22, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 14,285,714 shares on August 9, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 20,689,655 shares on August 20, 2013 for $12,000 pursuant to the Stock and Securities Exchange Agreement for a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 33,000,000 shares on August 26, 2013 for $16,500 pursuant to the Stock and Securities Exchange Agreement for a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 16,949,152 shares on August 26, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 20,408,163 shares on September 6, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 19,186,046 shares on September 9, 2013 for $8,250 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 27,500,000 shares on September 16, 2013 for $8,250 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 26,950,185 shares on September 17, 2013 for $11,319.07 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 33,300,000 shares on September 20, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 27,272,727 shares on September 25, 2013 for $9,000 pursuant to the conversion of a Convertible Promissory Note dated January 1, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 20,833,333 shares on October 4, 2013 for $5,000 pursuant to the conversion of a Convertible Promissory Note dated January 1, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 37,500,000 shares on October 11, 2013 for $7,500 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 20,090,864 shares on October 11, 2013 for $5,330.93 and 7,589,856 shares for $2,013.90 for interest, both pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,090,909 shares on October 17, 2013 for $7,500 pursuant to the conversion of a Convertible Promissory Note dated January 1, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 29,411,764 shares on October 31, 2013 for $5,000 pursuant to the conversion of a Convertible Promissory Note dated January 1, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company cancelled 20 million shares on October 31, 2013 issued to Prodigy Asset Management, LLC pursuant to the mutually agreed termination of  the August 31, 2012 Financing Facilities Consulting Agreement.

The Company issued 7,692,308 shares on November 7, 2013 for $1,000 pursuant to the conversion of a Convertible Promissory Note dated January 1, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 45,000,000 shares on November 8, 2013 for $4,500 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,454,545 shares on November 14, 2013 for $3,790 pursuant to the conversion of a Convertible Promissory Note dated May 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,454,545 shares on November 19, 2013 for $3,790 pursuant to the conversion of a Convertible Promissory Note dated May 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued an aggregate of 90,000 shares for the six month period ending November 30, 2013 with an average price of $0.001267 per share on November 27, 2013 to the Board pursuant to Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 6,418,980 shares on November 27, 2013 for $3,902.74 for interest pursuant to a Convertible Promissory Note dated January 1, 2013. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 90,000,000 shares on December 3, 2013 for 9,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,333,333 shares on December 11, 2013 for $2,060 pursuant to the conversion of a Convertible Promissory Note dated May 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,000,000 shares on December 12, 2013 for $1,700 pursuant to the conversion of a Convertible Promissory Note dated June 5, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,000,000 shares on December 12, 2013 for $1,700 pursuant to the conversion of a Convertible Promissory Note dated June 5, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,333,333 shares on December 16, 2013 for $2,060 pursuant to the conversion of a Convertible Promissory Note dated May 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 100,000,000 shares on December 18, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 46,500,000 shares on December 23, 2013 for $2441.25 pursuant to the conversion of a Convertible Promissory Note dated July 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 122,830,000 shares on January 9, 2014 for $12,238 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 56,000,000 shares on January 16, 2014 for $2,800 pursuant to the conversion of a Convertible Promissory Note dated June 5, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,333,333 shares on January 22, 2014 for $2,060 pursuant to the conversion of a Convertible Promissory Note dated May 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 72,000,000 shares on January 27, 2014 for $3,780 pursuant to the conversion of a Convertible Promissory Note dated July 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

Penny Stock Considerations

Our common stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Common Stock Currently Outstanding

As of February 4, 2014, all of our currently outstanding shares consist of 1,551,703,889 shares of common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Stockholders

We have filed all necessary periodic reports, and other information with the SEC. We have provided annual reports to our stockholders containing audited financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 11, 2009, we dismissed the auditing firm of Moore & Associates, Chartered Independent Registered Public Accounting Firm (“Moore and Associates”) and approved the engagement of Weinberg & Baer LLC, Certified Public Accountants. During the fiscal year ended May 31, 2008 and the subsequent interim periods until the change, there were no disagreements with Moore & Associates, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore & Associates, would have caused them to make reference in connection with their report to the subject matter of the disagreement, and Moore & Associates, Chartered has not advised the Company of any reportable events.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of the Nevada Revised Statutes, contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in or not opposed to the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

EXPERTS

Financial Auditors

Our most current audited consolidated financial statements for the period ending May 31, 2013 from inception are included in this prospectus have been so included in reliance on the report of Weinberg & Baer LLC, 115 Sudbrook Lane, Suite 210, Baltimore, MD 21208, independent public accountant, given on that firm’s authority as experts in auditing and accounting.

Legal Counsel Providing Legal Opinion

The validity of the issuance of the shares of common stock will be passed upon for the company by Matthew McMurdo, Esq. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

Matthew McMurdo, Esq.

28 West 44th Street, 16th Floor

New York, NY 10036

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1/A (File Number 333-191200) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We make available to our stockholders annual reports (on Form 10-K) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

Xun Energy, Inc.

12759 NE Whitaker Way, #C453

Portland, Oregon, 97230, Telephone: (775)-200-0505

XUN ENERGY, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

Page

Consolidated Balance Sheets at May 31, 2013 and May 31, 2012	F2

Consolidated Balance Sheets at November 30, 2013 and May 31, 2013	F31

XUN ENERGY, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

AUDITED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2013

Page

Report of Registered Independent Auditors	F3

Consolidated Balance Sheets at May 31, 2013 and May 31, 2012	F4

Consolidated Statement of Operations for the year ended May 31, 2013 and May 31, 2012 and from Inception (December 20, 2007) to May 31, 2013	F5

Consolidated Statements of Stockholders Equity from Inception (December 20, 2007) to May 31, 2013	F6

Consolidated Statements of Cash Flows for the year ended May 31, 2013 and May 31, 2012 and Cumulative since Inception to May 31, 2013	F7

Consolidated Statements Of Cash Flows For The Year Ended May 31, 2013 And May 31, 2012 And Cumulative Since Inception To May 31, 2013 - Supplemental Disclosures With Respect To Cash Flows	F8

Notes to Consolidated Financial Statements as of May 31, 2013	F9

F2

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

of Xun Energy, Inc.

We have audited the accompanying balance sheets of Xun Energy, Inc. and subsidiaries (a Nevada corporation in the development stage) as of May 31, 2013 and 2012, and the related statements of operations, stockholders’ equity, and cash flows for the years ended May 31, 2013 and 2012, and from inception (December 20, 2007) through May 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xun Energy, Inc. and subsidiaries as of May 31, 2013 and 2012, and the results of its operations and its cash flows for the years ended May 31, 2013 and 2012, and from inception (December 20, 2007) through May 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of May 31, 2013, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 6 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

September 2, 2013

F3

XUN ENERGY, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
As of MAY 31, 2013 and MAY 31, 2012
(Expressed in U.S. dollars)

ASSETS	2013	2012
Current Assets:
Cash	$23,400	$-
Other Current Assets	$981,000	$833,274
Total Current Assets	$1,004,400	$833,274
Fixed Assets:
Property, Plant and Equipment	942,250	-
Total Property, Plant and Equipment	$942,250	$-
Other Assets:
Intangible Assets - Legal and Contractual
Rights - Oil and Gas Leases	$536,250	$-
Trademarks	$-	$20
Incorporation Costs	$70	$170
Total Legal and Contractual	$536,320	$190
Total Intangible Assets	$536,320	$190
Other Long Term Assets
Bonds	$-	$500
Total Other Long Terms Assets	$-	$500
Total Other Assets	$536,320	$690
Total Assets	$2,482,970	$833,964

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$2,083,338	$1,036,669
Loans payable	$544,746	$419,649
Convertible Promissory Notes, net of discount	$393,818	$-
Total Current Liabilities	$3,021,901	$1,456,318
Long Term Liabilities:
Notes - 3 Years and Less	$-	$116,374
Notes - 3 Years and Less Related Party	$-	$9,436
Total Long Term Liabilities	$-	$125,810
Total Liabilities	$3,021,901	$1,582,128

Stockholders' Equity (Deficit):
Preferred Stock, par value $0.0001, 50,000,000 shares authorized,
none issued and outstanding	$-	$-
Common Stock, par value $0.0001, 5,000,000,000 shares authorized,
385,460,240 and 330,643,500 shares issued and outstanding, respectively	$38,546	$33,064
Paid in Capital	$2,876,422	$919,881
Accumulated Deficit	$(3,453,899)	$(1,701,109)
Total Stockholders' Equity (Deficit)	$(538,932)	$(748,164)
Total Liabilities and Stockholders' Equity (Deficit)	$2,482,970	$833,964

The accompanying notes are an integral part of these consolidated financial statements.

F4

XUN ENERGY, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED MAY 31, 2013 AND May 31, 2012
AND CUMULATIVE FROM INCEPTION (DECEMBER 20, 2007)
(Expressed in U.S. dollars)

	For the year ended May 31, 2013	For the year ended May 31, 2012	December 20, 2007 (Inception) To May 31, 2013
Revenue
Revenue - Operations	$-	$-	$4,637
Total Revenue	$-	$-	$4,637

Cost of Goods Sold	$-	$-	$1,653

Gross Profit	$-	$-	$2,984

Expenses
General and Administrative	$1,620,461	$557,330	$2,893,073
Loss before income taxes	$(1,620,461)	$(557,330)	$(2,890,089)

Other income (expense)	$(132,330)	$(428,187)	$(563,810)

Provision for Income Taxes	$-	$-	$-

Net (Loss)	$(1,752,791)	$(985,517)	$(3,453,899)

Basic and Diluted
(Loss) per Common Shares	a	a

Weighted Average
Number of Common Shares*1	354,002,196	313,943,234

a = Less than ($0.01) per share

The accompanying notes are an integral part of these consolidated financial statements.

F5

XUN ENERGY, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE PERIOD FROM INCEPTION (DECEMBER 20, 2007) THROUGH MAY 31, 2013
(Expressed in U.S. dollars)

	Common Stock Shares*1		Common Stock Amount		Additional Paid in Capital		Retained Earnings	Total Equity
Inception December 20, 2007	-		$-		$-		$-	$-
Common stock issued to Directors	400,000,000		$40,000		$(35,000)		$-	$5,000
Common stock issued - Private Placement	110,416,000		$11,042		$44,166		$-	$55,208
Net loss for the year		$		$			$(85)	$(85)
Balance, May 31, 2008	510,416,000		$51,042		$9,166		$(85)	$60,123
Net loss for the year		$		$			$(50,170)	$(50,170)
Balance, May 31, 2009	510,416,000		$51,042		$9,166		$(50,255)	$9,953
Net loss for the year		$		$			$(50,744)	$(50,744)
Balance, May 31, 2010	510,416,000		$51,042		$9,166		$(100,999)	$(40,791)
Common stock issued to Directors	75,000		$8		$9,243		$-	$9,250.00
Common stock issued - Asset Purchase	1,259,000		$126		$62,824		$-	$62,950.00
Common stock issued	741,000		$74		$36,976		$-	$37,050.00
Common stock issued to Consultant	10,000		$1		$1,099		$-	$1,100.00
Common stock retirement	(200,000,000)		$(20,000)		$(105,000)		$-	$(125,000.00)
Net loss for the period	0		$0		$0		$(614,592)	$(614,592.43)
Balance, May 31, 2011	312,501,000		$31,250		$14,308		$(715,592)	$(670,034)
Common stock issued to Directors	142,500		$14		$7,373		$-	$7,387.00
Common stock issued to Consultant	18,000,000		$1,800		$898,200		$-	$900,000.00
Net loss for the period							$(985,517)	$(985,517)
Balance, May 31, 2012	330,643,500		$33,064		$919,881		$(1,701,109)	$(748,164)
Common stock issued to Directors	211,129		$21		$5,409		$-	$5,430
Common stock issued for Assets	11,700,000		$1,170		$583,830		$-	$585,000
Common Stock issued to Consultants	40,281,633		$4,028		$1,845,972		$-	$1,850,000
Common stock issued to Lenders for Interest	1,165,839		$117		$11,369		$-	$11,486
Common Stock issued to reduce CPN's	19,458,139		$1,946		$28,675		$-	$30,621
Common Stock Cancelled - Note 3	(18,000,000)		$(1,800)		$(898,200)		$-	$(900,000)
Discount on CPN's		$			$379,486	$		$379,486
Net loss for the period		$		$			$(1,752,791)	$(1,752,791)
Balance, May 31, 2013	385,460,240		$38,546		$2,876,422		$(3,453,899)	$(538,932)

*1 - The number of issued and outstanding shares of common stock has been adjusted to reflect an 80:1 forward split effective August 3, 2010

The accompanying notes are an integral part of these consolidated financial statements.

F6

XUN ENERGY, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED MAY 31, 2013 AND MAY 31, 2012 AND CUMULATIVE FROM INCEPTION (DECEMBER 20, 2007)

(Expressed in U.S. dollars)

		For the Year end May 31, 2013	For the Year end May 31, 2012	December 20, 2007 (Inception) to May 31, 2013
Net Cash Provided by (Used in) Operating Activities
Net Income (Loss), Including Portion Attributable to Noncontrolling Interest		$(1,752,791)	$(985,517)	$(3,453,899)
Adjustments to Reconcile Net Income (Loss) to Cash Provided by (Used in) Operating Activities
Adjustments, Noncash Items, to Reconcile Net Income (Loss) to Cash Provided by (Used in) Operating Activities
Share based - compensation		$5,430	$7,387	$23,167
Share based - interest		$11,486	$0	$11,486
Share based - financial services		$950,000	$75,000	$1,025,000
Non-cash amortization - debt discount		$116,950	$0	$116,950
Non-cash - Inventory		$0	$283	$283
Gain on debt extinguishment		$(30,000)	$0	$(30,000)
Corporate Overhead allocated to Fixed Assets		$(58,500)	$0	$(60,822)
Depletion		$0	$0	$835
Other Current Assets, net		$(147,726)	$(408,017)	$(555,743)
Interest Accrued		$33,703	$689	$34,513
Adjustments, Noncash Items, to Reconcile Net Income (Loss) to Cash Provided by (Used in) Operating Activities		$881,343	$(324,658)	$565,669
Increase (Decrease) in Operating Capital
Increase (Decrease) in Operating Assets
Property, Plant and Equipment impairment		$0	$18,840	$18,840
Oil and Gas leases forfeitures		$0	$5,583	$5,583
Oil and Gas leases impairment		$0	$399,743	$399,743
Other Asset Impairment		$120	$0	$120
Reclamation Bonds returned		$500	$0	$500
Increase (Decrease) in Operating Assets		$620	$424,166	$424,786
Increase (Decrease) in Operating Liabilities	$	$	$
Accounts payable and accrued liabilities		$1,046,669	$525,861	$2,083,337
Increase (Decrease) in Operating Liabilities		$1,046,669	$525,861	$2,083,337
Adjustments to Reconcile Net Income (Loss) to Cash Provided by (Used in) Operating Activities		$1,928,631	$625,370	$3,073,793
Net Cash Provided by (Used in) Operating Activities		$175,841	$(360,147)	$(380,107)
Net Cash Provided by (Used in) Investing Activities
Payments to Acquire Property, Plant, and Equipment		$(835,000)	$0	$(852,637)
Payments to Acquire Intangible Assets		$0	$(70)	$(5,773)
Payments to Acquire Other Productive Assets		$0	$0	$(500)
Net Cash Provided by (Used in) Investing Activities		$(835,000)	$(70)	$(858,909)
Net Cash Provided by (Used in) Financing Activities
Proceeds from issuance of common stock		$0	$0	$160,208
Repayments of Short-term Debt		$(10,500)	$(35,642)	$(127,142)
Proceeds from Short-term Debt		$693,059	$370,791	$1,229,350
Net Cash Provided by (Used in) Financing Activities		$682,559	$335,149	$1,262,416
Cash and Cash Equivalents, Period Increase (Decrease)		$23,400	$(25,069)	$23,400
Cash and Cash Equivalents, beginning of period		$0	$25,069	$0
Cash and Cash Equivalents, at end of period		$23,400	$0	$23,400

The accompanying notes are an integral part of these consolidated financial statements.

F7

XUN ENERGY, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED MAY 31, 2013 AND MAY 31, 2012 AND CUMULATIVE FROM INCEPTION (DECEMBER 20, 2007) SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

(Expressed in U.S. dollars)

	For the Year end May 31, 2013	For the Year end May 31, 2012	December 20, 2007 (Inception) to May 31, 2013
SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS:
Cash paid for income taxes	$0	$0	$0
Cash paid for interest	$0	$0	$222

NON-CASH FINANCING AND INVESTING ACTIVITIES:			0
Inventory - non cash capitalization	$0	$(283)	$0
Convertible Promissory Note - non-cash capitalization	$51,879	$0	$51,879
Prepaid Expenses - non-cash capitalization	$950,000	$900,000	$1,850,000
Purchase of Intangible Assets - non-cash capitalization	$585,000	$0	$585,000
Debt Discount - non cash capitalization	$327,607	$0	$327,607
Common Stock issued for repayment of loans	$82,500	$0	$82,500

The accompanying notes are an integral part of these consolidated financial statements.

F8

XUN ENERGY, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2013

NOTE 1: ORGANIZATION, CONSOLIDATION AND PRESENTATION OF FINANCIAL STATEMENTS

NATURE OF BUSINESS

The Company is engaged primarily in the acquisition, work-over development, and production of oil and gas properties. Such activities are concentrated in North American onshore, primarily in the United States in the State of Pennsylvania. The Company plans to acquire producing or near producing oil and gas properties that will provide cash flow and an upside for future development. We will be scouting for additional properties in and around Texas, Oklahoma, Pennsylvania, Kansas and in Canada.

The Company was incorporated under the laws of the state of Nevada on December 20, 2007 as Real Value Estates, Inc. On July 20, 2010, the Company changed its name to Xun Energy, Inc. and on February 7, 2011, the Company established two subsidiaries in the State of Kentucky.  The Company acquired three oil and gas leases in the State of Kentucky on February 28, 2011 and began production of oil on one of its leases in March 2011.

On February 6, 2012, the Company established a subsidiary in the State of Florida.

On August 31, 2012, the Company acquired 30 oil and gas well locations in Venango County, Pennsylvania with an option to acquire an additional 15 oil and gas locations. Work commenced on the first 5 oil well locations on the Rice lease in Venango, County, Pennsylvania in March 2013 and as of May 31, 2013 the roads and drill pads were under constructed.

OPERATING COMPANY

On April 18, 2011, the Company filed a Form 8-K with the United States Securities and Exchange Commission (“SEC”) disclosing that the Company is no longer considered a shell and has completed a workover program on one of its wells. The Company operations are extensively involved in oil and gas operations even though the Company has had limited revenue from the oil and gas operations.

NOTE  2: SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

BASIS OF ACCOUNTING

Our consolidated financial statements include the accounts of all of our wholly-owned subsidiaries and we have eliminated all significant intercompany balances and transactions in consolidation.

FISCAL YEAR

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a May 31 fiscal year end.

PRINCIPLES OF CONSOLIDATION

The Consolidated Financial Statements include the accounts of Xun Energy, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. The consolidated financial statements are presented in accordance with the accounting principles generally accepted in the United States.

INTERNATIONAL FINANCIAL REPORTING STANDARDS (IFRS)

The Company has adopted the International Financial Reporting Standards code of accounts. However, the Company’s consolidated statements are completed using USA GAAP.

F9

EARNINGS PER SHARE

Basic earnings per share amounts are computed by dividing the net income (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of antidilutive items in the Company.

CASH EQUIVALENTS

The Company may, from time to time, invest cash in excess of our immediate operating requirements in short-term time deposits and money market instruments generally with original maturities at the date of purchase of three months or less. The Company considers all liquid investments with maturity of three months or less when purchased to be cash equivalents.

USE OF ESTIMATES -

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from these estimates, and changes in these estimates are recorded when known. Significant items subject to such estimates and assumptions include, but are not limited to, the following:

• Estimates of proved reserves and related estimates of the present value of future net revenues;
• Carrying value of oil and gas properties;
• Estimates of the fair value of reporting units and related assessment of goodwill for impairment;
• Income taxes;
• Asset retirement obligations;
• Legal contingencies and environmental risks and exposures.

PROPERTY AND EQUIPMENT

The Company follows the successful efforts (“SE”) cost method of accounting for its oil and gas properties. Accordingly, only those expenses associated with successfully locating new oil and natural gas reserves are capitalized. For unsuccessful (or "dry hole") results, the associated operating costs are immediately charged against revenues for that period.

All costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, and leasehold equipment, are capitalized.  Please refer to INTANGIBLE ASSETS - LEGAL AND CONTRACTUAL - RIGHTS in this NOTE for further detail.

Internal costs incurred that are directly identified with acquisition, exploration and development activities undertaken by the Company for its own account, and that are not related to production, general corporate overhead or similar activities, are also capitalized.

Interest costs incurred and attributable to unproved oil and gas properties under current evaluation and major development projects of oil and gas properties are also capitalized. All costs related to production activities, including workover costs incurred solely to maintain or increase levels of production from an existing completion interval, are charged to expense as incurred.

Indirect costs, such as General and Administrative costs, are allocated to capital costs at a rate of 10% of the direct costs associated with the acquisition, exploration, and development activities undertaken by the Company for its own account.

Capitalized costs are depleted by an equivalent unit-of-production cost method, converting gas to oil at the ratio of six thousand cubic feet of gas to one barrel of oil. Depletion is calculated using the capitalized costs, including estimated asset retirement costs, plus the estimated future expenditures (based on current costs) to be incurred in developing or working over an oil or gas well, proved reserves, net of estimated salvage values.

Depletion is charged for each barrel of oil equivalent until the oil or gas well is no longer deemed economical for production of oil or gas. An over recovery of depletion by the Company may result from oil and gas wells producing more oil and gas than the reserve reports estimated. The over-recovery will be charged to income on a quarterly basis after the Company reviews the over-recovery and deducts an allowance for remediation, well capping and abandonment and future maintenance or workover costs.

Costs associated with unproved properties are excluded from the depletion calculation until it is determined whether or not proved reserves can be assigned to such properties. The Company assesses its unproved properties for impairment quarterly. Significant unproved properties are assessed individually.

F10

No gain or loss is recognized upon disposal of oil and gas properties unless such disposal significantly alters the relationship between capitalized costs and proved reserves.

Depreciation and amortization of other property and equipment, including corporate and other midstream assets and leasehold improvements, are provided using the straight-line method based on estimated useful lives ranging from three to 39 years. Interest costs incurred and attributable to major midstream and corporate construction projects are also capitalized.

The Company recognizes liabilities for retirement obligations associated with tangible long-lived assets, such as producing well sites, when there is a legal obligation associated with the retirement of such assets and the amount can be reasonably estimated. The initial measurement of an asset retirement obligation is recorded as a liability at its fair value, with an offsetting asset retirement cost recorded as an increase to the associated property and equipment on the consolidated balance sheet. If the fair value of a recorded asset retirement obligation changes, a revision is recorded to both the asset retirement obligation and the asset retirement cost. The asset retirement cost is depreciated using a systematic and rational method similar to that used for the associated property and equipment.

The Schedule of  Plant, Property and Equipment details are as follows:

Schedule of Plant, Property and Equipment

Description	May 31, 2013	May 31, 2012
Plant - Oil Wells: Beginning of year	$0	$0
Work in Progress-Intangible	$694,035	$0
Work in Progress-Tangible	$140,965	$0
Rights (leases)	$107,250	$0
Subtotal	$942,250	$0
Depletion	$0	$0
Depreciation	$0	$0
Net Plant - Oil Wells: End of year	$942,250	$0

OIL AND GAS EXPLORATION

The Company does not explore for oil and gas deposits. The Company may drill a new well, which is categorized as an offset well to an existing well that is producing oil or gas. The Company’s current business model does not include “wild cat” or exploratory drilling.

OIL AND GAS DEVELOPMENT - OFFSET DRILLING

The Company's development - offset drilling program consists of drilling new wells within a proven and producing property. Well locations are selected by geologists based on known and historical data from producing oil and gas wells within the property or adjoining properties. All costs of drilling a new offset well are capitalized and amortized (depletion) on a per-unit of barrel equivalent of production.

OIL AND GAS DEVELOPMENT - WORKOVER PROGRAM

The Company’s development - workover program consists of re-entering or completing a workover on an oil or gas well that has a historical evidence of oil or gas production or that is currently producing oil and gas at a fractional output compared to when the oil and gas wells first came into production. Workover activities include one or more of a variety of remedial operations on a producing well or inactive well to try to increase production. All costs of a workover are capitalized and amortized (depletion) on a per-unit of barrel equivalent of production.

OIL AND GAS RESERVES

The Company does not have proven reserves of oil or gas on its current oil and gas leases.

 INTANGIBLE ASSETS - LEGAL AND CONTRACTUAL - RIGHTS

The Company capitalizes the expenses incurred for acquiring oil and gas leases. The oil and gas leases are contracts between

F11

mineral owner, otherwise known as the lessor and the Company or working interest owner, otherwise known as the lessee in which the lessor grants the lessee the rights to explore, drill and produce oil, gas and other minerals for a specified primary term and thereafter as long as oil, gas, or other minerals are being produced in paying quantities. This lease gives the lessee a working interest. The oil and gas lease is granted in exchange for royalty payments to the lessor.

The capitalized costs include but are not limited to: the acquisition cost of the oil and gas leases, legal, travel, consultant studies, reserve reports, financing charges including an overhead allocation on closing. Many of the oil and gas leases have production covenants, which if not complied with during the term of the lease, the Company may forfeit the oil and gas lease. On a yearly basis, the oil and gas leases are reviewed for expiry and or non performance by the Company of any of the covenants in the oil and gas leases.

The Schedule of Oil and Gas Rights are as follows:

Schedule of Oil and Gas Rights

Description	May 31, 2013	May 31, 2012
Oil and Gas Leases: Beginning of year	$0	$5,583
Acquisitions/Work in Progress	$643,500	$399,743
Subtotal	$643,500	$405,326
Capitalized as Fixed Assets	(107,250)	0
Forfeitures during the period	$0	$(5,583)
Impairments during the period	$0	$(399,743)
Oil and Gas Leases: End of year	$536,250	$0

OIL AND GAS REVENUE RECOGNITION

Oil and gas sales are recognized when production is sold to a purchaser at a fixed or determinable price, delivery has occurred, title has transferred, and collectability of the revenue is probable. Delivery occurs and title is transferred when production has been delivered to a pipeline, railcar, truck, or a tanker lifting has occurred. Cash received relating to future production is deferred and recognized when all revenue recognition criteria are met. Taxes assessed by governmental authorities on oil and gas sales are included in the Cost of Goods in the accompanying Consolidated Statements of Operations.

GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses are reported net of amounts reimbursed by working interest owners of the oil and gas properties operated by the Company.

ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of the Company’s financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency, or credit risks arising from these financial statements.

INCOME TAX POLICY

Income taxes are provided in accordance with FASB ASC 740. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3: OTHER CURRENT ASSETS

The Other Current Assets account consists of inventory and prepaid expenses. During the fiscal year, the Company entered into two financial advisory contracts to provide consulting services in connection with the Company’s business affairs and assist the Company in raising capital. One consulting contract is with Vaquero Private Capital, Inc. (VPC) is for $810,000 for a 12 month period effective June 1, 2012. As consideration for the services to be provided by VPC, the Company paid VPC 16.2 Million shares of the Company on execution of the agreement. The Company charged $810,000 as a prepaid financial services expense and is amortizing the prepaid expense over 12 months. Refer to additional information on this agreement in Note 21: TERMINATION OF FINANCIAL SERVICES AGREEMENT.

F12

The second consulting contract is with Prodigy Asset Management, Inc. (PAM) is for $1,000,000 for a 24 month period effective August 31, 2012. As one of the considerations for the services to be provided by PAM, the Company paid PAM 20 Million shares of the Company on execution of the agreement. The Company charged $1,000,000 as a prepaid financial services expense and is amortizing the prepaid expense over 24 months.

For the fiscal year ending May 31, 2012, the Company entered into a Investment Banking and Advisory (IBA) agreement with Charles Morgan Securities, Inc. (CMS). As one of the considerations for the services to be provided by CMS, the Company paid CMS 18 Million shares of the Company on execution of the agreement. The Company charged $900,000 as a prepaid financial services expense and is amortizing the prepaid expense over 24 months. On September 20, 2012, the Company and CMS mutually agreed to terminate the IBA agreement between the Company and CMS.  The Company and CMS agreed that the IBA agreement and all rights, obligations, interest, claims and causes of action pursuant thereto shall automatically be canceled, terminated, released and extinguished. As a condition of the Termination Agreement, the Company is obligated to pay $4,000 for legal fees incurred by CMS. The Company issued 18 million common stock (Shares) to CMS of which 7.5 million Shares were released to CMS. These shares are being held as collateral until the Company's pays the $4,000 of legal fees incurred per The Termination Agreement.

On March 18, 2013, the Company entered into an Investor Relations and Marketing Agreement (IRMA) for $351,000 with a third party payable in cash. The IRMA requires the fees to be pre-paid prior to services rendered. The Company has been invoiced for the pre-payment and recorded the invoice in our accounts payable and recorded the expense as a prepaid charge. The Company may terminate the IRMA without penalties or damages.

The Schedule of Other Current Assets are as follows:

Schedule of Other Current Assets

Other Current Asset	May 31, 2013	May 31, 2012
Other Current Assets, Beginning Balance	$833,274	$0
Prepaid Legal	$(3,274)	$8,274
Prepaid Financial Services	$1,336,000	$900,000
Less: Amortization	(1,185,000)	(75,000)
Other Current Assets, Balance end of period	$981,000	$833,274

NOTE 4: OTHER ASSETS

The Schedule of Other Assets are as follows:

Schedule of Other Assets

Description - Other Assets	May 31, 2013	May 31, 2012
Rights - Oil and Gas Leases	$536,250	$0
Trademarks	$0	$20
Incorporation Costs	$70	$170
Bonds	$0	$500
Total Other Assets	$536,320	$690

NOTE 5. ADVERTISING

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of May 31, 2013.

NOTE 6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception (December 20, 2007) to May 31, 2013. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is planning to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be successful in these efforts. There is no guarantee that the Company will be successful generating profits from its oil and gas operations. There is no guarantee that the Company will be able to drawdown on the $15 Million Reserve Equity Financing Agreement with AGS Capital Group, LLC.

F13

NOTE 7: RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On December 20, 2007, pursuant to the terms of a subscription agreement, we sold 80,000,000 (post forward split) shares of our common stock to Ms. Marina Karpilovski, the Company's former President and a director, for cash payment to us of $1,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act, as no advertising or general solicitation was employed in offering the securities, the offering and sale was made only to Ms. Karpilovski who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act.

On December 20, 2007 pursuant to the terms of a subscription agreement, we sold 320,000,000 (post forward split) shares of our common stock to Mr. Michael Zazkis, the Company's former Secretary, Treasurer and a director, for cash payment to us of $4,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act, as no advertising or general solicitation was employed in offering the securities, the offering and sale was made only to Mr. Zazkis who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act.

On March 28, 2011, the Company entered into Redemption Agreement with Peter Matousek, the Company’s president and director, which provides in part for the Company to redeem from Mr. Matousek 140million shares of the Company’s common stock at a price of $87,500 or $0.000625 per share. On May 31, 2011, Mr. Matousek assigned the Note Payable to Comtax Services, Inc.

Prior to June 1, 2011, our President, CEO and Director, Jerry G. Mikolajczyk, performed services for the Company on a consulting contract through a consulting agency, Comtax Services, Inc. (Comtax). From April 1, 2010 to February 28, 2011, Comtax charged a fixed monthly fee of $2,500, a minimum of 10 hours per month for Mr. Mikolajczyk, an aggregate of $27,500 for the 11 months for Mr. Mikolajczyk’s services to the Company. For the period March 1, 2011 to May 31, 2011, Comtax charged the Company an aggregate of $387,275 (1,106.5 hours) for the services of Mr. Mikolajczyk plus $9,656.50 in travel expenses Mr. Mikolajczyk incurred on behalf of the Company. On October 31, 2012, Comtax assigned the trade payables to Mr. Mikolajczyk d/b/a/ Lighthouse Investments, as unsecured Promissory Notes. The Promissory Notes, an aggregate of $398,248.50, are non-interest bearing. Mr. Mikolajczyk was an officer of Comtax until his resignation on May 31, 2011 and terminated his consulting contract with Comtax as of May 31, 2011 prior to accepting his executive and director positions with the Company.

The Company issued an aggregate of 142,500 shares for the period ending May 31, 2012 with an average price of $0.0518 per share to the Executive and Board pursuant to a Management and Financial Service Agreement with Mr. Peter Matousek and a Board Member Compensation Agreement with Mr. Peter Matousek, Mr. Donald Lynch, Mr. Kevin M. Grapes, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier, refer to NOTE 17: EXECUTIVE AND BOARD COMPENSATION for additional detail.

The Company issued an aggregate of 180,000 shares for the period ending May 31, 2013 with an average price of $0.01846 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier, refer to NOTE 17: EXECUTIVE AND BOARD COMPENSATION for additional detail.

On May 1, 2013, President, CEO and Director, Jerry G. Mikolajczyk, loaned to the Company $20,000 to be applied against the purchase of Series B Preferred Shares. The loan is unsecured and non-interest bearing.

NOTE 8.  INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During each fiscal year from 2008 thru 2013, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset of approximately $1,208,865 (assuming a 35% effective tax rate) generated by the loss carry-forward has been fully reserved as of May 31, 2013.

The Company files income tax returns in the United States, the states of Kentucky, Florida and Pennsylvania.

The Company did not identify any material uncertain tax positions on tax returns filed. The Company did not recognize any interest or penalties for unrecognized tax benefits.

NOTE 9. NET OPERATING LOSSES

As of May 31, 2013, the Company has a net operating loss carry-forward of approximately $3,453,900, which will expire 20 years from the date the loss was incurred.

F14

NOTE 10: STOCKHOLDERS’ EQUITY

AUTHORIZED

The Company is authorized to issue 5,000,000,000 shares of $0.0001 par value common stock and 50,000,000 shares of preferred stock, par value $0.0001. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

On July 20, 2010, the Company filed a Certificate of Amendment to the Company’s certificate of incorporation with the Nevada Secretary of State, which increased the Company’s authorization to issue 5,000,000,000 shares of $0.0001 par value common stock, refer to NOTE 15: CORPORATE ACTIONS.

On November 30, 2011 and January 12, 2013, the Board of Directors of the Company approved the allocation of 4,000,000 of the 50,000,000 authorized Preferred Shares of the Company as Series A Preferred Shares with the following rights:

• Convertible to one hundred (100) common shares of the Company for each one (1) Series A Preferred Share
• Voting rights equal to one hundred (100) votes for each Series A Preferred Share

The consideration for one (1) Series A Preferred Share is set at $0.50.

On April 29, 2013, the Board of Directors of the Company approved the authorization of seven hundred fifty thousand (750,000) Preferred Shares, designated as Series B Preferred Shares (Series B Shares), with a value of fifty cents ($0.50) per Series B Preferred Share, each with the following rights:

•

May be converted by the holder into Company common stock. The conversion ratio is such that if the full 750,000 Series B Shares are issued, convert into Company common shares representing 70% of the fully diluted outstanding common shares outstanding after the conversion (which includes all common shares outstanding plus all common shares potentially issuable upon the conversion of all derivative securities not held by the holder).

•

If the full 750,000 Series B Shares are not issued, the issued Series B Shares divided by 750,000 multiplied by 70% will represent the percentage of the fully diluted outstanding common shares outstanding after the conversion (which includes all common shares outstanding plus all common shares potentially issuable upon the conversion of all derivative securities not held by the holder). For example: 500,000 Series B Shares issued will result in the holder having 46.67% (500,000/750,000 X 70% = 46.67%) of the fully diluted outstanding common shares.

•

The holder of Series B Shares may cast the number of votes at a shareholders meeting or by written consent that equals the number of common shares into which the Series B Shares are convertible on the record date for the shareholder action.

•

In the event the Board of Directors declares a dividend payable to Company common shareholders, the holders of Series B Shares will receive the dividend that would be payable if the Series B Shares were converted into Company common shares prior to the dividend.

•

In the event of a liquidation of the Company, the holders of Series B Shares will receive a preferential distribution of $0.001 per share, and will share in the distribution as if the Series B Shares had been converted into common shares.

The Series B Preferred Shares would be offered by the discretion of the President to existing shareholders holding more than 10% of the issued and outstanding shares of the Company or to directors of the Company. The subscribers for the Series B Shares will agree to execute a Series B Shares Unanimous Shareholders Agreement which will include right of first refusal to buy or sell the Series B Shares between the Series B Share holders or directors of the Company.

ISSUED AND OUTSTANDING

On December 20, 2007, the Company issued 400,000,000 (post forward split) common shares to its Directors for cash of $5,000. Since inception (December 20, 2007) to November 30, 2009, the Company accepted subscriptions for 110,416,000 (post forward split) common shares from 37 investors under a private placement which closed on March 31, 2008. The private placement was not subject to any minimum investment and was priced at $0.0005 per share (post forward split). The Company accepted the subscriptions on various dates throughout the year.

The Company issued 1,259,000 common shares on November 30, 2010 for $62,950 for Accounts Receivable assignment.

The Company issued 741,000 common shares on November 30, 2010 for $37,050 cash in a negotiated transaction with an investor to fund the ongoing operations of the Company.

The Company issued 10,000 common shares on February 28, 2011 for $1,100 pursuant to an Oil and Gas Field Operations Services agreement with the Company.

F15

The Company redeemed on March 28, 2011, 140 million shares of the Company’s common stock at a price of $87,500 or $0.000625 per share from Peter Matousek, the Company’s president and director, at the time. Also on March 28, 2011, the Company redeemed 60 million shares of the Company’s common stock from four shareholders. The purchase price for the 60 million totaled $37,500 or $0.000625 per share. With the redemption of the 200 million shares, the Company reduced its issued and outstanding shares to 312,501,000 shares of common stock as of March 28, 2011.

The Company authorized and approved an aggregate of 112,500 shares for the period ending May 31, 2011 with an average price of $0.1263 per share to the Executive and Board pursuant to a Management and Financial Service Agreement with Mr. Peter Matousek and a Board Member Compensation Agreement with Mr. Peter Matousek and Mr. Donald Lynch. During the fiscal year ending May 31, 2011, the Company issued 75,000 of the 112,500 shares to the Executive and Board with the remaining 37,500 shares issued on June 6, 2011.

The Company issued 18 Million shares on April 12, 2012 for $900,000 pursuant to a twenty-four month agreement with Charles Morgan Securities Inc. On September 20, 2012, the Company and CMS mutually agreed to terminate the IBA agreement between the Company and CMS and the 18 Million shares were cancelled.

The Company authorized and approved an aggregate of 136,129 shares for the period ended May 31, 2012 with an average price of $0.0333 per share to the Executive and Board pursuant to Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Donald Lynch, Mr. Jerry G. Mikolajczyk, Mr. Kevin M. Grapes and Dr. William D. Spier, refer to NOTE 17: EXECUTIVE AND BOARD COMPENSATION for additional detail. The Company issued 105,000 of the 136,129 shares to the Board as of May 31, 2012.  The balance,  31,129 shares, cost of $2,106 for the period March 1, 2012 to May 31, 2012, were issued to the Board on June 25, 2012.

The Company issued 20 Million shares on August 31, 2012 for $1,000,000 pursuant to a twenty-four month agreement with Prodigy Asset Management, LLC.

The Company issued 11.7 Million shares on August 31, 2012 for $585,000 pursuant to a Purchase and Sales agreement with Vencedor Energy Partners for the acquisition of 30 oil and gas well locations in Venango County, Pennsylvania.

The Company issued 1,428,571 shares on October 22, 2012 for $5,000 pursuant to a Convertible Promissory Note dated October 19, 2012.

The Company issued 16.2 Million shares on October 26, 2012 for $810,000 pursuant to a twelve month Financial Consulting Services Agreement with Vaquero Private Capital, Inc. effective as of June 1, 2012.

The Company issued 243,103 shares on October 26, 2012 for $6,077 for interest and penalties to a 3rd party lender.

The Company authorized and approved 45,000 shares for the period ended August 31, 2012 with an average price of $0.04033 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier, refer to NOTE 17: EXECUTIVE AND BOARD COMPENSATION for additional detail. The 45,000 shares were issued to the Board on October 26, 2012.

The Company issued 1,162,790 shares on November 12, 2012 for $5,000 pursuant to a Convertible Promissory Note dated October 19, 2012.

The Company authorized and approved 45,000 shares for the period ended November 30, 2012 with an average price of $0.012167 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier, refer to NOTE 17: EXECUTIVE AND BOARD COMPENSATION for additional detail. The 45,000 shares were issued to the Board on December 18, 2012.

The Company issued 54,322 shares on December 18, 2012 for $1,880 for interest and penalties to a 3rd party lender.

The Company issued 423,728 shares on April 17, 2013 for $2,500 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

The Company issued 45,000 shares on April 30, 2013 for the period ended February 28, 2013 with an average price of $0.0109267 per share for Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier.

The Company issued 4,081,633 shares on April 30, 2013 for $40,000 as incentive to enter into a reserve equity financing agreement dated May 7, 2013.

The Company issued 2,061,855 shares on April 30, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

F16

The Company issued 2,857,143 shares on May 2, 2013 for $12,000 pursuant to the conversion of a Convertible Promissory Note dated October 26, 2012.

The Company issued 2,222,222 shares on May 8, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

The Company issued 3,658,537 shares on May 9, 2013 for $15,000 pursuant to the conversion of a Convertible Promissory Note dated October 26, 2012.

The Company issued 1,700,000 shares on May 10, 2013 for $6,800 including $1,300 for interest pursuant to the conversion of a Convertible Promissory Note dated October 26, 2012.

The Company issued 4,811,707 shares on May 13, 2013 for $19,728 including $2,228 for interest pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

The Company issued 45,000 shares on May 31, 2013 for the period ended May 31, 2013 with an average price of $0.010333 per share for Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier.

NOTE 11: RECENT ACCOUNTING PRONOUNCEMENTS

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries. None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 12: CHANGE OF CONTROL

On February 9, 2010 certain shareholders sold and transferred an aggregate of 400,000,000 (post forward split) shares of Common Stock representing approximately 78.37% of the issued and outstanding shares of the Company to certain buyers (“Buyers”), at $0.000625 per share, post forward split, for an aggregate purchase price of $250,000 (the “Purchase Price”). Such transaction is hereinafter referred to as the “Takeover” or the “Transaction”.

The table below represents the ownership and percentage of control by each of the new shareholders:

Schedule of Ownership and Percentage of Control

Name of Beneficial Owner	Class of Voting Stock	Number of Shares (Post Forward Split) of Voting Stock Beneficially Owned	Percentage of Class [1]
Donald Lynch	Common Stock	80,000,000	15.67%
Peter Matousek	Common Stock	320,000,000	62.69%
All Officers & Directors As a Group (2 Persons)	Common Stock	400,000,000	78.37% [1]
[1] Note 1 - Based on 510,416,000 (post forward split) shares of Common Stock issued and outstanding.

In connection with the Agreement, there was a change in the majority of the Company’s Board of Directors. Upon the consummation of the Takeover, Marina Karpilovski President and Director, and Michael Zazkis, Secretary, Treasurer & Director resigned and Mr. Donald Lynch was appointed as Director and Executive Officer of the Company and Mr. Peter Matousek was appointed as Director and Executive Officer of the Company.

On May 31, 2011, Mr. Jerry G. Mikolajczyk, the Company's President, CEO and Director, acquired 180,000,000 common stock shares of the Company from Mr. Peter Matousek, former President, CEO and Director of the Company. The acquisition by Mr. Mikolajczyk gave him control of 57.6% of the issued and outstanding shares of the Company. Subsequent to May 31, 2011, Mr. Mikolajczyk acquired additional shares directly and indirectly in the Company. As of Mr. Mikolajczyk’s last Form 4 filed with the SEC on August 27, 2012, Mr. Mikolajczyk is beneficial owner of 188,534,421 (48.92%) of the issued and outstanding shares of the Company.

F17

NOTE 13: LOANS PAYABLE

SHORT TERM LOANS

The Company has loans in the amount of $398,249, non-interest bearing and unsecured, with our President, CEO and Director, Jerry G. Mikolajczyk d/b/a Lighthouse Investments.

The Company has a loan in the amount of $20,000, is non-interest bearing and unsecured, with our President, CEO and Director, Jerry G. Mikolajczyk.

Our President, CEO and Director, Jerry G. Mikolajczyk, acquired 100% interest in Womack Holdings, Inc. on July 15, 2011. Womack Holdings, Inc. holds a unsecured Note Payable by the Company. The Note Payable is in the amount of $9,375. The principal, $9,375, will accrue interest at the rate of 0.55% (IRS Short Term AFR – April 2011) per annum, until March 31, 2014 (the “Maturity Date”). Principal plus all accrued interest will be due on the Maturity Date. The Company accrued $112 interest as of May 31, 2013.

On March 28, 2011, the Company entered into Redemption Agreement with Peter Matousek, the Company’s president and director, which provides in part for the Company to redeem from Mr. Matousek a total of 140 million shares of the Company’s common stock at a price of $87,500 or $0.000625 per share. On May 31, 2011, Mr. Matousek assigned the unsecured Note Payable to Comtax Services, Inc. The terms of the stock redemption, agreement is a non-callable 3-year note. The principal will accrue interest at the rate of 0.55% (IRS Short Term AFR – April 2011) per annum, until March 31, 2014 (the “Maturity Date”). Principal plus all accrued interest will be due on the Maturity Date. The Company accrued $1048 interest as of May 31, 2013.

On March 28, 2011, the Company entered into redemption agreements with four shareholders, which in total provided for the redemption of 60 million shares of the Company’s common stock. The purchase price for the 60 million totaled $37,500 or $0.000625 per share. The terms of the stock redemption, agreement is a non-callable 3-year note. The principal will accrue interest at the rate of 0.55% (IRS Short Term AFR – April 2011) per annum, until March 31, 2014 (the “Maturity Date”). Principal plus all accrued interest will be due on the Maturity Date. The Company accrued $337 interest on the three Promissory Notes (face value - $28,125) as of May 31, 2013.

CONVERTIBLE PROMISSORY NOTES (CPN)

CPN#3 - The Company issued an unsecured 9 month 8% Convertible Promissory Note (CPN#3) on December 6, 2012 due on September 10, 2013 for $37,500. The principal and accrued interest is convertible into shares of common stock at the discretion of the note holder at a price equal to 55% of the Market Price. "Market Price" means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means, for any security as of any date, the closing bid price on the OTCQB or applicable trading market as reported by a reliable reporting service designated by the note holder. The note holder is limited to owning 4.99% of the Company’s issued and outstanding shares. Default interest is 22% per annum should the Company default on the CPN#3. The Company may prepay CPN#3 at any time for the period beginning on the date of the CPN#3 and ending on the date which is ninety (90) days following the date of the CPN#3, the CPN#3 may be prepaid by the Company upon payment to the note holder of an amount equal to the outstanding principal amount of the CPN#3 multiplied by 125% together with accrued and unpaid interest thereon. At any time during the period beginning on the ninety (91) day from the date of the CPN#3 and ending on the date which is one hundred twenty (120) days following the date of CPN#3, the Company may prepay the CPN#3 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#3 multiplied by 135% together with accrued and unpaid interest thereon. At any time during the period beginning on the date which is one hundred twenty one (121) days from the date of the CPN#3 and ending on one hundred eighty (180) days following the date of this CPN#3, the Company may prepay the CPN#3 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#3 multiplied by 145% together with accrued and unpaid interest thereon. After the expiration of one hundred eighty (180) days following the date of the CPN#3, the Company shall have no right of prepayment. On January 9, 2013, CPN#3 was amended to have a floor price of $0.00005. As of May 31, 2013, the Company accrued interest of $690.

CPN#4  - The Company has loans in the amount of $231,160, non-interest bearing, with Comtax Services, Inc. The loans from Comtax Services, Inc. have been provided to the Company as working capital.  On January 12, 2013 the Company amended the Promissory Notes with Comtax Services, Inc. and issued an unsecured one year 10% Convertible Promissory Note (CPN#4) effective October 19, 2012 due on October 18, 2013 for $231,160. The principal and accrued interest is convertible up to 509,520 Series A Preferred Shares at a strike price of $0.50 per Series A Preferred Share with the following rights:

1.

Convertible to one hundred (100) common shares of the Company for each one (1) Series A Preferred Share; and

2.

Voting rights equal to one hundred (100) votes for each Series A Preferred Share.

On April 30, 2013, Comtax Services, Inc. assigned $75,000 of the principal of CPN#4 reducing the Company's obligations for CPN#4 to $156,160. As of May 31, 2013, the Company accrued interest of $16,262.

F18

CPN#5  - The Company has a loans in the amount of $62,000, non-interest bearing, with Comtax Services, Inc. The loans from Comtax Services, Inc. have been provided to the Company as working capital.  On January 12, 2013 the Company amended the Promissory Notes for $62,000 with Comtax Services, Inc. and issued an unsecured one year 10% Convertible Promissory Note (CPN#5) effective December 1, 2012 due on November 30, 2013  for $62,000. The principal and accrued interest is convertible up to 136,400 Series A Preferred Shares at a strike price of $0.50 per Series A Preferred Share with the following rights:

1.

Convertible to one hundred (100) common shares of the Company for each one (1) Series A Preferred Share; and

2.

Voting rights equal to one hundred (100) votes for each Series A Preferred Share.

As of May 31, 2013, the Company accrued interest of $3,092.

CPN#6 - On February 14, 2012, the Company issued a Promissory Note for $100,000 and is carrying a contingent liability of $30,000, with Altmann Revocable Living Trust, Rlt. (ALRT), totaling $130,000 which became due December 31, 2012 with interest calculated at 8% per annum. The Company amended the $100,000 Promissory Note plus accrued interest of $7,036 to an unsecured one year 8% Convertible Promissory Note (CPN#6) effective January 1, 2013 due on January 1, 2014 for $100,000 with accrued interest of $7,036. The principal and accrued interest is convertible into shares of common stock at the discretion of the note holder at the Conversion Price which shall be the greater of: (i) the Variable Conversion Price and (ii) the Fixed Conversion Price (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company's securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price is 80% of the Market Price. "Market Price" means the average of the Closing Prices (as defined below) for the Common Stock during the five (5) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent by the Holder to the Company via facsimile (the "Conversion Date"). "Closing Price" means, for any security as of any date, the closing price on the OTCQB (or such other OTC Markets or OTC Tiers, stock markets or stock exchange upon which the Company’s common stock is listed or traded). The note holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company may prepay CPN#6 in advance in full or in part at any time and from time to time without premium or penalty. "Fixed Conversion Price" shall mean $0.0001. As of May 31, 2013, the Company accrued interest of $10,345.

CPN#7 - On June 25, 2012, the Company issued an unsecured Promissory Note for $25,000 to a 3rd party due on July 16, 2012 with a default penalty of $2,500, default interest at 20% per annum plus late fees. The Promissory Note was renegotiated with a due date of December 31, 2012. The Company paid the 3rd party $7,958.04 in interest, default fees and late fees for the period June 25, 2012 and December 31, 2012. The Company amended the $25,000 Promissory Note plus default penalty of  $2,500 to an unsecured one year 20% Convertible Promissory Note (CPN#7) effective January 1, 2013 due on August 1, 2013. The principal and accrued interest is convertible into shares of common stock at the discretion of the note holder at the Conversion Price which shall be the greater of: (i) the Variable Conversion Price and (ii) the Fixed Conversion Price (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company's securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price is 80% of the Market Price. "Market Price" means the average of the Closing Prices (as defined below) for the Common Stock during the five (5) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent by the Holder to the Company via facsimile (the "Conversion Date"). "Closing Price" means, for any security as of any date, the closing price on the OTCQB (or such other OTC Markets or OTC Tiers, stock markets or stock exchange upon which the Company’s common stock is listed or traded). The note holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company may prepay CPN#7 in advance in full or in part at any time and from time to time without premium or penalty. "Fixed Conversion Price" shall mean $0.0001. As of May 31, 2013, the Company accrued interest of $2,275.

CPN#8 - On April 30, 2013, the Company issued an amended unsecured one year 8% Convertible Promissory Note (CPN#8) for $75,000 previously issued on October 19, 2012, assigned from CPN#4, due on October 19, 2013. The principal and accrued interest is convertible into shares of common stock at the discretion of the note holder. The Conversion Price (the “Conversion Price”) shall be the greater of: (i) the Variable Conversion Price (as defined herein) and (ii) the Fixed Conversion Price (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 50% multiplied by the Market Price (as defined herein) (representing a discount rate of 50%). “Market Price” means the average of the lowest three (3) Closing Prices (as defined below) for the Common Stock during the five (5) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent by the Holder to the Company via facsimile (the “Conversion Date”).  “Closing Price” means, for any security as of any date, the closing price on the OTCQB as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Company and Holder, or, if the OTCQB is not the principal trading market for such security, the closing price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing price of such security is available in any of the foregoing manners, the average of the closing prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc.  If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Notes being converted for which the calculation of the Closing Price is required in order to determine the Conversion Price of such Notes.  “Trading Day” shall mean any day on which the Common Stock is traded for any period on the OTCQB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The “Fixed Conversion Price” shall mean $0.0001.

F19

The Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full, of an amount in cash (the “Prepayment Amount”) equal to 150%, multiplied by the sum of: (a) the then outstanding principal amount of CPN#8  plus (b) accrued and unpaid interest on the unpaid principal amount of CPN#8 to the Prepayment Date plus (c) Default Interest, if any, on the amounts referred to in clauses (a) and (b). As of May 31, 2013, the Company accrued interest of $510.

CPN#9 - The Company issued an unsecured 9 month 8% Convertible Promissory Note (CPN#9) on May 2, 2013 due on February 6, 2014 for $32,500. The principal and accrued interest is convertible into shares of common stock at the discretion of the note holder.  The Conversion Price shall be the greater of: (i) the Variable Conversion Price (as defined herein) and (ii) the Fixed Conversion Price (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 55% multiplied by the Market Price (representing a discount rate of 45%). "Market Price" means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means, for any security as of any date, the closing bid price on the OTCQB or applicable trading market as reported by a reliable reporting service designated by the note holder. The note holder is limited to owning 4.99% of the Company’s issued and outstanding shares. Default interest is 22% per annum should the Company default on the CPN#9. The Company may prepay CPN#9 at any time for the period beginning on the date of the CPN#9 and ending on the date which is ninety (90) days following the date of the CPN#9, the CPN#9 may be prepaid by the Company upon payment to the note holder of an amount equal to the outstanding principal amount of the CPN#9 multiplied by 125% together with accrued and unpaid interest thereon. At any time during the period beginning on the ninety (91) day from the date of the CPN#9 and ending on the date which is one hundred twenty (120) days following the date of CPN#9, the Company may prepay the CPN#9 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#9 multiplied by 135% together with accrued and unpaid interest thereon. At any time during the period beginning on the date which is one hundred twenty one (121) days from the date of the CPN#9 and ending on one hundred eighty (180) days following the date of this CPN#9, the Company may prepay the CPN#9 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#9 multiplied by 145% together with accrued and unpaid interest thereon. After the expiration of one hundred eighty (180) days following the date of the CPN#9, the Company shall have no right of prepayment. The floor price of $0.00005. As of May 31, 2013, the Company accrued interest of $207.

CPN#10 - The Company issued an unsecured 9 month 8% Convertible Promissory Note (CPN#10) on May 13, 2013 due on February 17, 2014 for $42,500. The principal and accrued interest is convertible into shares of common stock at the discretion of the note holder. The Conversion Price shall be the greater of: (i) the Variable Conversion Price and (ii) the Fixed Conversion Price (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 55% multiplied by the Market Price (representing a discount rate of 45%). "Market Price" means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means, for any security as of any date, the closing bid price on the OTCQB or applicable trading market as reported by a reliable reporting service designated by the note holder. The note holder is limited to owning 4.99% of the Company’s issued and outstanding shares. Default interest is 22% per annum should the Company default on the CPN#10. The Company may prepay CPN#10 at any time for the period beginning on the date of the CPN#10 and ending on the date which is ninety (90) days following the date of the CPN#10, the CPN#10 may be prepaid by the Company upon payment to the note holder of an amount equal to the outstanding principal amount of the CPN#10 multiplied by 125% together with accrued and unpaid interest thereon. At any time during the period beginning on the ninety (91) day from the date of the CPN#10 and ending on the date which is one hundred twenty (120) days following the date of CPN#10, the Company may prepay the CPN#10 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#10 multiplied by 135% together with accrued and unpaid interest thereon. At any time during the period beginning on the date which is one hundred twenty one (121) days from the date of the CPN#10 and ending on one  hundred eighty (180) days following the date of this CPN#10, the Company may prepay the CPN#10 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#10 multiplied by 145% together with accrued and unpaid interest thereon. After the expiration of one hundred eighty (180) days following the date of the CPN#10, the Company shall have no right of prepayment. The floor price of $0.00005. As of May 31, 2013, the Company accrued interest of $168.

CPN#11 - The Company issued an unsecured 9 month 8% Convertible Promissory Note (CPN#11) on May 29, 2013 due on March 1, 2014 for $37,750. The principal and accrued interest is convertible into shares of common stock at the discretion of the note holder. The conversion price (the “Conversion Price”) shall equal the greater of (i) the Variable Conversion Price and (ii) the Fixed Conversion Price (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).  The "Variable Conversion Price" shall mean 57.5% multiplied by the Market Price (as defined herein) (representing a discount rate of 42.5%).  “Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.  “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB or applicable trading market as reported by a reliable reporting service (“Reporting Service”) designated by the

F20

Holder or, if the OTCQB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc.  In the case that the Company’s Common Stock is not deliverable by DWAC, an additional 5% discount will apply.  In the case that the Company’s Common Stock is “chilled” for deposit into the DTC system and only eligible for clearing deposit, an additional 7.5% discount shall apply.  If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes.  “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCQB, OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being traded.  “Fixed Conversion Price” shall mean $0.00005. The Company may prepay the amounts outstanding hereunder pursuant to the following terms and conditions:  (I) at any time during the period beginning on the Issue Date and ending on the date which is thirty (30) days following the Issue Date, the Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of CPN#11 to prepay the outstanding CPN#11 (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 125%, multiplied by the sum of: (w) the then outstanding principal amount of CPN#11 plus (x) accrued and unpaid interest on the unpaid principal amount of  CPN#11 plus (y) Default Interest; (II) at any time during the period beginning the day which is thirty one (31) days following the Issue Date and ending on the date which is sixty (60) days following the Issue Date, the Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of CPN#11 to prepay the outstanding CPN#11 (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 130%, multiplied by the sum of: (w) the then outstanding principal amount of  CPN#11 plus (x) accrued and unpaid interest on the unpaid principal amount of CPN#11 plus (y) Default Interest; (III) at any time during the period beginning the day which is sixty one (61) days following the Issue Date and ending on the date which is ninety(90) days following the Issue Date, the Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of CPN#11 to prepay the outstanding CPN#11 (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 135%, multiplied by the sum of: (w) the then outstanding principal amount of CPN#11 plus (x) accrued and unpaid interest on the unpaid principal amount of  CPN#11 plus (y) Default Interest; (IV) at any time during the period beginning the day which is ninety one (91) days following the Issue Date and ending on the date which is one hundred twenty (120) days following the Issue Date, the Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of CPN#11 to prepay the outstanding CPN#11 (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 140%, multiplied by the sum of: (w) the then outstanding principal amount of CPN#11 plus (x) accrued and unpaid interest on the unpaid principal amount of CPN#11 plus (y) Default Interest; (V) at any time during the period beginning the day which is one hundred twenty one (121) days following the Issue Date and ending on the date which is one hundred fifty (150) days following the Issue Date, the Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of CPN#11 to prepay the outstanding CPN#11 (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 145%, multiplied by the sum of: (w) the then outstanding principal amount of CPN#11 plus (x) accrued and unpaid interest on the unpaid principal amount of CPN#11 plus (y) Default Interest; (VI) at any time during the period beginning the day which is one hundred fifty one (151) days following the Issue Date and ending on the date which is one hundred eighty (180) days following the Issue Date, the Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of CPN#11 to prepay the outstanding CPN#11 (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 150%, multiplied by the sum of: (w) the then outstanding principal amount of CPN#11 plus (x) accrued and unpaid interest on the unpaid principal amount of CPN#11 plus (y) Default Interest; (VII) after the expiration of one hundred eighty (180) following the date of CPN#11, the Company shall have no right of prepayment. As of May 31, 2013, the Company accrued interest of $17.

ASC DISCLOSURE

In accordance with ASC 470-20 Debt with Conversion and Other Options, the Company recorded total debt discounts of $379,486, and $-0- for the variable conversion feature of the convertible debts incurred during the fiscal year ended May 31, 2013 and year ended May 31, 2012, respectively. The discount will be amortized to debt discount over the term of the debentures using the effective interest method. The Company recorded $116,950 and $-0- of debt discount expense pursuant to the amortization of the convertible promissory note discounts during the fiscal year ended May 31, 2013 and May 31, 2012, respectively. The Company recorded $33,564 and $-0- of accrued interest payable for convertible promissory notes during the fiscal year ended May 31, 2013 and May 31, 2012, respectively.

In accordance with ASC 815-15, the Company determined that the variable conversion feature and shares to be issued are not embedded derivative features, and these are included in Loan Payable on the balance sheet.

NOTE 14: FAIR VALUE OF FINANCIAL INSTRUMENTS

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

F21

The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange.

As of May 31,2012 and 2011,the carrying value of accounts payable and loans approximated fair value due to the short-term nature and maturity of these instruments.

NOTE 15: CORPORATE ACTION

A Certificate of Amendment to the Certificate of Incorporation was authorized by the Company’s Board of Directors on May 15, 2010 and approved by the written consent of the holders of a majority of the Company’s shareholders owning a majority of the outstanding issued and outstanding voting shares. The Certificate of Amendment provided for the Company to:

•

Change its name from Real Value Estates, Inc. to Xun Energy, Inc.;

•

Increase the number of authorized shares of its common stock from 100 million shares $0.0001 par value to 5 billion shares of common stock, $0.0001 par value; and

•

An 80:1 forward split of the Company’s issued and outstanding common stock.

On July 20, 2010, the Company filed a Certificate of Amendment to the Company’s certificate of incorporation with the Nevada Secretary of State to effect the name change to Xun Energy, Inc. and to increase the authorized common stock to 5 billion shares of common stock, $0.0001 par value.

On August 3, 2010, the corporate action became effective whereby the 6,380,200 issued and authorized shares of common stock were forward split resulting in 510,416,000 issued and outstanding shares of common stock.

NOTE 16: COMMITMENTS

The Company entered in a Management and Financial Service Agreement with Mr. Wayne St. Cyr as the Executive Vice President, Marketing and Strategic Development on December 21, 2010 for a ten day period ending December 31, 2010 which as extended for a 12 month term to December 31, 2011, whereby the Executive Vice President, Marketing and Strategic Development is paid $10,000 per month. The Company has not renewed the contract with Mr. Ct. Cyr and has retained Mr. St. Cyr on a month to month basis. In addition to his duties as Executive Vice President, Marketing and Strategic Development, Mr. St. Cyr is the Corporate Secretary for the Company. Mr. St Cyr is paid $10,000 per month.

The Company entered into a Management and Financial Service Agreement for Mr. Jerry G. Mikolajczyk for a 12 month period commencing on June 1, 2011 and ending May 31, 2012. Mr. Mikolajczyk is hired through a service company, and will be paid $120,000 in cash payments for the services of Mr. Mikolajczyk. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5,000,000. The Company has not renewed the contract with Mr. Mikolajczyk. Mr. Mikolajczyk continues to work for the Company on a month-to-month basis and is paid $10,000 per month.

The Company entered into a Management and Financial Service Agreement with Mr. Peter Matousek for a 12 month period commencing June 1, 2011 and ending May 31, 2012 whereby Mr. Matousek will be paid $90,000 in cash payments. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5,000,000. The Company has not renewed the contract with Mr. Matousek. Mr. Matousek continues to work for the Company on a month-to-month basis and is paid $7,500 per month.

F22

The Company entered into a Management and Financial Service Agreement with Dr. William D. Spier for a 7.25-month period commencing October 23 and ending May 31, 2013 whereby Dr. Spier was paid $29,032 in cash payments. The agreement was renewed for an additional 12 months at $7,500 per month ending May 31, 2014. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5,000,000.

NOTE 17: EXECUTIVE AND BOARD COMPENSATION

The Company entered in a Management and Financial Service Agreement with Mr. Wayne St. Cyr as the Executive Vice President, Marketing and Strategic Development on December 21, 2010 for a ten day period ending December 31, 2010 which was extended for a 12 month term to December 31, 2011, whereby the Executive Vice President, Marketing and Strategic Development is paid $10,000 per month. The Company has not renewed the contract with Mr. Ct. Cyr and has retained Mr. St. Cyr on a month to month basis. In addition to his duties as Executive Vice President, Marketing and Strategic Development, Mr. St. Cyr is the Corporate Secretary for the Company. Mr. St Cyr is paid $10,000 per month.

The Company entered into a Management and Financial Service Agreement for Mr. Jerry G. Mikolajczyk for a 12-month period commencing on June 1, 2011 and ending May 31, 2012. Mr. Mikolajczyk is hired through a service company, and will be paid $120,000 in cash payments for the services of Mr. Mikolajczyk. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5,000,000. The Company has not renewed the contract with Mr. Mikolajczyk. Mr. Mikolajczyk continues to work for the Company on a month-to-month basis and is paid $10,000 per month.

The Company entered into a Management and Financial Service Agreement with Mr. Peter Matousek for a 12-month period commencing June 1, 2011 and ending May 31, 2012 whereby Mr. Matousek will be paid $90,000 in cash payments. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5,000,000. The Company has not renewed the contract with Mr. Matousek. Mr. Matousek continues to work for the Company on a month-to-month basis and is paid $7,500 per month.

The Company entered into Board Member Compensation Agreements with Mr. Kevin M. Grapes and Mr. Jerry G. Mikolajczyk as directors of the Company for a term of one (1) year ending August 31, 2012. Both Mr. Grapes and Mr. Mikolajczyk will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses.

On May 21, 2012, Mr. Kevin M. Grapes resigned as a Board member.

On May 22, 2012, Company entered into a Board Member Compensation Agreement with Dr. William D. Spier as a director of the Company for a term of one (1) year ending May 31, 2013. Dr. Spier will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses.

On May 25, 2012, Company entered into a Board Member Compensation Agreement with Mr. Peter Matousek as a director of the Company for a term of one (1) year ending May 31, 2013. Mr. Matousek will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses.

The Company authorized and approved an aggregate of 136,129 shares for the period ended May 31, 2012 with an average price of $0.0333 per share to the Board pursuant to a Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Kevin M. Grapes, Mr. Peter Matousek and Dr. William D. Spier. The Company issued 105,000 of the 136,129 shares to the Board as of May 31, 2012.  The balance,  31,129 shares, cost of $2,106 for the period March 1, 2012 to May 31, 2012,  were issued to the Board on June 25, 2012.

The Company authorized and approved an aggregate of 45,000 shares for the period ended August 31, 2012 with an average price of $0.04033 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier. The 45,000 shares were issued to the Board on October 26, 2012.

On August 31, 2012, Jerry G. Mikolajczyk was re-appointed as a director by the Board of Directors of the Company for another one-year term ending August 31, 2013.  In consideration for Mr. Mikolajczyk’s service as director, the Company will issue 5,000 shares per month of the Company’s stock, which will be valued based on the average of the five trading day close price prior to each month end.  In addition, the Company will reimburse Mr. Mikolajczyk for the preapproved cost of airfare, travel expenses and disbursements made on behalf of the Company.

F23

The Company authorized and approved an aggregate of 45,000 shares for the period ended November 30, 2012 with an average price of $0.01228 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier.

The Company authorized and approved an aggregate of 45,000 shares for the period ended February 28, 2013 with an average price of $0.01093 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier.

On May 30, 2013, the Board of Directors renewed the Board Member Compensation Agreement with Dr. William D. Spier as a director of the Company for a term of one (1) year ending May 31, 2014. Mr. Spier will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5 million.

On May 30, 2013, the Board of Directors renewed the Board Member Compensation Agreement with Mr. Peter Matousek as a director of the Company for a term of one (1) year ending May 31, 2014. Mr. Matousek will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5 million.

On May 31, 2013, the Company entered into a Management and Financial Service Agreement with Dr. William D. Spier as Treasurer of the Company for a 12-month period commencing June 1, 2013 and ending May 31, 2014 whereby Dr. Spier will be paid $90,000 in cash payments. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5 million.

The Company authorized and approved an aggregate of 45,000 shares for the period ended May 31, 2013 with an average price of $0.01033 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier.

The Schedule of Board Compensation below represents the shares issued or approved to the Board with the 5-Day Average Share Closing Price for each month during the fiscal year ending May 31, 2013:

Schedule of Board Compensation

Month	Board Shares Approved, Not Issued	Board Shares Issued	5 Day Average Share Closing Price	Cost Base
June	0	15,000	$ 0.03800	$ 570.00
July	0	15,000	$ 0.04400	$ 660.00
August	0	15,000	$ 0.03900	$ 585.00
Quarter Total	0	45,000	$ 0.04033	$ 1,815.00
September	0	15,000	$ 0.02320	$ 348.00
October	0	15,000	$ 0.00770	$ 115.60
November	0	15,000	$ 0.00590	$ 89.10
Quarter Total	0	45,000	$ 0.01228	$ 552.70
December	0	15,000	$ 0.00774	$ 116.10
January	0	15,000	$ 0.00982	$ 147.30
February	0	15,000	$ 0.01522	$ 228.30
Quarter Total	0	45,000	$ 0.01093	$ 491.70
March	0	15,000	$ 0.01392	$ 208.80
April	0	15,000	$ 0.01028	$ 154.20
May	0	15,000	$ 0.00680	$ 102.00
Quarter Total	0	45,000	$ 0.01033	$ 465.00
Year Total	0	180,000	$ 0.01846	$ 3,323.50

F24

The following Schedules of Executive Compensation discloses compensation paid/accrued during the fiscal years ended May 31, 2013 and 2012 to the Company’s Officers and the most highly compensated executive officer whose total compensation exceeded $100,000 for the fiscal year ended May 31, 2013 (Collectively, the “Named Executive Officers”). No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the table below, were paid/accrued to the Named Executive Officers during these fiscal years.

2013 Schedule of Executive Compensation

Name and Principal Position	Salary[2]	Bonus	StockAward	Option Awards	Total Salary
Jerry G. Mikolajczyk, President/CEO/CFO	$ 120,000	0	0	0	$ 120,000
Wayne St. Cyr, Executive Vice President	$ 120,000	0	0	0	$ 120,000
Peter Matousek, VP-Investor Relations[1]	$ 90,000	0	0	0	$ 90,000
Dr. William D. Spier, Treasurer	$ 29,032	0	0	0	$ 29,032

2012 Schedule of Executive Compensation

Name and Principal Position	Salary[2]	Bonus	StockAward	Option Awards	Total Salary
Jerry G. Mikolajczyk, President/CEO/CFO	$ 120,000	0	0	0	$ 120,000
Wayne St. Cyr, Executive Vice President	$ 120,000	0	0	0	$ 120,000
Peter Matousek, VP-Investor Relations[1]	$ 90,000	0	0	0	$ 90,000

NOTE 18: COMMON SHARES PURCHASE LITIGATION

On May 10, 2011, the Company accepted an Offer to Purchase from Lea Kennedy d/b/a LuxemBarings (“Purchaser”) to purchase $10 million of the Company’s common stock based on the average of 5 consecutive trading day’s close prior to date of closing. The Offer to Purchase was scheduled to close on or before June 24, 2011. The Purchaser failed to complete the transaction, after mutually agreed extensions of the closing date. The Company has retained legal counsel to take legal action against the Purchaser for failing to complete the purchase transaction and for damages to the Company as a result of the failure to complete the transaction. The Company has recognized losses, at cost, in the financial statements for the period ended May 31, 2012 and legal costs for the fiscal year ending May 31, 2013.

On March 23, 2013 The United States District Court For The Southern District Of Illinois granted summary judgment on Xun Energy’s breach of contract claim against Lea Kennedy d/b/a/ LuxemBarings. The amount of damages remains an issue to be resolved in the case and the Company's "fraud in the inducement claim" alleged in its complaint remains pending.

Subsequent to May 31, 2013, on July, 8, 2013, the Company was awarded a judgment dismissing, without prejudice, the legal action between Xun Energy, Inc., as Plaintiff and Lea Kennedy, an individual, d/b/a LUXEMBARINGS, as Defendant. The Company filed for a voluntary dismissal without prejudice on the legal action, refer to NOTE 23: SUBSEQUENT EVENTS.

NOTE 19: EXECUTIVE AND BOARD CHANGES

On May 31, 2011, Mr. Matousek, our President and CEO, advised that the roles and responsibilities are increasing for the Company and that Mr. Jerry G. Mikolajczyk, while as consultant to the Company, has been instrumental in developing and building the Company to its current status including funding and operations. Mr. Matousek advised that it is in the best interests for the Company and the Shareholders that Mr. Mikolajczyk have authority to continue developing the Company and have authority to make decisions at an Executive Level of the Company. Subsequently, Mr. Matousek resigned as President, CEO and CFO and the Company appointed Jerry G. Mikolajczyk as Interim President, CEO and CFO until a permanent President and CEO is recruited and a permanent CFO is recruited. The Company entered into a Management and Financial Service Agreement for Mr. Jerry G. Mikolajczyk for a 12-month period commencing on June 1, 2011 and ending May 31, 2012. Mr. Mikolajczyk is hired through a service company, and will be paid $120,000 in cash payments for the services of Mr. Mikolajczyk. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5,000,000. The Company has not renewed the contract with Mr. Mikolajczyk. Mr. Mikolajczyk continues to work for the Company on a month-to-month basis and is paid $10,000 per month.

F25

The Company also appointed Mr. Peter Matousek as the Company’s Vice-President of Investor Relations. The Company entered into a Management and Financial Service Agreement with Mr. Peter Matousek for a 12-month period commencing June 1, 2011 and ending May 31, 2012 whereby Mr. Matousek will be paid $90,000 in cash payments. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5 million. The Company has not renewed the contract with Mr. Matousek. Mr. Matousek continues to work for the Company on a month-to-month basis and is paid $7,500 per month.

On August 31, 2011, directors Peter Matousek, Donald Lynch and Jerry G. Mikolajczyk termed out. On September 1, 2011, the Company obtained the written consent of the stockholders holding a majority, 86.51%, of the outstanding voting rights of the Company (the "Consent"). The Consent approved the election of Kevin M. Grapes and Jerry G. Mikolajczyk as directors of the Company for a term of one (1) year ending August 31, 2012.

On May 21, 2012, Mr. Kevin M. Grapes resigned as a Board member.

On May 22, 2012, Company entered into a Board Member Compensation Agreement with Dr. William D. Spier as a director of the Company for a term of one (1) year ending May 31, 2013.

On May 25, 2012, Company entered into a Board Member Compensation Agreement with Mr. Peter Matousek as a director of the Company for a term of one (1) year ending May 31, 2013.

On August 31, 2012, Company entered into a Board Member Compensation Agreement with Mr. Jerry G. Mikolajczyk as a director of the Company for a term of one (1) year ending August 31, 2013.

Each Board member will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5 million.

NOTE 20:  VENANGO 30 WELL LOCATION

On August 31, 2012 the Company entered into an Oil and Gas Well Location Agreement with Vencedor Energy Partners (Assignor). The agreement allows the Company to drill 30 offset oil and gas wells on 3 producing oil and gas leases in Venango County, Pennsylvania.

The Company paid $585,000 in the form of 11,700,000 shares of common stock (Shares) of the Company for the rights.

The Company will have 100% working interest in the wells and Net Revenue Interest as follows:

Lease Name	Net Revenue Interest Breakdown
Rice	Master Lease Lessor - 12.5% Royalty, Master Lease Lessee 2.5% Override royalty interest, Assignor - 2.5% Override royalty interest; and the Company - 82.5% royalty interest;

Lalley	Master Lease Lessor - 12.5% Royalty, Master Lease Lessee 2.5% Override royalty interest, Assignor - 2.5% Override royalty interest; and the Company - 82.5% royalty interest; and

Corse	Master Lease Lessor - 15.0% Royalty, Master Lease Lessee 2.5% Override royalty interest, Assignor - 2.5% Override royalty interest; and the Company - 80.0% royalty interest.

The Agreement allows the Company to have the exclusive right to explore, operate, produce all naturally-occurring oil, gas, casing-head gas or gasoline, gas condensate and/or all other liquid or gaseous hydrocarbons and other marketable or non-marketable substances produced (Oil and Gas) from Oil and Gas deposits contained within and under the well location and any and all other rights and privileges necessary, incident to, or convenient for the economical operation of the well location and other lands for the production of Oil and Gas to the Company. A well location is defined as a circle having a radius of l50 feet with the well, to a depth as allowed in the Master Lease, at the center thereof.

F26

The Company owns the rights and may select up to 30 well locations from the following:

Lease Name	Locations	Rights
Rice	Up to 10

One well per location, to a depth from the surface through the Speechley sands which depth is approximately 2,200 feet on the Premises alone for producing oil and gas by any means, and all rights necessary convenient and incident thereto, granted pursuant to the Master Rice Lease.

Lalley	Up to 8

One well per location, to a depth from the surface through the Speechley sands which depth is approximately 2,200 feet on the Premises alone for producing oil and gas by any means, and all rights necessary convenient and incident thereto, granted pursuant to the Master Lalley Lease.

Corse	Up to 15

One well per location, to a depth from the surface through the Speechley sands which depth is approximately 2,000 feet on the Premises alone for producing oil and gas by any means, and all rights necessary convenient and incident thereto, granted pursuant to the Master Corse Lease.

If Company does not begin or provide proof of funds or funding for the first well on or before January 31, 2013, subject to our operator, Vencedor Energy Partners, obtaining the necessary permits to allow the Company to commence drilling and completions operations, and does not begin or provide proof of funds or funding for 3 more wells on or before March 31, 2013, then the Company will have forfeited its rights and the Agreement shall terminate and unwind and the Assignor agrees to return the Shares (11,700,000) to the Company.

On January 29, 2013, pursuant to a letter agreement between the Company and the Assignor, the Company acknowledged and agreed to the notice of the delay of the permits up to 4 weeks beyond January 31, 2013.

After completing 8 wells and if Company does not complete any of the remaining 22 well drilling provision set forth in the Agreement within the 2 years from the date of the execution of the Agreement, then the Company will forfeit its rights to the well locations not completed. The Company will retain its rights for the well locations completed and will retain an Override Royalty of Seven and one half per cent (7.5%) on the well locations forfeited.

The Company has 2 years from the date of execution of the Agreement to complete the drilling of the 30 well locations and has the option to acquire an additional 15 well locations for the same terms and conditions of the Agreement after the first 30 wells locations have been completed.

The Company will provide funding in groups of 4 to 6 wells to optimize economies of scale, with the exception of the first 4 wells which can be funded on an individual basis.

The Company agreed, the Participation and Operating Agreement (the "POA"), to have Assignor the designated Operator (the "Operator") of the Oil and Gas Well Locations which includes all the responsibilities as a designated operator in the State of Pennsylvania which includes the duties of managing and supervising the drilling and completions of the Oil and Gas Locations.

On December 18, 2012, pursuant to the POA, the Operator invoiced the Company $835,000 for the drilling and completion of five oil wells on the Rice lease. The Company has recorded the transaction capitalizing the drilling and completions as work in progress. The liability is included in the Company's Accounts Payable.

On March 18, 2013, pursuant to a letter agreement, Amendment #3, between the Company and Vencedor Energy Partners, the Company has agreed to delete Section 4a (financing conditions) of the Oil and Gas Well Location Assignment dated August 31, 2012 between Xun Energy, Inc. and Vencedor Energy Partners.

On March 30, 2013, the Company's operator, Vencedor Energy Partners, began site work on the Rice lease.

THE COMPANY WILL NEED TO RAISE ADDITIONAL FUNDS TO DRILL THE OIL AND GAS WELLS AND THERE IS NO GUARANTEE THAT THE COMPANY WILL BE SUCCESSFUL IN RAISING THE FUNDS NECESSARY TO COMPLETE 1 OR ANY OF THE 30 OFFSET OIL AND GAS WELLS.

NOTE 21: TERMINATION OF FINANCIAL CONSULTING SERVICES AGREEMENT

On December 18, 2012, the Company issued a Notice of Termination to Vaquero Private Capital, Inc. (“VPC”) for breach of contract by VPC, terminating the September 4, 2012 twelve month Financial Consulting Services Agreement (the “Agreement”) effective as of June 1, 2012, pursuant to which VPC would provide consulting services in connection with the Company’s business affairs and assist the Company in raising capital.  In consideration of the services to be provided by VPC, the Company paid VPC a prepaid fee of $810,000 in the form of 16.2 million common shares of the Company. The Company has placed a Stop Order on the transference of 16.2 million shares pending resolution of the breach of contract by VPC.

F27

NOTE 22: FINANCING AGREEMENTS

On May 7, 2013, Xun Energy, Inc., (the “Company”) entered into a reserve equity financing agreement (the “Financing Agreement”) with AGS Capital Group, LLC, (“AGS”). Pursuant to the Financing Agreement, the Company has the right, but not the obligation, to issue $15,000,000 of the Company’s common stock to AGS over the course of 3 years. The Company has full control and discretion over the timing and amount of any shares that they sell to AGS when the Market Price, as defined in the Financing Agreement, is $0.50 or higher per share. For each advance, the Company may issue an amount of stock up to $250,000. Such advance will not exceed more than 200% of the average daily trading volume for the previous 10 trading days. The purchase price (the “Purchase Price”) of the shares shall be set at ninety percent (90%) of the average of the three (3) lowest closing bid prices of the stock during the ten (10) consecutive weekday trading days (the “Pricing Period”) immediately after the date on which the Company provides an advance notice. The Company, at its option, may select a safety net price for any specified advance which the Company will not sell shares to AGS under that advance when the Purchase Price falls below such safety net price during the Pricing Period. The Company issued 4,081,633 shares of common stock as a commitment fee deposit towards the commitment fee of $40,000 to be deducted from the first advance.

On May 7, 2013, the Company entered into a registration rights agreement with AGS (the “RRA,” and along with the Financing Agreement, the “Agreements”).  According to the RRA, the Company must file a registration statement on Form S-1, registering the shares of common stock which may be issued to AGS pursuant to the Financing Agreement within thirty (30) days of the date of the RRA.

Prior to the date of the Agreements, AGS had no material interaction, other than the negotiation of the Agreements, with the Company.

On May 29, 2013, the Company filed a Registration Statement, Form S-1,  registering  the shares of common stock of the Company as follows:

1.

75,000,000 shares of the Company's common stock (the “Put Shares”) that the Company will put to AGS pursuant to Financing Agreement between AGS and the Company, dated May 7, 2013, and

2.

4,081,633 commitment shares of the Company's common stock the Company paid to AGS as a fee for providing the facility.

Such Registration Statement was withdrawn on July 1, 2013.

In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Drawdown Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act of 1933, as amended, the Company will file a new registration statement to register those additional shares.

NOTE 23: SUBSEQUENT EVENTS

On June 5, 2013, the Company issued an unsecured Convertible Promissory Note (CPN#12) for $250,000 plus accrued and unpaid interest and other fees with a $25,000 original issue discount (the “OID”). The Note Holder paid $25,000 consideration on closing of CPN#12 (CPN#12A). The Note Holder may pay additional consideration to the Company in such amounts and at such dates as Note Holder may choose in its sole discretion. The Maturity Date is one year from the effective date of each payment (the “Maturity Date”) and is the date upon which the Principal Sum of the Note, as well as any unpaid interest and other fees, shall be due and payable. The Conversion Price is the lesser of $0.006 or 60% of the average of the two lowest trade prices in the 25 trading days previous to the conversion, but no lower than $0.00005 (in the case that conversion shares are not deliverable by DWAC an additional 10% discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for Xclearing deposit an additional 5% discount shall apply; in the case of both an additional cumulative 15% discount shall apply). Unless otherwise agreed in writing by both parties, at no time will the Note Holder convert any amount of the Note into common stock that would result in the Note Holder owning more than 4.99% of the common stock outstanding. The Company may repay the CPN at any time on or before 90 days from the effective date, after which the Company may not make further payments on the CPN prior to the Maturity Date without written approval from Note Holder. If the Company repays the CPN on or before 90 days from the effective date, the Interest Rate shall be zero percent (0%). If the Company does not repay the CPN on or before 90 days from the effective date, a one-time Interest charge of 12% shall be applied to the Principal Sum. Any interest payable is in addition to the OID, and that OID (or prorated OID, if applicable) remains payable regardless of time and manner of payment by Borrower. CPN#12 is structured to be advanced to the Company at the discretion of the Note Holder. The Company has drawn down $25,000 of the $225,000 allowable and is obligated to $2,778 of the OID ($25,000/$225,000 x $25,000 (OID)).

F28

On June 25, 2013, the Company incorporated a wholly owned subsidiary, Xun Oil of Pennsylvania Corporation, in the Commonwealth of Pennsylvania.

On July 1, 2013, the Company requested the withdrawal of the Registration Statement, Form S-1 (Registration No. 333-188906)  because the related reserve equity financing agreement with AGS contained provisions that result in the selling stockholder not being irrevocably bound to purchase the shares that the Company elects to sell under the agreement. No securities were sold pursuant to the Registration Statement.

On July 2, 2013, the Company issued an unsecured 9 month 8% Convertible Promissory Note (CPN#13) due on April 8, 2014 for $32,500. The principal and accrued interest is convertible into shares of common stock at the discretion of the note holder.  The Conversion Price shall be the greater of: (i) the Variable Conversion Price and (ii) the Fixed Conversion Price (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 55% multiplied by the Market Price (representing a discount rate of 45%). "Market Price" means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means, for any security as of any date, the closing bid price on the OTCQB or applicable trading market as reported by a reliable reporting service designated by the note holder. The note holder is limited to owning 4.99% of the Company’s issued and outstanding shares. Default interest is 22% per annum should the Company default on the CPN#13. The Company may prepay CPN#13 at any time for the period beginning on the date of the CPN#13 and ending on the date which is ninety (90) days following the date of the CPN#13, the CPN#13 may be prepaid by the Company upon payment to the note holder of an amount equal to the outstanding principal amount of the CPN#13 multiplied by 125% together with accrued and unpaid interest thereon. At any time during the period beginning on the ninety (91) day from the date of the CPN#13 and ending on the date which is one hundred twenty (120) days following the date of CPN#13, the Company may prepay the CPN#13 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#13 multiplied by 135% together with accrued and unpaid interest thereon. At any time during the period beginning on the date which is one hundred twenty one (121) days from the date of the CPN#13 and ending on one hundred eighty (180) days following the date of this CPN#13, the Company may prepay the CPN#13 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#13 multiplied by 145% together with accrued and unpaid interest thereon. After the expiration of one hundred eighty (180) days following the date of the CPN#13, the Company shall have no right of prepayment. The floor price of $0.00005.

On July, 8, 2013, the Company was awarded a judgment dismissing, without prejudice, the legal action between Xun Energy, Inc., as Plaintiff and Lea Kennedy, an individual, d/b/a LUXEMBARINGS, as Defendant. The Company filed for a voluntary dismissal without prejudice on the legal action.

On July 11, 2013, the Company entered into a amended and restated reserve equity financing agreement (the “Financing Agreement”) with AGS Capital Group, LLC, (“AGS”) which was further amended on November 27, 2013. Pursuant to the Financing Agreement, the Company has the right, but not the obligation, to issue $15,000,000 of the Company’s common stock to AGS over the course of 3 years. The Company has full control and discretion over the timing and amount of any shares that they sell to AGS when the Exercise Market Price, as defined in the Financing Agreement, is $0.50 or higher per share. For each advance, the Company may issue an amount of stock up to $250,000. Such advance will not exceed more than 200% of the average daily trading volume for the previous 10 trading days. The purchase price (the “Purchase Price”) of the shares shall be set at ninety percent (90%) of the average of the three (3) lowest closing bid prices of the stock during the ten (10) consecutive weekday trading days (the “Pricing Period”) immediately after the date on which the Company provides an advance notice. The Company, at its option, may select a safety net price for any specified advance which the Company will not sell shares to AGS under that advance when the Purchase Price falls below such safety net price during the Pricing Period. The Company issued 4,081,633 shares of common stock as a commitment fee deposit towards the commitment fee of $40,000 to be deducted from the first advance. Prior to the date of the Agreement, AGS had no material interaction with the Company, other than the negotiation of the Agreement and the negotiation and execution of the original reserve equity financing agreement and registration rights agreement.

On July 11, 2013, the Company also entered into a registration rights agreement with AGS (the “RRA,” and along with the Financing Agreement, the “Agreements”).  According to the RRA, the Company must file a registration statement on Form S-1, registering the shares of common stock which may be issued to AGS pursuant to the Financing Agreement within thirty (30) days of the date of the RRA. Prior to the date of the Agreement, AGS had no material interaction with the Company, other than the negotiation of the Agreement and the negotiation and execution of the original reserve equity financing agreement and registration rights agreement.

On August 1, 2013, the Company issued an unsecured 7 month 8% Convertible Promissory Note (CPN#14) due on March 1, 2014 for $15,000 for value of services rendered. The principal and accrued interest is convertible into shares of common stock at the discretion of the note holder. The note holder may convert all or a portion of the principal amount of CPN#14 into shares of Common Stock at a Conversion Price for each share of Common Stock equal to the higher of (a) $0.0001 subject to adjustment for any future stock splits, reverse stock split, stock dividend, etc., or (b) the Current Market Price multiplied by sixty percent (60%) (the "Conversion Price"). "Current Market Price" means the average of the three lowest closing bid price for the Common Stock as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market, for the five (5) trading days ending on the trading day immediately before the relevant Conversion Date. The Company may prepay CPN#14 without any penalty.

F29

On August 26, 2013, the Company's operator, Vencedor Energy Partners (VEP), completed the drilling, casing and cementing of our first oil well of the 30 well drilling program. Rice oil well number 15 was drilled to the Target Depth of 1,050' on the Rice lease, in Venango County, PA. Samples were taken during the drilling program for analysis. Petroleum odors were emitted at the 720', 745', and 915' levels of the wellbore, indicating oil presence at these depths.  The review of the drill cuttings (samples) from the Rice #15 supported the need for a wire line log to be conducted on the well. VEP's geologist confirmed that the samples taken on August 26, 2013 revealed a well formed zone in the Venango 2 and also potential lenses in the Venango 1 and Red Valley sequence. Oil saturation is estimated at 30-35% for the Venango sequence with a strong show in the Red Valley sequence. The log will provide enough details to determine other key factors in determining whether or not the oil well should be put into production.

On August 29, 2013, the Company issued an unsecured 9 month 8% Convertible Promissory Note (CPN#15) due on June 3, 2014 for $32,500. The principal and accrued interest is convertible into shares of common stock at the discretion of the note holder.  The Conversion Price shall be the greater of: (i) the Variable Conversion Price and (ii) the Fixed Conversion Price (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 55% multiplied by the Market Price (representing a discount rate of 45%). "Market Price" means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means, for any security as of any date, the closing bid price on the OTCQB or applicable trading market as reported by a reliable reporting service designated by the note holder. The note holder is limited to owning 4.99% of the Company’s issued and outstanding shares. Default interest is 22% per annum should the Company default on the CPN#15. The Company may prepay CPN#15 at any time for the period beginning on the date of the CPN#15 and ending on the date which is ninety (90) days following the date of the CPN#15, the CPN#15 may be prepaid by the Company upon payment to the note holder of an amount equal to the outstanding principal amount of the CPN#15 multiplied by 125% together with accrued and unpaid interest thereon. At any time during the period beginning on the ninety (91) day from the date of the CPN#15 and ending on the date which is one hundred twenty (120) days following the date of CPN#15, the Company may prepay the CPN#15 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#15 multiplied by 135% together with accrued and unpaid interest thereon. At any time during the period beginning on the date which is one hundred twenty one (121) days from the date of the CPN#15 and ending on one hundred eighty (180) days following the date of this CPN#15, the Company may prepay the CPN#15 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#15 multiplied by 145% together with accrued and unpaid interest thereon. After the expiration of one hundred eighty (180) days following the date of the CPN#15, the Company shall have no right of prepayment. The floor price of $0.00005.

On August 31, 2013, the Board of Directors renewed the Board Member Compensation Agreement with Mr. Jerry G. Mikolajczyk as a director of the Company for a term of one (1) year ending August 31, 2014. Mr. Mikolajczyk will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5 million.

F30

XUN ENERGY, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2013

Page

Consolidated Balance Sheets at November 30, 2013 and May 31, 2012	F32

Unaudited Consolidated Statement of Operations for the Three and Six Months ended November 30, 2013 and November 30, 2012 and from Inception (December 20, 2007) to November 30, 2013	F33

Consolidated Statements of Stockholders Equity (Deficit) from Inception (December 20, 2007) to November 30, 2013 (unaudited)	F34

Consolidated Statements of Cash Flows for the Six Months Ended November 30, 2013 and November 30, 2012 and Cumulative since Inception to November 30, 2013 (unaudited)	F35-F36

Supplemental Disclosure With Respect To Cash Flows for the Six Months Ended November 30, 2013 and November 30, 2012 and Cumulative since Inception to November 30, 2013 (unaudited)	F37

Notes to Interim Consolidated Financial Statements as of November 30, 2013	F38

F31

XUN ENERGY, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
As of NOVEMBER 30, 2013 and MAY 31, 2013
(Expressed in U.S. dollars)

	November 30, 2013	May 31, 2013
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash	$409	$23,400
Other Current Assets	$3,482	$981,000
Total Current Assets	$3,891	$1,004,400
Fixed Assets:
Property, Plant and Equipment	942,250	942,250
Total Property, Plant and Equipment	$942,250	$942,250
Other Assets:
Intangible Assets - Legal and Contractual
Rights - Oil and Gas Leases	$536,250	$536,250
Incorporation Costs	$-	$70
Total Legal and Contractual	$536,250	$536,320
Total Intangible Assets	$536,250	$536,320
Total Other Assets	$536,250	$536,320
Total Assets	$1,482,391	$2,482,970
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued expenses	$1,871,109	$2,083,337
Loans payable	$545,091	$544,746
Convertible Promissory Notes, net of discount	$467,477	$393,818
Total Current Liabilities	$2,883,677	$3,021,901
Stockholders' Equity (Deficit):
Preferred Stock, par value $0.0001, 50,000,000 shares authorized,
none issued and outstanding	$-	$-
Common Stock, par value $0.0001, 5,000,000,000 shares authorized,
927,373,890 and 385,460,240 shares issued and outstanding, respectively	$92,737	$38,546
Paid in Capital	$2,167,060	$2,876,422
Accumulated Deficit	$(3,661,083)	$(3,453,899)
Total Stockholders' Equity (Deficit)	$(1,401,286)	$(538,931)
Total Liabilities and Stockholders' Equity (Deficit)	$1,482,391	$2,482,970

The accompanying notes are an integral part of these consolidated financial statements.

F32

XUN ENERGY, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS AND SIX MONTHS ENDED NOVEMBER 30, 2013 AND 2012
AND CUMULATIVE FROM INCEPTION (DECEMBER 20, 2007) TO NOVEMBER 30, 2013
(UNAUDITED)
(Expressed in U.S. dollars)

	For the three months ended November 30, 2013	For the three months ended November 30, 2012	For the six months ended November 30, 2013	For the six months ended November 30, 2012	December 20, 2007 (Inception) To November 30, 2013

Revenue
Revenue - Operations	$-	$-	$-	$-	$4,637
Total Revenue	$-	$-	$-	$-	$4,637

Cost of Goods Sold	$-	$-	$-	$-	$1,653

Gross Profit	$-	$-	$-	$-	$2,984

Expenses
General and Administrative	$(353,170)	$247,262	$(51,686)	$603,030	$2,841,388
Income (Loss) before income taxes	$353,170	$(247,262)	$51,686	$(603,030)	$(2,838,404)

Other income (expense)	$(121,427)	$(7,040)	$(258,869)	$(16,205)	$(822,679)

Provision for Income Taxes	$-	$-	$-	$-	$-

Net Income (Loss)	$231,743	$(254,302)	$(207,183)	$(619,235)	$(3,661,083)

Basic and Diluted
Earnings (Loss) per Common Share	0.00031573	a	a	a

Weighted Average
Number of Common Shares*1	733,981,217	352,781,910	577,085,558	347,037,812

a = Less than ($0.01) per share

The accompanying notes are an integral part of these consolidated financial statements.

F33

XUN ENERGY, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE PERIOD FROM INCEPTION (DECEMBER 20, 2007) TO NOVEMBER 30, 2013
(UNAUDITED)
(Expressed in U.S. dollars)

	Common Stock Shares*1	Common Stock Amount	Additional Paid in Capital	Retained Earnings	Total Equity
Inception December 20, 2007	-	$-	$-	$-	$-
Common stock issued to Directors	400,000,000	$40,000	$(35,000)	$-	$5,000
Common stock issued - Private Placement	110,416,000	$11,042	$44,166	$-	$55,208
Net loss for the year	-	$-	$-	$(85)	$(85)
Balance, May 31, 2008	510,416,000	$51,042	$9,166	$(85)	$60,123
Net loss for the year	-	$-	$-	$(50,170)	$(50,170)
Balance, May 31, 2009	510,416,000	$51,042	$9,166	$(50,255)	$9,953
Net loss for the year	-	$-	$-	$(50,744)	$(50,744)
Balance, May 31, 2010	510,416,000	$51,042	$9,166	$(100,999)	$(40,791)
Common stock issued to Directors	75,000	$7	$9,243	$-	$9,250
Common stock issued - Asset Purchase	1,259,000	$126	$62,824	$-	$62,950
Common stock issued	741,000	$74	$36,976	$-	$37,050
Common stock issued to Consultant	10,000	$1	$1,099	$-	$1,100
Common stock retirement	(200,000,000)	$(20,000)	$(105,000)	$-	$(125,000)
Net loss for the period	-	$-	$-	$(614,593)	$(614,593)
Balance, May 31, 2011	312,501,000	$31,250	$14,308	$(715,592)	$(670,034)
Common stock issued to Directors	142,500	$14	$7,373	$-	$7,387
Common stock issued to Consultant	18,000,000	$1,800	$898,200	$-	$900,000
Net loss for the period	-	-	-	$(985,517)	$(985,517)
Balance, May 31, 2012	330,643,500	$33,064	$919,881	$(1,701,108)	$(748,164)
Common stock issued to Directors	211,129	$21	$5,409	$-	$5,430
Common stock issued for Assets	11,700,000	$1,170	$583,830	$-	$585,000
Common Stock issued to Consultants	40,281,633	$4,028	$1,845,972	$-	$1,850,000
Common stock issued to Lenders for Interest	1,165,839	$117	$11,369	$-	$11,486
Common Stock issued to reduce CPN's	19,458,139	$1,946	$28,675	$-	$30,622
Common Stock Cancelled - Note 3	(18,000,000)	$(1,800)	$(898,200)	$-	$(900,000)
Discount on CPN's	-	$-	$379,486	$-	$379,486
Net loss for the period	-	$-	$-	$(1,752,791)	$(1,752,791)
Balance, May 31, 2013	385,460,240	$38,546	$2,876,422	$(3,453,899)	$(538,931)
Common Stock issued to reduce CPN's	128,305,789	$12,831	$101,519	$-	$114,350
Common stock issued to Lenders for Interest	1,363,636	$136	$1,364	$-	$1,500
Discount on CPN's	-	$-	$55,109	$-	$55,109
Net loss for the period	-	$-	$-	$(438,927)	$(438,927)
Balance, August 31, 2013	515,129,665	$51,513	$3,034,414	$(3,892,826)	$(806,899)
Common Stock issued to reduce CPN's	418,145,389	$41,814	$58,416	$-	$100,230
Common stock issued to Lenders for Interest	14,008,836	$1,401	$4,516	$-	$5,917
Discount on CPN's	-	$-	$67,609	$-	$67,609
Common stock issued to Directors	90,000	$9	$105	$-	$114
Common Stock cancelled Consultants	(20,000,000)	$(2,000)	$(998,000)	$-	$(1,000,000)
Net income for the period	-	$-	$-	$231,743	$231,743
Balance, November 30, 2013	927,373,890	$92,737	$2,167,060	$(3,661,083)	$(1,401,286)

The accompanying notes are an integral part of these consolidated financial statements.

F34

XUN ENERGY, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2013 AND NOVEMBER 30, 2012 AND CUMULATIVE FROM INCEPTION (DECEMBER 20, 2007) TO NOVEMBER 30, 2013
(UNAUDITED)

(Expressed in U.S. dollars)

		For the six months ended November, 2013		For the six months ended November, 2012		December 20, 2007 (Inception) to November 30, 2013
Net Cash Provided by (Used in) Operating Activities
Net Income (Loss), Including Portion Attributable to Noncontrolling Interest		$(207,184)		$(619,235)		$(3,661,083)
Adjustments to Reconcile Net Income (Loss) to Cash Provided by (Used in) Operating Activities
Adjustments, Noncash Items, to Reconcile Net Income (Loss) to Cash Provided by (Used in) Operating Activities
Share based - compensation		$114		$3,921		$23,281
Share based - interest		$9,917		$6,077		$21,402
Share based - financial services		$(1,000,000)		$455,000		$25,000
Non-cash amortization - debt discount		$114,454		$3,141		$231,404
Non-cash - Inventory		$-		$-		$283
Non-cash - Interest-discount		$116,768		$-		$116,768
Gain on debt extinguishment		$-		$-		$(30,000)
Corporate Overhead allocated to Fixed Assets		$-		$(58,500)		$(60,822)
Depletion		$-		$-		$835
Other Current Assets		$977,518		$5,446		$421,775
Accrued Interest		$20,081		$15,799		$54,595
Adjustments, Noncash Items, to Reconcile Net Income (Loss) to Cash Provided by (Used in) Operating Activities		$238,852		$430,884		$804,521
Increase (Decrease) in Operating Capital
Increase (Decrease) in Operating Assets
Accounts receivable and accrued receivables		$-		$-		$18,840
Oil and Gas leases impairment		$-		$-		$5,583
Oil and Gas leases forfeitures		$-		$-		$399,742
Other Asset Impairment		$70		$-		$190
Bonds		$-		$500		$500
Increase (Decrease) in Operating Assets		$70		$500		$424,855
Increase (Decrease) in Operating Liabilities	$		$		$
Accounts payable and accrued liabilities		$(212,228)		$(315,861)		$1,871,109
Increase (Decrease) in Operating Liabilities		$(212,228)		$(315,861)		$1,871,109
Adjustments to Reconcile Net Income (Loss) to Cash Provided by (Used in) Operating Activities		$26,694		$115,523		$3,100,485
Net Cash Provided by (Used in) Operating Activities		$(180,490)		$(503,712)		$(560,598)

The accompanying notes are an integral part of these consolidated financial statements.

F35

XUN ENERGY, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2013 AND NOVEMBER 30, 2012 AND CUMULATIVE FROM INCEPTION (DECEMBER 20, 2007) TO NOVEMBER 30, 2013
(UNAUDITED)

(Expressed in U.S. dollars)

	For the six months ended November, 2013	For the six months ended November, 2012	December 20, 2007 (Inception) to November 30, 2013
Net Cash Provided by (Used in) Operating Activities	$(180,490)	$(503,712)	$(560,598)
Net Cash Provided by (Used in) Investing Activities
Payments to Acquire Property, Plant, and Equipment	$-	$-	$(852,637)
Payments to Acquire Intangible Assets	$-	$-	$(5,772)
Payments to Acquire Other Productive Assets	$-	$-	$(500)
Net Cash Provided by (Used in) Investing Activities	$-	$-	$(858,909)
Net Cash Provided by (Used in) Financing Activities
Proceeds from issuance of common stock	$-	$10,000	$160,208
Repayments of Short-term Debt	$-	$(20,500)	$(127,142)
Proceeds from Short-term Debt	$157,500	$522,809	$1,386,850
Net Cash Provided by (Used in) Financing Activities	$157,500	$512,309	$1,419,916
Cash, Period Increase (Decrease)	$(22,990)	$8,597	$409
Cash, beginning of period	$23,400	$-	$-
Cash, at end of period	$409	$8,597	$409

The accompanying notes are an integral part of these consolidated financial statements.

F36

XUN ENERGY, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2013 AND NOVEMBER 30, 2012 AND CUMULATIVE FROM INCEPTION (DECEMBER 20, 2007) TO NOVEMBER 30, 2013 SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS
(UNAUDITED)

(Expressed in U.S. dollars)

	For the six months ended November, 2013	For the six months ended November, 2012	December 20, 2007 (Inception) to November 30, 2013
SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS:
Cash paid for income taxes	$-	$-	$-
Cash paid for interest	$-	$-	$222
NON-CASH FINANCING AND INVESTING ACTIVITIES:
Convertible Promissory Note - non-cash capitalization	$-	$10,000	$51,879
Prepaid Expenses - non-cash capitalization	$-	$910,000	$1,850,000
Purchase of Intangible Assets - non-cash capitalization	$-	$585,000	$585,000
Debt Discount - non cash capitalization, net	$122,718	$61,107	$450,326
Common Stock issued for repayment of loans	$214,580	$-	$297,080

The accompanying notes are an integral part of these consolidated financial statements.

F37

XUN ENERGY, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2013

NOTE 1: ORGANIZATION, CONSOLIDATION AND PRESENTATION OF FINANCIAL STATEMENTS

NATURE OF BUSINESS

The Company is engaged primarily in the acquisition, work-over development, and production of oil and gas properties. Such activities are concentrated in North American onshore, primarily in the United States in the State of Pennsylvania. The Company plans to acquire producing or near producing oil and gas properties that will provide cash flow and an upside for future development. We will be scouting for additional properties in and around Texas, Oklahoma, Pennsylvania, Kansas and in Canada.

The Company was incorporated under the laws of the state of Nevada on December 20, 2007 as Real Value Estates, Inc. On July 20, 2010, the Company changed its name to Xun Energy, Inc

On February 6, 2012, the Company established a subsidiary in the State of Florida.

On August 31, 2012, the Company acquired 30 oil and gas well locations in Venango County, Pennsylvania with an option to acquire an additional 15 oil and gas locations. Work commenced on the first 5 oil well locations on the Rice lease in Venango, County, Pennsylvania, USA in March  2013 and as of November 30, 2013 the roads and drill pads were constructed, and Rice #15 was drilled to a target depth of 1,050'. Drilling samples and observations confirmed intersecting oil bearing lenses. On September 16, 2013 the Company's operator, Vencedor Energy Partners (VEP), completed the nuclear wire line log on Rice #15 on the Rise Lease, in Venango County, PA. Verbal reports from the logging crew and staff on site were very positive when the logging tool pulled out of the well bore was covered with crude oil. On September  25, 2013 the Company's operator, Vencedor Energy Partners (VEP), reported the analysis of the wire-line log on Rice #15 on the Rise Lease, Venango County, PA. VEP reported the following:

1.

The Venango-First has two separated lenses, one is about 6 feet, 762'-766', and another 9 foot section, 788'-797', and both have decent porosity. The sand thickness has developed at this location along with its oil saturations. The upper and lower lenses both have a fair to good oil show.

2.

The Venango-Second has 16 feet of formation on the bottom lens, 916'-932', with good porosity and saturation and another 4 feet above it, 908'-912' that's producible with lesser values. The porosity on the lower lens has a fair to excellent show of oil with a poorer oil show in the upper lens portion.

3. VEP recommended the balance of the infrastructure on the Rice Lease be completed first. After the infrastructure is installed, then Rice #15 well should be completed for production.

On June 25, 2013, the Company incorporated a wholly owned subsidiary, Xun Oil of Pennsylvania Corporation, in the Commonwealth of Pennsylvania, USA.

OPERATING COMPANY

On April 18, 2011, the Company filed a Form 8-K with the United States Securities and Exchange Commission (“SEC”) disclosing that the Company is no longer considered a shell and has completed a workover program on one of its wells. The Company operations are extensively involved in oil and gas operations even though the Company has had limited revenue from the oil and gas operations.

NOTE  2: SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

FISCAL YEAR

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a May 31 fiscal year end.

F38

PRINCIPLES OF CONSOLIDATION

The Consolidated Financial Statements include the accounts of Xun Energy, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. The consolidated financial statements are presented in accordance with the accounting principles generally accepted in the United States.

UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The interim consolidated financial statements of Xun Energy, Inc. as of November 30, 2013, and for the six months then ended, and cumulative from inception, are unaudited. However, in the opinion of management, the interim consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly Xun Energy, Inc.’s consolidated financial position as of November 30, 2013, and the results of its consolidated operations and its consolidated cash flows for the six months ended November 30, 2013, and 2012, and cumulative from inception. These results are not necessarily indicative of the results expected for the calendar year ending May 31, 2014. The accompanying consolidated financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States of America (GAAP). Refer to the Company’s audited financial statements as of May 31, 2013, filed with the SEC for additional information, including significant accounting policies

INTERNATIONAL FINANCIAL REPORTING STANDARDS (IFRS)

The Company has adopted the International Financial Reporting Standards code of accounts. However, the Company’s consolidated statements are completed using USA GAAP.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from these estimates, and changes in these estimates are recorded when known. Significant items subject to such estimates and assumptions include, but are not limited to, the following:

• Estimates of proved reserves and related estimates of the present value of future net revenues;
• Carrying value of oil and gas properties;
• Estimates of the fair value of reporting units and related assessment of goodwill for impairment;
• Income taxes;
• Asset retirement obligations;
• Legal contingencies and environmental risks and exposures.

EARNINGS PER SHARE

Basic earnings per share amounts are computed by dividing the net income (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of antidilutive items in the Company.

CASH EQUIVALENTS

The Company may, from time to time, invest cash in excess of our immediate operating requirements in short-term time deposits and money market instruments generally with original maturities at the date of purchase of three months or less. The Company considers all liquid investments with maturity of three months or less when purchased to be cash equivalents.

PROPERTY AND EQUIPMENT

The Company follows the successful efforts (“SE”) cost method of accounting for its oil and gas properties. Accordingly, only those expenses associated with successfully locating new oil and natural gas reserves are capitalized. For unsuccessful (or "dry hole") results, the associated operating costs are immediately charged against revenues for that period.

All costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, and leasehold equipment, are capitalized.  Please refer to INTANGIBLE ASSETS - LEGAL AND CONTRACTUAL - RIGHTS in this NOTE for further detail.

F40

Internal costs incurred that are directly identified with acquisition, exploration and development activities undertaken by the

Company for its own account, and that are not related to production, general corporate overhead or similar activities, are also capitalized.

Interest costs incurred and attributable to unproved oil and gas properties under current evaluation and major development projects of oil and gas properties are also capitalized. All costs related to production activities, including workover costs incurred solely to maintain or increase levels of production from an existing completion interval, are charged to expense as incurred.

Indirect costs, such as General and Administrative costs, are allocated to capital costs at a rate of 10% of the direct costs associated with the acquisition, exploration, and development activities undertaken by the Company for its own account.

Capitalized costs are depleted by an equivalent unit-of-production cost method, converting gas to oil at the ratio of six thousand cubic feet of gas to one barrel of oil. Depletion is calculated using the capitalized costs, including estimated asset retirement costs, plus the estimated future expenditures (based on current costs) to be incurred in developing or working over an oil or gas well, proved reserves, net of estimated salvage values.

Depletion is charged for each barrel of oil equivalent until the oil or gas well is no longer deemed economical for production of oil or gas. An over recovery of depletion by the Company may result from oil and gas wells producing more oil and gas than the reserve reports estimated. The over-recovery will be charged to income on a quarterly basis after the Company reviews the over-recovery and deducts an allowance for remediation, well capping and abandonment and future maintenance or workover costs.

Costs associated with unproved properties are excluded from the depletion calculation until it is determined whether or not proved reserves can be assigned to such properties. The Company assesses its unproved properties for impairment quarterly. Significant unproved properties are assessed individually.

No gain or loss is recognized upon disposal of oil and gas properties unless such disposal significantly alters the relationship between capitalized costs and proved reserves.

Depreciation and amortization of other property and equipment, including corporate and other midstream assets and leasehold improvements, are provided using the straight-line method based on estimated useful lives ranging from three to 39 years. Interest costs incurred and attributable to major midstream and corporate construction projects are also capitalized.

The Company recognizes liabilities for retirement obligations associated with tangible long-lived assets, such as producing well sites, when there is a legal obligation associated with the retirement of such assets and the amount can be reasonably estimated. The initial measurement of an asset retirement obligation is recorded as a liability at its fair value, with an offsetting asset retirement cost recorded as an increase to the associated property and equipment on the consolidated balance sheet. If the fair value of a recorded asset retirement obligation changes, a revision is recorded to both the asset retirement obligation and the asset retirement cost. The asset retirement cost is depreciated using a systematic and rational method similar to that used for the associated property and equipment.

The Schedule of  Plant, Property and Equipment details are as follows:

Schedule of Plant, Property and Equipment

Description	November 30, 2013	May 31, 2013
Work in Progress-Intangible	$942,250	$694,035
Work in Progress-Tangible	$-	$140,965
Rights (leases)	$-	$107,250
Subtotal	$-	$942,250
Depletion	$942,250	$0
Depreciation	$-	$0
Net Plant - Oil Wells, End of period	$-	$942,250

OIL AND GAS EXPLORATION

The Company does not explore for oil and gas deposits. The Company may drill a new well, which is categorized as an offset well to an existing well that is producing oil or gas. The Company’s current business model does not include “wild cat” or exploratory drilling.

F41

OIL AND GAS DEVELOPMENT - OFFSET DRILLING

The Company's development - offset drilling program consists of drilling new wells within a proven and producing property. Well locations are selected by geologists based on known and historical data from producing oil and gas wells within the property or adjoining properties. All costs of drilling a new offset well are capitalized and amortized (depletion) on a per-unit of barrel equivalent of production.

OIL AND GAS DEVELOPMENT - WORKOVER PROGRAM

The Company’s development - workover program consists of re-entering or completing a workover on an oil or gas well that has a historical evidence of oil or gas production or that is currently producing oil and gas at a fractional output compared to when the oil and gas wells first came into production. Workover activities include one or more of a variety of remedial operations on a producing well or inactive well to try to increase production. All costs of a workover are capitalized and amortized (depletion) on a per-unit of barrel equivalent of production.

OIL AND GAS RESERVES

The Company does not have proven reserves of oil or gas on its current oil and gas leases.

 INTANGIBLE ASSETS - LEGAL AND CONTRACTUAL - RIGHTS

The Company capitalizes the expenses incurred for acquiring oil and gas leases. The oil and gas leases are contracts between mineral owner, otherwise known as the lessor and the Company or working interest owner, otherwise known as the lessee in which the lessor grants the lessee the rights to explore, drill and produce oil, gas and other minerals for a specified primary term and thereafter as long as oil, gas, or other minerals are being produced in paying quantities. This lease gives the lessee a working interest. The oil and gas lease is granted in exchange for royalty payments to the lessor.

The capitalized costs include but are not limited to: the acquisition cost of the oil and gas leases, legal, travel, consultant studies, reserve reports, financing charges including an overhead allocation on closing. Many of the oil and gas leases have production covenants, which if not complied with during the term of the lease, the Company may forfeit the oil and gas lease. On a yearly basis, the oil and gas leases are reviewed for expiry and or non performance by the Company of any of the covenants in the oil and gas leases.

The Schedule of Oil and Gas Rights are as follows:

Schedule of Oil and Gas Rights

Description	November 30, 2013	May 31, 2013
Acquisitions/Work in Progress	$643,500	$643,500
Capitalized as Fixed Assets	$(107,250)	$(107,250)
Forfeitures during the period	$0	$0
Impairments during the period	$0	$0
Oil and Gas Leases, End of period	$536,250	$536,250

OIL AND GAS REVENUE RECOGNITION

Oil and gas sales are recognized when production is sold to a purchaser at a fixed or determinable price, delivery has occurred, title has transferred, and collectability of the revenue is probable. Delivery occurs and title is transferred when production has been delivered to a pipeline, railcar, truck, or a tanker lifting has occurred. Cash received relating to future production is deferred and recognized when all revenue recognition criteria are met. Taxes assessed by governmental authorities on oil and gas sales are included in the Cost of Goods in the accompanying Consolidated Statements of Operations.

GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses are reported net of amounts reimbursed by working interest owners of the oil and gas properties operated by the Company.

ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of the Company’s financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency, or credit risks arising from these financial statements.

F42

INCOME TAX POLICY

Income taxes are provided in accordance with FASB ASC 740. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3: OTHER CURRENT ASSETS

The Other Current Assets account consists of inventory and prepaid expenses. On August 31, 2012, the Company entered into consulting contract is with Prodigy Asset Management, Inc. (PAM) is for $1,000,000 for a 24 month period effective August 31, 2012. As one of the considerations for the services to be provided by PAM, the Company paid PAM 20 Million shares of the Company on execution of the agreement. The Company charged $1,000,000 as a prepaid financial services expense and is amortizing the prepaid expense over 24 months. On October 31, 2013 the Company and PAM mutually agreed to terminate the August 31, 2012 Financing Facilities Consulting Agreement and cancelled the 20 million shares issued to PAM and unwound the associated costs including $500,000 included as Other Current Assets.

The Schedule of Other Current Assets are as follows:

Schedule of Other Current Assets

Other Current Assets	November 30, 2013	May 31, 2013
Other Current Assets, Beginning Balance	$981,000	$833,274
Prepaid Legal	$(4,018)	$(3,274)
Prepaid Financial Services	$(973,500)	$1,336,000
Less: Amortization	0	(1,185,000)
Other Current Assets, Balance end of period	$3,482	$981,000

NOTE 4: OTHER ASSETS

The Schedule of Other Assets are as follows:

Schedule of Other Assets

Description - Other Assets	November 30, 2013	May 31, 2013
Rights - Oil and Gas Leases	$536,320	$536,250
Trademarks	$0	$0
Incorporation Costs	$-70	$70
Bonds	$0	$0
Total Other Assets	$536,250	$536,320

NOTE 5. ADVERTISING

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of November 30, 2013.

NOTE 6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception (December 20, 2007) to November 30, 2013. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F43

Management is planning to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be successful in these efforts. There is no guarantee that the Company will be successful generating profits from its oil and gas operations. There is no guarantee that the Company will be able to drawdown on the $15 Million Reserve Equity Financing Agreement with AGS Capital Group, LLC.

NOTE 7: RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On December 20, 2007, pursuant to the terms of a subscription agreement, the Company sold 80,000,000 (post forward split) shares of common stock to Ms. Marina Karpilovski, the Company's former President and a director, for cash payment of $1,000. The issuance is deemed to be exempt under Regulation S of the Securities Act, as no advertising or general solicitation was employed in offering the securities, the offering and sale was made only to Ms. Karpilovski who is a non-U.S. citizen, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

On December 20, 2007 pursuant to the terms of a subscription agreement, the Company sold 320,000,000 (post forward split) shares of common stock to Mr. Michael Zazkis, the Company's former Secretary, Treasurer and a director, for cash payment of $4,000. The issuance is deemed to be exempt under Regulation S of the Securities Act, as no advertising or general solicitation was employed in offering the securities, the offering and sale was made only to Mr. Zazkis who is a non-U.S. citizen, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

On March 28, 2011, the Company entered into Redemption Agreement with Peter Matousek, the Company’s president and director, which provides in part for the Company to redeem from Mr. Matousek 140million shares of the Company’s common stock at a price of $87,500 or $0.000625 per share. On May 31, 2011, Mr. Matousek assigned the Note Payable to Comtax Services, Inc.

Prior to June 1, 2011, our President, CEO and Director, Jerry G. Mikolajczyk, performed services for the Company on a consulting contract through a consulting agency, Comtax Services, Inc. (Comtax). From April 1, 2010 to February 28, 2011, Comtax charged a fixed monthly fee of $2,500, a minimum of 10 hours per month for Mr. Mikolajczyk, an aggregate of $27,500 for the 11 months for Mr. Mikolajczyk’s services to the Company. For the period March 1, 2011 to May 31, 2011, Comtax charged the Company an aggregate of $387,275 (1,106.5 hours) for the services of Mr. Mikolajczyk plus $10,974 in travel expenses Mr. Mikolajczyk incurred on behalf of the Company. On October 31, 2012, Comtax assigned the trade payables to Mr. Mikolajczyk d/b/a/ Lighthouse Investments, as unsecured Promissory Notes. The Promissory Notes, an aggregate of $398,249, are non-interest bearing with no due date. Mr. Mikolajczyk was an officer of Comtax until his resignation on May 31, 2011 and terminated his consulting contract with Comtax as of May 31, 2011 prior to accepting his executive and director positions with the Company.

The Company issued an aggregate of 142,500 shares for the period ending May 31, 2012 with an average price of $0.0518 per share to the Executive and Board pursuant to a Management and Financial Service Agreement with Mr. Peter Matousek and a Board Member Compensation Agreement with Mr. Peter Matousek, Mr. Donald Lynch, Mr. Kevin M. Grapes, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier, refer to NOTE 17: EXECUTIVE AND BOARD COMPENSATION for additional detail.

The Company issued an aggregate of 180,000 shares for the period ending May 31, 2013 with an average price of $0.01846 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier, refer to NOTE 17: EXECUTIVE AND BOARD COMPENSATION for additional detail.

On May 1, 2013, President, CEO and Director, Jerry G. Mikolajczyk, loaned to the Company $20,000 to be applied against the purchase of Series B Preferred Shares. The loan is unsecured and non-interest bearing.

The Company issued an aggregate of 90,000 shares for the six month period ending November 30, 2013 with an average price of $0.001267 per share on November 27, 2013 to the Board pursuant to Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier, refer to NOTE 17: EXECUTIVE AND BOARD COMPENSATION for additional detail.

On May 1, 2013, President, CEO and Director, Jerry G. Mikolajczyk, loaned to the Company $20,000 to be applied against the purchase of Series B Preferred Shares. The loan is unsecured and non-interest bearing.

F44

NOTE 8.  INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During each fiscal year from 2008 thru 2014, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset of approximately $1,281,379  (assuming a 35% effective tax rate) generated by the loss carry-forward has been fully reserved as of November 30, 2013.

The Company files income tax returns in the United States, the states of Florida and Pennsylvania.

The Company did not identify any material uncertain tax positions on tax returns filed. The Company did not recognize any interest or penalties for unrecognized tax benefits.

NOTE 9. NET OPERATING LOSSES

As of November 30, 2013, the Company has a net operating loss carry-forward of $3,661,083, which will expire 20 years from the date the loss was incurred.

NOTE 10: STOCKHOLDERS’ EQUITY

AUTHORIZED

The Company is authorized to issue 5,000,000,000 shares of $0.0001 par value common stock and 50,000,000 shares of preferred stock, par value $0.0001. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company. Preferred Stock or series thereof, if provided, by the Board of Directors of the Company, shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred  Stock or series has such rights.

On July 20, 2010, the Company filed a Certificate of Amendment to the Company’s certificate of incorporation with the Nevada Secretary of State, which increased the Company’s authorization to issue 5,000,000,000 shares of $0.0001 par value common stock, refer to NOTE 15: CORPORATE ACTIONS.

On November 30, 2011 and January 12, 2013, the Board of Directors of the Company approved the allocation of 4,000,000 of the 50,000,000 authorized Preferred Shares of the Company as Series A Preferred Shares with the following rights:

• Convertible to one hundred (100) common shares of the Company for each one (1) Series A Preferred Share
• Voting rights equal to one hundred (100) votes for each Series A Preferred Share

The consideration for one (1) Series A Preferred Share is set at $0.50.

On April 29, 2013, the Board of Directors of the Company approved  the authorization of seven hundred fifty thousand (750,000) Preferred Shares, designated as Series B Preferred Shares (Series B Shares), with a value of fifty cents ($0.50) per Series B Preferred Share, each with the following rights:

1.

May be converted by the holder into Company common stock. The conversion ratio is such that if the full 750,000 Series B Shares are issued, convert into Company common shares representing 70% of the fully diluted outstanding common shares outstanding after the conversion (which includes all common shares outstanding plus all common shares potentially issuable upon the conversion of all derivative securities not held by the holder).

2.

If the full 750,000 Series B Shares are not issued, the issued Series B Shares divided by 750,000 multiplied by 70% will represent the percentage of the fully diluted outstanding common shares outstanding after the conversion (which includes all common shares outstanding plus all common shares potentially issuable upon the conversion of all derivative securities not held by the holder). For example: 500,000 Series B Shares issued  will result in the holder having 46.67% (500,000/750,000 X 70% = 46.67%) of the fully diluted outstanding common shares.

3.

The holder of Series B Shares may cast the number of votes at a shareholders meeting or by written consent that equals the number of common shares into which the Series B Shares are convertible on the record date for the shareholder action.

4.

In the event the Board of Directors declares a dividend payable to Company common shareholders, the holders of Series B Shares will receive the dividend that would be payable if the Series B Shares were converted into Company common shares prior to the dividend.

5.

In the event of a liquidation of the Company, the holders of Series B Shares will receive a preferential distribution of $0.001 per share, and will share in the distribution as if the Series B Shares had been converted into common shares.

F45

The Series B Preferred Shares would be offered by the discretion of the President to existing shareholders holding more than 10% of the issued and outstanding shares of the Company or to directors of the Company. The subscribers for the Series B Shares will agree to execute a Series B Shares Unanimous Shareholders Agreement which will include right of first refusal to buy or sell the Series B Shares between the Series B Share holders or directors of the Company.

ISSUED AND OUTSTANDING

On December 20, 2007, the Company issued 400,000,000 (post forward split) common shares to its Directors for cash of $5,000.

Since inception (December 20, 2007) to November 30, 2009, the Company accepted subscriptions for 110,416,000 (post forward split) common shares from 37 investors under a private placement which closed on March 31, 2008. The private placement was not subject to any minimum investment and was priced at $0.0005 per share (post forward split). The Company accepted the subscriptions on various dates throughout the year.

The Company issued 1,259,000 common shares on November 30, 2010 for $62,950 for Accounts Receivable assignment.

The Company issued 741,000 common shares on November 30, 2010 for $37,050 cash in a negotiated transaction with an investor to fund the ongoing operations of the Company.

The Company issued 10,000 common shares on February 28, 2011 for $1,100 pursuant to an Oil and Gas Field Operations Services agreement with the Company.

The Company redeemed on March 28, 2011, 140 million shares of the Company’s common stock at a price of $87,500 or $0.000625 per share from Peter Matousek, the Company’s president and director, at the time. Also on March 28, 2011, the Company redeemed 60 million shares of the Company’s common stock from four shareholders. The purchase price for the 60 million totaled $37,500 or $0.000625 per share. With the redemption of the 200 million shares, the Company reduced its issued and outstanding shares to 312,501,000 shares of common stock as of March 28, 2011.

The Company authorized and approved an aggregate of 112,500 shares for the period ending May 31, 2011 with an average price of $0.1263 per share to the Executive and Board pursuant to a Management and Financial Service Agreement with Mr. Peter Matousek and a Board Member Compensation Agreement with Mr. Peter Matousek and Mr. Donald Lynch. During the fiscal year ending May 31, 2011, the Company issued 75,000 of the 112,500 shares to the Executive and Board with the remaining 37,500 shares issued on June 6, 2011.

The Company issued 18 Million shares on April 12, 2012 for $900,000 pursuant to a twenty-four month agreement with Charles Morgan Securities Inc. On September 20, 2012, the Company and CMS mutually agreed to terminate the IBA agreement between the Company and CMS and the 18 Million shares were cancelled.

The Company authorized and approved an aggregate of 136,129 shares for the period ended May 31, 2012 with an average price of $0.0333 per share to the Executive and Board pursuant to Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Donald Lynch, Mr. Jerry G. Mikolajczyk, Mr. Kevin M. Grapes and Dr. William D. Spier, refer to NOTE 17: EXECUTIVE AND BOARD COMPENSATION for additional detail. The Company issued 105,000 of the 136,129 shares to the Board as of May 31, 2012.  The balance,  31,129 shares, cost of $2,106 for the period March 1, 2012 to May 31, 2012, were issued to the Board on June 25, 2012.

The Company issued 20 Million shares on August 31, 2012 for $1,000,000 pursuant to a twenty-four month agreement with Prodigy Asset Management, LLC.

The Company issued 11.7 Million shares on August 31, 2012 for $585,000 pursuant to a Purchase and Sales agreement with Vencedor Energy Partners for the acquisition of 30 oil and gas well locations in Venango County, Pennsylvania.

The Company issued 1,428,571 shares on October 22, 2012 for $5,000 pursuant to a Convertible Promissory Note dated October 19, 2012.

The Company issued 16.2 Million shares on October 26, 2012 for $810,000 pursuant to a twelve month Financial Consulting Services Agreement with Vaquero Private Capital, Inc. effective as of June 1, 2012.

The Company issued 243,103  shares on October 26, 2012 for $6,077 for interest and penalties to a 3rd party lender.

The Company authorized and approved 45,000 shares for the period ended August 31, 2012 with an average price of $0.04033 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier, refer to NOTE 17: EXECUTIVE AND BOARD COMPENSATION for additional detail. The 45,000 shares were issued to the Board on October 26, 2012.

F46

The Company issued 1,162,790 shares on November 12, 2012 for $5,000 pursuant to a Convertible Promissory Note dated October 19, 2012.

The Company authorized and approved 45,000 shares for the period ended November 30, 2012 with an average price of $0.012167 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier, refer to NOTE 17: EXECUTIVE AND BOARD COMPENSATION for additional detail. The 45,000 shares were issued to the Board on December 18, 2012.

The Company issued 54,322  shares on December 18, 2012 for $1,880 for interest and penalties to a 3rd party lender.

The Company issued 423,728 shares on April 17, 2013 for $2,500 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

The Company issued 45,000 shares on April 30, 2013 for the period ended February 28, 2013 with an average price of $0.0109267 per share for Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier.

The Company issued 4,081,633 shares on April 30, 2013 for $40,000 as incentive to enter into a reserve equity financing agreement dated May 7, 2013.

The Company issued 2,061,855 shares on April 30, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

The Company issued 2,857,143 shares on May 2, 2013 for $12,000 pursuant to the conversion of a Convertible Promissory Note dated October 26, 2012.

The Company issued 2,222,222 shares on May 8, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

The Company issued 3,658,537 shares on May 9, 2013 for $15,000  pursuant to the conversion of a Convertible Promissory Note dated October 26, 2012.

The Company issued 1,700,000 shares on May 10, 2013 for $6,800 including $1,300 for interest pursuant to the conversion of a Convertible Promissory Note dated October 26, 2012.

The Company issued 4,811,707 shares on May 13, 2013 for $19,728 including $2,228 for interest pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

The Company issued 45,000 shares on May 31, 2013  for the period ended May 31, 2013 with an average price of $0.010333 per share for Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier.

The Company issued 5,714,286 shares on June 13, 2013 for $12,000 pursuant to the conversion of a Convertible Promissory Note dated December 6, 2012.

The Company issued 5,000,000 shares on June 17, 2013 for $13,750 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

The Company issued 7,380,952 shares on June 19, 2013 for $15,500 pursuant to the conversion of a Convertible Promissory Note dated December 6, 2012.

The Company issued 4,000,000 shares on July 8, 2013 for $4,600 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

The Company issued 9,090,909 shares on July 15, 2013 for $10,000 and 1,363,636 shares for $1,500 for interest, both pursuant to the conversion of a Convertible Promissory Note dated December 6, 2012.

The Company issued 12,195,121 shares on July 22, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

The Company issued 14,285,714 shares on August 9, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

The Company issued 20,689,655 shares on August 20, 2013 for $12,000 pursuant to the Stock and Securities Exchange Agreement for a Convertible Promissory Note dated October 19, 2012.

F47

The Company issued 16,949,152 shares on August 26, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

The Company issued 33,000,000 shares on August 27, 2013 for $16,500 pursuant to a Convertible Promissory Note dated October 19, 2012.

The Company issued 20,408,163 shares on September 4, 2013 for $10,000 pursuant to a Convertible Promissory Note dated October 19, 2012.

The Company issued 19,186,046 shares on September 9, 2013 for $8,250 pursuant to a Convertible Promissory Note dated October 19, 2012.

The Company issued 27,500,000 shares on September 16, 2013 for $8,250 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

The Company issued 26,950,185 shares on September 17, 2013 for $11,319 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

The Company issued 33,300,000 shares on September 20, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

The Company issued 27,272,727 shares on September 25, 2013 for $9,000 pursuant to the conversion of a Convertible Promissory Note dated January 1, 2013.

The Company issued 20,833,333 shares on October 4, 2013 for $5,000 pursuant to the conversion of a Convertible Promissory Note dated January 1, 2013.

The Company issued 37,500,000 shares on October 11, 2013 for $7,500 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

The Company issued 20,090,864 shares on October 11, 2013 for $5,331 and 7,589,856 shares for $2,014 for interest, both pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

The Company issued 34,090,909 shares on October 17, 2013 for $7,500 pursuant to the conversion of a Convertible Promissory Note dated January 1, 2013.

The Company issued 29,411,764 shares on October 31, 2013 for $5,000 pursuant to the conversion of a Convertible Promissory Note dated January 1, 2013.

The Company cancelled 20 million shares on October 31, 2013 issued to Prodigy Asset Management, LLC pursuant to the mutually agreed termination of  the August 31, 2012 Financing Facilities Consulting Agreement.

The Company issued 7,692,308 shares on November 7, 2013 for $1,000 pursuant to the conversion of a Convertible Promissory Note dated January 1, 2013.

The Company issued 45,000,000 shares on November 8, 2013 for $4,500 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012.

The Company issued 34,454,545 shares on November 14, 2013 for $3,790 pursuant to the conversion of a Convertible Promissory Note dated May 2, 2013.

The Company issued 34,454,545 shares on November 19, 2013 for $3,790 pursuant to the conversion of a Convertible Promissory Note dated May 2, 2013.

The Company issued an aggregate of 90,000 shares for the six month period ending November 30, 2013 with an average price of $0.001267 per share on November 27, 2013 to the Board pursuant to Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier, refer to NOTE 17: EXECUTIVE AND BOARD COMPENSATION for additional detail.

The Company issued 6,418,980 shares on November 27, 2013 for $3,903 for interest pursuant to a Convertible Promissory Note dated January 1, 2013.

F48

NOTE 11: RECENT ACCOUNTING PRONOUNCEMENTS

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries. None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 12: CHANGE OF CONTROL

On February 9, 2010 certain shareholders sold and transferred an aggregate of 400,000,000 (post forward split) shares of Common Stock representing approximately 78.37% of the issued and outstanding shares of the Company to certain buyers (“Buyers”), at $0.000625 per share, post forward split, for an aggregate purchase price of $250,000 (the “Purchase Price”). Such transaction is hereinafter referred to as the “Takeover” or the “Transaction”.

The table below represents the ownership and percentage of control by each of the new shareholders:

Schedule of Ownership and Percentage of Control

Name of Beneficial Owner	Class of Voting Stock	Number of Shares (Post Forward Split) of Voting Stock Beneficially	Percentage of Class [1]
Donald Lynch	Common Stock	80,000,000	15.67%
Peter Matousek	Common Stock	320,000,000	62.69%
All Officers & Directors As a Group (2 Persons)	Common Stock	400,000,000	78.37% [1]
[1] Note 1 - Based on 510,416,000 (post forward split) shares of Common Stock issued and outstanding.

In connection with the Agreement, there was a change in the majority of the Company’s Board of Directors. Upon the consummation of the Takeover, Marina Karpilovski, President and Director, and Michael Zazkis, Secretary, Treasurer & Director resigned and Mr. Donald Lynch was appointed as Director and Executive Officer of the Company and Mr. Peter Matousek was appointed as Director and Executive Officer of the Company.

On May 31, 2011, Mr. Jerry G. Mikolajczyk, the Company's President, CEO and Director, acquired 180,000,000 common stock shares of the Company from Mr. Peter Matousek, former President, CEO and Director of the Company. The acquisition by Mr. Mikolajczyk gave him control of 57.6% of the issued and outstanding shares of the Company. Subsequent to May 31, 2011, Mr. Mikolajczyk acquired additional shares directly and indirectly in the Company.

As of Mr. Mikolajczyk’s last Form 4 filed with the SEC on December 16, 2013, Mr. Mikolajczyk is beneficial owner of 188,594,421 (20.34%) of the issued and outstanding shares of the Company as of November 30, 2013.

NOTE 13: LOANS PAYABLE

SHORT TERM LOANS

The Company has loans in the amount of $398,249, non-interest bearing and unsecured, with our President, CEO and Director, Jerry G. Mikolajczyk d/b/a Lighthouse Investments. The loan has no due date. The Company accrued $0 interest as of November 30, 2013.

The Company has a loan in the amount of $20,000, is non-interest bearing and unsecured, with our President, CEO and Director, Jerry G. Mikolajczyk. The loan has no due date. The Company accrued $0 interest as of November 30, 2013.

On March 28, 2011, the Company entered into Redemption Agreement with Peter Matousek, the Company’s president and director, which provides in part for the Company to redeem from Mr. Matousek a total of 140 million shares of the Company’s common stock at a price of $87,500 or $0.000625 per share. The terms of the stock redemption, agreement is a non-callable 3-year note. The principal will accrue interest at the rate of 0.55% (IRS Short Term AFR – April 2011) per annum, until March 31, 2014 (the “Maturity Date”). Principal plus all accrued interest will be due on the Maturity Date.

On May 31, 2011, Mr. Matousek assigned the unsecured Note Payable of $87,500 plus accrued interest to Comtax Services, Inc. The Company accrued $1,290 interest as of November 30, 2013.

F49

On March 28, 2011, the Company entered into redemption agreements with four shareholders, which in total provided for the redemption of 60 million shares of the Company’s common stock. The purchase price for the 60 million shares totaled $37,500 or $0.000625 per share. The terms of the stock redemption, agreement is a non-callable 3-year note (Notes). The principal will accrue interest at the rate of 0.55% (IRS Short Term AFR – April 2011) per annum, until March 31, 2014 (the “Maturity Date”). Principal plus all accrued interest will be due on the Maturity Date.

On July 15, 2011, our President, CEO and Director, Jerry G. Mikolajczyk, acquired 100% interest in Womack Holdings, Inc. Womack Holdings, Inc. holds one of the four Notes payable, $9,375, by the Company. The Company accrued $138 interest as of November 30, 2013 for the Womack Holdings, Inc. Note.

Three of the four redemption agreements are to 3rd party shareholders for an aggregate of $28,125. The Company accrued $414 interest as of November 30, 2013 for the three 3rd party Notes.

Schedule of Short Terms Loans
November 30, 2013
Other Current Asset	Loan	Interest	Total Loan
Mikolajczyk, Jerry - assigned from Comtax Services, Inc.	$ 398,249	$ 0	$ 398,249
Mikolajczyk, Jerry - Deposit on Series B Preferred Stock	$ 20,000	$ 0	$ 20,000
Stock Redemption - Mikolajczyk acquisition	$ 9,375	$ 138	$ 9,513
Stock Redemption - 3rd party - assigned from Matousek	$ 87,500	$ 1,290	$ 88,790
Stock Redemption - 3rd party	$ 9,375	$ 138	$ 9,513
Stock Redemption - 3rd party	$ 9,375	$ 138	$ 9,513
Stock Redemption - 3rd party	$ 9,375	$ 138	$ 9,513
Total Short Terms Loans	$ 543,249	$ 1,842	$ 545,091

CONVERTIBLE PROMISSORY NOTES (CPN)

CPN#4  - The Company has loans in the amount of $231,160, non-interest bearing, with Comtax Services, Inc. The loans from Comtax Services, Inc. have been provided to the Company as working capital.  On January 12, 2013 the Company amended the Promissory Notes with Comtax Services, Inc. and issued an unsecured one year 10% Convertible Promissory Note (CPN#4) effective October 19, 2012 due on October 18, 2013 for $231,160. The principal and accrued interest is convertible up to 509,520 Series A Preferred Shares at a strike price of $0.50 per Series A Preferred Share with the following rights:

1.

Convertible to one hundred (100) common shares of the Company for each one (1) Series A Preferred Share; and

2.

Voting rights equal to one hundred (100) votes for each Series A Preferred Share.

On April 30, 2013, Comtax Services, Inc. assigned $75,000 of the principal of CPN#4 reducing the Company's obligations for CPN#4 to $156,160.

On August 15, 2013, Comtax Services, Inc. assigned their interest in $45,000 of the principal of CPN#4 reducing the Company's obligations to Comtax Services, Inc. to $111,160 with an option for the Assignee to acquire an additional $45,505 in principal of CPN#4 plus accrued interest.

On September 20, 2013, Comtax Services, Inc. assigned their interest in $45,505 of the principal and $7,136 of the accrued interest of CPN#4 reducing the Company's obligations to Comtax Services, Inc. to $65,655. CPN Interest

As of November 30, 2013, the Company accrued interest of $12,247 for CPN#4.

CPN#4A - On August 15, 2013, the Company negotiated a Securities Exchange and Settlement Agreement (SESA) for $45,000, 10% Convertible Promissory Note (CPN#4A), previously issued on October 19, 2012, assigned from CPN#4, due on October 19, 2013. On September 20, 2013, the SESA was increased with $45,505 of the principal and $7,136 of the accrued interest of CPN#4. The SESA allows the Assignee to exchange the debt obligation of the Company in exchange for common stock of the Company pursuant to Section 3(a)(9) of the Securities Act and Rule 144. The SESA allows the Assignee to exchange the debt obligation of the Company based a discount of 50% of the average of the lowest three (3) Closing Bid prices ten (10) Trading Days immediately preceding the date upon which Assignee shall have delivered to the Company the Exchange Notice. The Exchange price shall not be below the par value, $0.0001, of the common stock of the Company, For the period ending November 30, 2013, the Assignee exchanged $67,000 of debt obligation of the Company for common stock of the Company, with principal of $23,505 and accrued interest of $7,682 remaining as a liability by the Company on CPN#4A.

On October 18, 2013, the Company amended CPN#4, which includes CPN#4A, amending the Maturity Date of CPN#4 to be October 18, 2014 with the rest and remainder of the terms and conditions of CPN#4 remaining in full force and effect without change or modification.

F50

CPN#5  - The Company has a loan in the amount of $62,000, non-interest bearing, with Comtax Services, Inc. The loan from Comtax Services, Inc. was provided to the Company as working capital.  On January 12, 2013 the Company amended the Promissory Notes for $62,000 with Comtax Services, Inc. and issued an unsecured one year 10% Convertible Promissory Note (CPN#5) effective December 1, 2012 due on November 30, 2013  for $62,000. The principal and accrued interest is convertible up to 136,400 Series A Preferred Shares at a strike price of $0.50 per Series A Preferred Share with the following rights:

1.

Convertible to one hundred (100) common shares of the Company for each one (1) Series A Preferred Share; and

2.

Voting rights equal to one hundred (100) votes for each Series A Preferred Share.

On November 30, 2013, the Company amended CPN#5 amending the Maturity Date of CPN#5 to be November 30, 2014 with the rest and remainder of the terms and conditions of CPN#5 remaining in full force and effect without change or modification.

As of November 30, 2013, the Company accrued interest of $6,200.

CPN#6 - On February 14, 2012, the Company issued a Promissory Note for $100,000 and is carrying a contingent liability of $30,000, with Altmann Revocable Living Trust, Rlt. (ALRT), totaling $130,000 which became due December 31, 2012 with interest calculated at 8% per annum. The Company amended the $100,000 Promissory Note plus accrued interest of $7,036 to an unsecured one year 8% Convertible Promissory Note (CPN#6) effective January 1, 2013 due on January 1, 2014 for $100,000 with accrued interest of $7,036. The principal and accrued interest is convertible into shares of common stock at the discretion of the note holder at the Conversion Price which shall be the greater of: (i) the Variable Conversion Price and (ii) the Fixed Conversion Price (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company's securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price is 80% of the Market Price. "Market Price" means the average of the Closing Prices (as defined below) for the Common Stock during the five (5) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent by the Holder to the Company via facsimile (the "Conversion Date"). "Closing Price" means, for any security as of any date, the closing price on the OTCQB (or such other OTC Markets or OTC Tiers, stock markets or stock exchange upon which the Company’s common stock is listed or traded). The note holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company may prepay CPN#6 in advance in full or in part at any time and from time to time without premium or penalty. "Fixed Conversion Price" shall mean $0.0001. As of November 30, 2013, the Company accrued interest of $14,356.

CPN#9 - The Company issued an unsecured 9 month 8% Convertible Promissory Note (CPN#9) on May 2, 2013 due on February 6, 2014 for $32,500. The principal and accrued interest is convertible into shares of common stock at the discretion of the note holder.  The Conversion Price shall be the greater of: (i) the Variable Conversion Price (as defined herein) and (ii) the Fixed Conversion Price (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 55% multiplied by the Market Price (representing a discount rate of 45%). "Market Price" means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means, for any security as of any date, the closing bid price on the Over-the-Counter Bulletin Board or applicable trading market as reported by a reliable reporting service designated by the note holder. The note holder is limited to owning 4.99% of the Company’s issued and outstanding shares. Default interest is 22% per annum should the Company default on the CPN#9. The Company may prepay CPN#9 at any time for the period beginning on the date of the CPN#9 and ending on the date which is ninety (90) days following the date of the CPN#9, the CPN#9 may be prepaid by the Company upon payment to the note holder of an amount equal to the outstanding principal amount of the CPN#9 multiplied by 125% together with accrued and unpaid interest thereon. At any time during the period beginning on the ninety (91) day from the date of the CPN#9 and ending on the date which is one hundred twenty (120) days following the date of CPN#9, the Company may prepay the CPN#9 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#9 multiplied by 135% together with accrued and unpaid interest thereon. At any time during the period beginning on the date which is one hundred twenty one (121) days from the date of the CPN#9 and ending on one hundred eighty (180) days following the date of this CPN#9, the Company may prepay the CPN#9 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#9 multiplied by 145% together with accrued and unpaid interest thereon. After the expiration of one hundred eighty (180) days following the date of the CPN#9, the Company shall have no right of prepayment. The floor price of $0.00005. As of November 30, 2013, $24,920 remained outstanding on the CPN and the Company accrued interest of $1,488.

CPN#10 - The Company issued an unsecured 9 month 8% Convertible Promissory Note (CPN#10) on May 13, 2013 due on February 17, 2014 for $42,500. The principal and accrued interest is convertible into shares of common stock at the discretion of the note holder. The Conversion Price shall be the greater of: (i) the Variable Conversion Price and (ii) the Fixed Conversion Price (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 55% multiplied by the Market Price (representing a discount rate of 45%). "Market Price" means the average of the lowest three (3) Trading Prices for the Common

F51

Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means, for any security as of any date, the closing bid price on the OTCQB or applicable trading market as reported by a reliable reporting service designated by the note holder. The note holder is limited to owning 4.99% of the Company’s issued and outstanding shares. Default interest is 22% per annum should the Company default on the CPN#10. The Company may prepay CPN#10 at any time for the period beginning on the date of the CPN#10 and ending on the date which is ninety (90) days following the date of the CPN#10, the CPN#10 may be prepaid by the Company upon payment to the note holder of an amount equal to the outstanding principal amount of the CPN#10 multiplied by 125% together with accrued and unpaid interest thereon. At any time during the period beginning on the ninety (91) day from the date of the CPN#10 and ending on the date which is one hundred twenty (120) days following the date of CPN#10, the Company may prepay the CPN#10 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#10 multiplied by 135% together with accrued and unpaid interest thereon. At any time during the period beginning on the date which is one hundred twenty one (121) days from the date of the CPN#10 and ending on one hundred eighty (180) days following the date of this CPN#10, the Company may prepay the CPN#10 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#10 multiplied by 145% together with accrued and unpaid interest thereon. After the expiration of one hundred eighty (180) days following the date of the CPN#10, the Company shall have no right of prepayment. The floor price of $0.00005. As of November 30, 2013, the Company accrued interest of $1,872.

CPN#11 - The Company issued an unsecured 9 month 8% Convertible Promissory Note (CPN#11) on May 29, 2013 due on March 1, 2014 for $37,750. The principal and accrued interest is convertible into shares of common stock at the discretion of the note holder. The conversion price (the “Conversion Price”) shall equal the greater of (i) the Variable Conversion Price and (ii) the Fixed Conversion Price (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).  The "Variable Conversion Price" shall mean 57.5% multiplied by the Market Price (as defined herein) (representing a discount rate of 42.5%).  “Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.  “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB or applicable trading market as reported by a reliable reporting service (“Reporting Service”) designated by the Holder or, if the OTCQB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc.  In the case that the Company’s Common Stock is not deliverable by DWAC, an additional 5% discount will apply.  In the case that the Company’s Common Stock is “chilled” for deposit into the DTC system and only eligible for clearing deposit, an additional 7.5% discount shall apply.  If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes.  “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCQB, OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being traded.  “Fixed Conversion Price” shall mean $0.00005. The Company may prepay the amounts outstanding hereunder pursuant to the following terms and conditions:  (I) at any time during the period beginning on the Issue Date and ending on the date which is thirty (30) days following the Issue Date, the Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of CPN#11 to prepay the outstanding CPN#11 (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 125%, multiplied by the sum of: (w) the then outstanding principal amount of CPN#11 plus (x) accrued and unpaid interest on the unpaid principal amount of  CPN#11 plus (y) Default Interest; (II) at any time during the period beginning the day which is thirty one (31) days following the Issue Date and ending on the date which is sixty (60) days following the Issue Date, the Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of CPN#11 to prepay the outstanding CPN#11 (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 130%, multiplied by the sum of: (w) the then outstanding principal amount of  CPN#11 plus (x) accrued and unpaid interest on the unpaid principal amount of CPN#11 plus (y) Default Interest; (III) at any time during the period beginning the day which is sixty one (61) days following the Issue Date and ending on the date which is ninety(90) days following the Issue Date, the Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of CPN#11 to prepay the outstanding CPN#11 (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 135%, multiplied by the sum of: (w) the then outstanding principal amount of CPN#11 plus (x) accrued and unpaid interest on the unpaid principal amount of  CPN#11 plus (y) Default Interest; (IV) at any time during the period beginning the day which is ninety one (91) days following the Issue Date and ending on the date which is one hundred twenty (120) days following the Issue Date, the Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of CPN#11 to prepay the outstanding CPN#11 (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 140%, multiplied by the sum of: (w) the then outstanding principal amount of CPN#11 plus (x) accrued and unpaid interest on the unpaid principal amount of CPN#11 plus (y) Default Interest; (V) at any time during the period beginning the day which is one hundred twenty one (121) days following the Issue Date and ending on the date which is one hundred fifty (150) days following the Issue Date, the Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of CPN#11 to prepay the outstanding CPN#11 (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 145%, multiplied by the sum of: (w) the then outstanding principal amount of CPN#11 plus (x) accrued and unpaid interest on the unpaid

F52

principal amount of CPN#11 plus (y) Default Interest; (VI) at any time during the period beginning the day which is one hundred fifty one (151) days following the Issue Date and ending on the date which is one hundred eighty (180) days following the Issue Date, the Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of CPN#11 to prepay the outstanding CPN#11 (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 150%, multiplied by the sum of: (w) the then outstanding principal amount of CPN#11 plus (x) accrued and unpaid interest on the unpaid principal amount of CPN#11 plus (y) Default Interest; (VII) after the expiration of one hundred eighty (180) following the date of CPN#11, the Company shall have no right of prepayment. As of November 30, 2013, the Company accrued interest of $1,531.

CPN#12 - On June 5, 2013, the Company issued an unsecured Convertible Promissory Note (CPN#12) for $250,000 plus accrued and unpaid interest and other fees with a $25,000 original issue discount (the “OID”). The Note Holder paid $25,000 consideration on closing of CPN#12 (CPN#12A). On September 26, 2013, the Company drew down an additional $25,000 on CPN#12. The Note Holder may pay additional consideration to the Company in such amounts and at such dates as Note Holder may choose in its sole discretion. The Maturity Date is one year from the effective date of each payment (the “Maturity Date”) and is the date upon which the Principal Sum of the Note, as well as any unpaid interest and other fees, shall be due and payable. The Conversion Price is the lesser of $0.006 or 60% of the average of the two lowest trade prices in the 25 trading days previous to the conversion, but no lower than $0.00005 (in the case that conversion shares are not deliverable by DWAC an additional 10% discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for Xclearing deposit an additional 5% discount shall apply; in the case of both an additional cumulative 15% discount shall apply). Unless otherwise agreed in writing by both parties, at no time will the Note Holder convert any amount of the Note into common stock that would result in the Note Holder owning more than 4.99% of the common stock outstanding. The Company may repay the CPN at any time on or before 90 days from the effective date, after which the Company may not make further payments on the CPN prior to the Maturity Date without written approval from Note Holder. If the Company repays the CPN on or before 90 days from the effective date, the Interest Rate shall be zero percent (0%). If the Company does not repay the CPN on or before 90 days from the effective date, a one-time Interest charge of 12% shall be applied to the Principal Sum. Any interest payable is in addition to the OID, and that OID (or prorated OID, if applicable) remains payable regardless of time and manner of payment by Borrower. CPN#12 is structured to be advanced to the Company at the discretion of the Note Holder. The Company has drawn down $50,000 of the $225,000 allowable, is obligated to pay $5,556 of the OID ($50,000/$225,000 x $25,000 (OID)) and a one time interest $3,333 fee for an aggregate of $58,889. As of November 30, 2013, the Company expensed interest of $2,006 of the prepaid interest of $2,778 with a remaining prepaid interest of ($772).

CPN#13 - On July 2, 2013, the Company issued an unsecured 9 month 8% Convertible Promissory Note (CPN#13) due on April 8, 2014 for $32,500. The principal and accrued interest is convertible into shares of common stock at the discretion of the note holder.  The Conversion Price shall be the greater of: (i) the Variable Conversion Price and (ii) the Fixed Conversion Price (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 55% multiplied by the Market Price (representing a discount rate of 45%). "Market Price" means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means, for any security as of any date, the closing bid price on the OTCQB or applicable trading market as reported by a reliable reporting service designated by the note holder. The note holder is limited to owning 4.99% of the Company’s issued and outstanding shares. Default interest is 22% per annum should the Company default on the CPN#13. The Company may prepay CPN#13 at any time for the period beginning on the date of the CPN#13 and ending on the date which is ninety (90) days following the date of the CPN#13, the CPN#13 may be prepaid by the Company upon payment to the note holder of an amount equal to the outstanding principal amount of the CPN#13 multiplied by 125% together with accrued and unpaid interest thereon. At any time during the period beginning on the ninety (91) day from the date of the CPN#13 and ending on the date which is one hundred twenty (120) days following the date of CPN#13, the Company may prepay the CPN#13 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#13 multiplied by 135% together with accrued and unpaid interest thereon. At any time during the period beginning on the date which is one hundred twenty one (121) days from the date of the CPN#13 and ending on one hundred eighty (180) days following the date of this CPN#13, the Company may prepay the CPN#13 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#13 multiplied by 145% together with accrued and unpaid interest thereon. After the expiration of one hundred eighty (180) days following the date of the CPN#13, the Company shall have no right of prepayment. The floor price of $0.00005. As of November 30, 2013, the Company accrued interest of $1,076.

CPN#14 - On August 1, 2013, the Company issued an unsecured 7 month 8% Convertible Promissory Note (CPN#14) due on March 1, 2014 for $15,000 for value of services rendered. The principal and accrued interest is convertible into shares of common stock at the discretion of the note holder. The note holder may convert all or a portion of the principal amount of CPN#14 into shares of Common Stock at a Conversion Price for each share of Common Stock equal to the higher of (a) $0.0001 subject to adjustment for any future stock splits, reverse stock split, stock dividend, etc., or (b) the Current Market Price multiplied by sixty percent (60%) (the "Conversion Price"). "Current Market Price" means the average of the three lowest closing bid price for the Common Stock as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market, for the five (5) trading days ending on the trading day immediately before the relevant Conversion Date. The Company may prepay CPN#14 without any penalty. As of November 30, 2013, the Company accrued interest of $398.

F53

CPN#15 - On August 29, 2013, the Company issued an unsecured 9 month 8% Convertible Promissory Note (CPN#15) due on June 3, 2014 for $32,500. The funds were deposited on September 12, 2013. The principal and accrued interest is convertible into shares of common stock at the discretion of the note holder.  The Conversion Price shall be the greater of: (i) the Variable Conversion Price and (ii) the Fixed Conversion Price (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 55% multiplied by the Market Price (representing a discount rate of 45%). "Market Price" means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means, for any security as of any date, the closing bid price on the OTCQB or applicable trading market as reported by a reliable reporting service designated by the note holder. The note holder is limited to owning 4.99% of the Company’s issued and outstanding shares. Default interest is 22% per annum should the Company default on the CPN#15. The Company may prepay CPN#15 at any time for the period beginning on the date of the CPN#15 and ending on the date which is ninety (90) days following the date of the CPN#15, the CPN#15 may be prepaid by the Company upon payment to the note holder of an amount equal to the outstanding principal amount of the CPN#15 multiplied by 125% together with accrued and unpaid interest thereon. At any time during the period beginning on the ninety (91) day from the date of the CPN#15 and ending on the date which is one hundred twenty (120) days following the date of CPN#15, the Company may prepay the CPN#15 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#15 multiplied by 135% together with accrued and unpaid interest thereon. At any time during the period beginning on the date which is one hundred twenty one (121) days from the date of the CPN#15 and ending on one hundred eighty (180) days following the date of this CPN#15, the Company may prepay the CPN#15 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#15 multiplied by 145% together with accrued and unpaid interest thereon. After the expiration of one hundred eighty (180) days following the date of the CPN#15, the Company shall have no right of prepayment. The floor price of $0.00005. As of November 30, 2013, the Company accrued interest of $563.

CPN#16 - On September 30, 2013, the Company issued an unsecured 9 month 8% Convertible Promissory Note (CPN#16) due on July 2, 2014 for $27,500. The principal and accrued interest is convertible into shares of common stock at the discretion of the note holder.  The Conversion Price shall be the greater of: (i) the Variable Conversion Price and (ii) the Fixed Conversion Price (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 55% multiplied by the Market Price (representing a discount rate of 45%). "Market Price" means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means, for any security as of any date, the closing bid price on the OTCQB or applicable trading market as reported by a reliable reporting service designated by the note holder. The note holder is limited to owning 4.99% of the Company’s issued and outstanding shares. Default interest is 22% per annum should the Company default on the CPN#16. The Company may prepay CPN#16 at any time for the period beginning on the date of the CPN#16 and ending on the date which is ninety (90) days following the date of the CPN#16, the CPN#16 may be prepaid by the Company upon payment to the note holder of an amount equal to the outstanding principal amount of the CPN#16 multiplied by 125% together with accrued and unpaid interest thereon. At any time during the period beginning on the ninety (91) day from the date of the CPN#16 and ending on the date which is one hundred twenty (120) days following the date of CPN#16, the Company may prepay the CPN#16 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#16 multiplied by 135% together with accrued and unpaid interest thereon. At any time during the period beginning on the date which is one hundred twenty one (121) days from the date of the CPN#16 and ending on one hundred eighty (180) days following the date of this CPN#16, the Company may prepay the CPN#16 to the note holder upon payment of an amount equal to the outstanding principal amount of the CPN#16 multiplied by 145% together with accrued and unpaid interest thereon. After the expiration of one hundred eighty (180) days following the date of the CPN#16, the Company shall have no right of prepayment. The floor price of $0.00005. As of November 30, 2013, the Company accrued interest of $271.

ASC DISCLOSURE

In accordance with ASC 470-20 Debt with Conversion and Other Options, the Company recorded total debt discounts of $122,718, and $379,486 for the variable conversion feature of the convertible debts incurred during the six months ended November 30, 2013 and the fiscal year ended May 31, 2013, respectively. As of November 30, 2013, the debt discount on the CPN's was $102,154 and $210,657 as of May 31, 2013. The discount will be amortized to debt discount over the term of the debentures using the effective interest method. The Company recorded $114,454 and $116,768 of debt discount expense pursuant to the amortization of the convertible promissory note discounts during the six months ended November 30, 2013 and the fiscal year ended May 31, 2013, respectively. The Company recorded $19,737 and $33,064 of interest expense for convertible promissory notes the during the six months ended November 30, 2013 and the fiscal year ended May 31, 2013, respectively. In accordance with ASC 815-15, the Company determined that the variable conversion feature and shares to be issued are not embedded derivative features, and these are included in Loan Payable on the balance sheet.

F54

NOTE 14: FAIR VALUE OF FINANCIAL INSTRUMENTS

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange.

As of November 30, 2013 and May 31, 2013, the carrying value of accounts payable and loans approximated fair value due to the short-term nature and maturity of these instruments.

NOTE 15: CORPORATE ACTION

A Certificate of Amendment to the Certificate of Incorporation was authorized by the Company’s Board of Directors on May 15, 2010 and approved by the written consent of the holders of a majority of the Company’s shareholders owning a majority of the outstanding issued and outstanding voting shares. The Certificate of Amendment provided for the Company to:

•

Change its name from Real Value Estates, Inc. to Xun Energy, Inc.;

•

Increase the number of authorized shares of its common stock from 100 million shares $0.0001 par value to 5 billion shares of common stock, $0.0001 par value; and

•

An 80:1 forward split of the Company’s issued and outstanding common stock.

On July 20, 2010, the Company filed a Certificate of Amendment to the Company’s certificate of incorporation with the Nevada Secretary of State to effect the name change to Xun Energy, Inc. and to increase the authorized common stock to 5 billion shares of common stock, $0.0001 par value.

On August 3, 2010, the corporate action became effective whereby the 6,380,200 issued and authorized shares of common stock were forward split resulting in 510,416,000 issued and outstanding shares of common stock.

NOTE 16: COMMITMENTS

The Company entered in a Management and Financial Service Agreement with Mr. Wayne St. Cyr as the Executive Vice President, Marketing and Strategic Development on December 21, 2010 for a ten day period ending December 31, 2010 which was extended for a 12 month term to December 31, 2011, whereby the Executive Vice President, Marketing and Strategic Development is paid $10,000 per month. The Company has not renewed the contract with Mr. Ct. Cyr and has retained Mr. St. Cyr on a month to month basis. In addition to his duties as Executive Vice President, Marketing and Strategic Development, Mr. St. Cyr is the Corporate Secretary for the Company. Mr. St Cyr is paid $10,000 per month.

The Company entered into a Management and Financial Service Agreement for Mr. Jerry G. Mikolajczyk for a 12 month period commencing on June 1, 2011 and ending May 31, 2012. Mr. Mikolajczyk is hired through a service company, and will be paid $120,000 in cash payments for the services of Mr. Mikolajczyk. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5,000,000. The Company has not renewed the contract with Mr. Mikolajczyk. Mr. Mikolajczyk continues to work for the Company on a month-to-month basis and is paid $10,000 per month.

F55

The Company entered into a Management and Financial Service Agreement with Mr. Peter Matousek for a 12 month period commencing June 1, 2011 and ending May 31, 2012 whereby Mr. Matousek will be paid $90,000 in cash payments. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5,000,000. The Company has not renewed the contract with Mr. Matousek. Mr. Matousek continues to work for the Company on a month-to-month basis and is paid $7,500 per month.

The Company entered into a Management and Financial Service Agreement with Dr. William D. Spier for a 7.25-month period commencing October 23 and ending May 31, 2013 whereby Dr. Spier was paid $29,032 in cash payments. The agreement was renewed for an additional 12 months at $7,500 per month ending May 31, 2014. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5,000,000.

On August 31, 2013, the Board of Directors renewed the Board Member Compensation Agreement with Mr. Jerry G. Mikolajczyk as a director of the Company for a term of one (1) year ending August 31, 2014. Mr. Mikolajczyk will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors.

The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5 million.

NOTE 17: EXECUTIVE AND BOARD COMPENSATION

The Company entered in a Management and Financial Service Agreement with Mr. Wayne St. Cyr as the Executive Vice President, Marketing and Strategic Development on December 21, 2010 for a ten day period ending December 31, 2010 which was extended for a 12 month term to December 31, 2011, whereby the Executive Vice President, Marketing and Strategic Development is paid $10,000 per month. The Company has not renewed the contract with Mr. Ct. Cyr and has retained Mr. St. Cyr on a month to month basis. In addition to his duties as Executive Vice President, Marketing and Strategic Development, Mr. St. Cyr is the Corporate Secretary for the Company. Mr. St Cyr is paid $10,000 per month.

The Company entered into a Management and Financial Service Agreement for Mr. Jerry G. Mikolajczyk for a 12-month period commencing on June 1, 2011 and ending May 31, 2012. Mr. Mikolajczyk is hired through a service company, and will be paid $120,000 in cash payments for the services of Mr. Mikolajczyk. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5,000,000. The Company has not renewed the contract with Mr. Mikolajczyk. Mr. Mikolajczyk continues to work for the Company on a month-to-month basis and is paid $10,000 per month.

The Company entered into a Management and Financial Service Agreement with Mr. Peter Matousek for a 12-month period commencing June 1, 2011 and ending May 31, 2012 whereby Mr. Matousek will be paid $90,000 in cash payments. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5,000,000. The Company has not renewed the contract with Mr. Matousek. Mr. Matousek continues to work for the Company on a month-to-month basis and is paid $7,500 per month.

The Company entered into Board Member Compensation Agreements with Mr. Kevin M. Grapes and Mr. Jerry G. Mikolajczyk as directors of the Company for a term of one (1) year ending August 31, 2012. Both Mr. Grapes and Mr. Mikolajczyk will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses.

On May 21, 2012, Mr. Kevin M. Grapes resigned as a Board member.

On May 22, 2012, Company entered into a Board Member Compensation Agreement with Dr. William D. Spier as a director of the Company for a term of one (1) year ending May 31, 2013. Dr. Spier will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses.

F56

On May 25, 2012, Company entered into a Board Member Compensation Agreement with Mr. Peter Matousek as a director of the Company for a term of one (1) year ending May 31, 2013. Mr. Matousek will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses.

The Company authorized and approved an aggregate of 136,129 shares for the period ended May 31, 2012 with an average price of $0.0333 per share to the Board pursuant to a Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Kevin M. Grapes, Mr. Peter Matousek and Dr. William D. Spier. The Company issued 105,000 of the 136,129 shares to the Board as of May 31, 2012.  The balance,  31,129 shares, cost of $2,106 for the period March 1, 2012 to May 31, 2012,  were issued to the Board on June 25, 2012.

The Company authorized and approved an aggregate of 45,000 shares for the period ended August 31, 2012 with an average price of $0.04033 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier. The 45,000 shares were issued to the Board on October 26, 2012.

On August 31, 2012, Jerry G. Mikolajczyk was re-appointed as a director by the Board of Directors of  the Company for another one-year term ending August 31, 2013.  In consideration for Mr. Mikolajczyk’s service as director, the Company will issue 5,000 shares per month of the Company’s stock, which will be valued based on the average of the five trading day close price prior to each month end.  In addition, the Company will reimburse Mr. Mikolajczyk for the preapproved cost of airfare, travel expenses and disbursements made on behalf of the Company.

The Company authorized and approved an aggregate of 45,000 shares for the period ended November  30, 2012 with an average price of $0.01228 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier.

The Company authorized and approved an aggregate of 45,000 shares for the period ended February 28, 2013 with an average price of $0.01093 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier.

On May 30, 2013, the Board of Directors renewed the Board Member Compensation Agreement with Dr. William D. Spier as a director of the Company for a term of one (1) year ending May 31, 2014. Mr. Spier will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5 million.

On May 30, 2013, the Board of Directors renewed the Board Member Compensation Agreement with Mr. Peter Matousek as a director of the Company for a term of one (1) year ending May 31, 2014. Mr. Matousek will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5 million.

On May 31, 2013, the Company entered into a Management and Financial Service Agreement with Dr. William D. Spier as Treasurer of the Company for a 12-month period commencing June 1, 2013 and ending May 31, 2014 whereby Dr. Spier will be paid $90,000 in cash payments. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5 million.

The Company authorized and approved an aggregate of 45,000 shares for the period ended May 31, 2013 with an average price of $0.01033 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier.

F57

On August 31, 2013, the Board of Directors renewed the Board Member Compensation Agreement with Mr. Jerry G. Mikolajczyk as a director of the Company for a term of one (1) year ending August 31, 2014. Mr. Mikolajczyk will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5 million.

The Company issued an aggregate of 90,000 shares for the six month period ending November 30, 2013 with an average price of $0.001267 per share on November 27, 2013 to the Board pursuant to Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier.

The Schedule of Board Compensation below represents the shares issued or approved to the Board with the 5-Day Average Share Closing Price for each month during the six months ending November 30, 2013:

Schedule of Board Compensation

Month	Board Shares Approved, Not Issued	Board Shares Issued	5 Day Average Share Closing Price	Cost Base
June	0	15,000	$0.00274	$41.10
July	0	15,000	$0.00222	$33.30
August	0	15,000	$0.00112	$16.80
Quarter Total	0	45,000	$0.00203	$91.20
September	0	15,000	$0.00094	$14.10
October	0	15,000	$0.00038	$5.70
November	0	15,000	$0.00020	$3.00
Quarter Total	0	45,000	$0.00051	$22.80
Year Total	0	90,000	$0.00127	$114.00

The following Schedule of Executive Compensation discloses compensation paid/accrued during the six months ended November 30, 2013 to the Company’s Officers and the most highly compensated executive officer whose total compensation exceeded $100,000 for the period ended November 30, 2013 (Collectively, the “Named Executive Officers”). No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the table below, were paid/accrued to the Named Executive Officers during the period.

2014 Schedule of Executive Compensation
Through to November 30, 2013
Name and Principal Position	Salary[1]	Bonus	StockAward	Option Awards	Total Salary
Jerry G. Mikolajczyk, President/CEO/CFO	$60,000	0	0	0	$60,000
Wayne St. Cyr, Executive Vice President	$60,000	0	0	0	$60,000
Peter Matousek, VP-Investor Relations	$45,000	0	0	0	$45,000
Dr. William D. Spier, Treasurer	$45,000	0	0	0	$45,000

Note 1 - Does not include stock compensation as Board members

NOTE 18: COMMON SHARES PURCHASE LITIGATION

On May 10, 2011, the Company accepted an Offer to Purchase from Lea Kennedy d/b/a LuxemBarings (“Purchaser”) to purchase $10 million of the Company’s common stock based on the average of 5 consecutive trading day’s close prior to date of closing. The Offer to Purchase was scheduled to close on or before June 24, 2011. The Purchaser failed to complete the transaction, after mutually agreed extensions of the closing date. The Company has retained legal counsel to take legal action against the Purchaser for failing to complete the purchase transaction and for damages to the Company as a result of the failure to complete the transaction.

On March 23, 2013 The United States District Court For The Southern District Of Illinois granted summary judgment on Xun Energy’s breach of contract claim against Lea Kennedy d/b/a/ LuxemBarings. The amount of damages remains an issue to be resolved in the case and the Company's "fraud in the inducement claim" alleged in its complaint remains pending.

F58

On July, 8, 2013,  the Company was awarded a judgment dismissing, without prejudice, the legal action between Xun Energy, Inc., as Plaintiff and Lea Kennedy, an individual, d/b/a LUXEMBARINGS, as Defendant. The Company filed for a voluntary dismissal without prejudice on the legal action.

The Company has recognized losses, at cost, in the financial statements for the period ended May 31, 2012 and legal costs for the period ending November 30, 2013.

NOTE 19: EXECUTIVE AND BOARD CHANGES

On May 31, 2011, Mr. Matousek, our President and CEO, advised that the roles and responsibilities are increasing for the Company and that Mr. Jerry G. Mikolajczyk, while as consultant to the Company, has been instrumental in developing and building the Company to its current status including funding and operations. Mr. Matousek advised that it is in the best interests for the Company and the Shareholders that Mr. Mikolajczyk have authority to continue developing the Company and have authority to make decisions at an Executive Level of the Company. Subsequently, Mr. Matousek resigned as President, CEO and CFO and the Company appointed Jerry G. Mikolajczyk as Interim President, CEO and CFO until a permanent President and CEO is recruited and a permanent CFO is recruited. The Company entered into a Management and Financial Service Agreement for Mr. Jerry G. Mikolajczyk for a 12-month period commencing on June 1, 2011 and ending May 31, 2012. Mr. Mikolajczyk is hired through a service company, and will be paid $120,000 in cash payments for the services of Mr. Mikolajczyk. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5,000,000. The Company has not renewed the contract with Mr. Mikolajczyk. Mr. Mikolajczyk continues to work for the Company on a month-to-month basis and is paid $10,000 per month.

The Company also appointed Mr. Peter Matousek as the Company’s Vice-President of Investor Relations. The Company entered into a Management and Financial Service Agreement with Mr. Peter Matousek for a 12-month period commencing June 1, 2011 and ending May 31, 2012 whereby Mr. Matousek will be paid $90,000 in cash payments. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5 million. The Company has not renewed the contract with Mr. Matousek. Mr. Matousek continues to work for the Company on a month-to-month basis and is paid $7,500 per month.

On August 31, 2011, directors Peter Matousek, Donald Lynch and Jerry G. Mikolajczyk termed out. On September 1, 2011, the Company obtained the written consent of the stockholders holding a majority, 86.51%, of the outstanding voting rights of the Company (the "Consent"). The Consent approved the election of Kevin M. Grapes and Jerry G. Mikolajczyk as directors of the Company for a term of one (1) year ending August 31, 2012.

On May 21, 2012, Mr. Kevin M. Grapes resigned as a Board member.

On May 22, 2012, Company entered into a Board Member Compensation Agreement with Dr. William D. Spier as a director of the Company for a term of one (1) year ending May 31, 2013.

On May 25, 2012, Company entered into a Board Member Compensation Agreement with Mr. Peter Matousek as a director of the Company for a term of one (1) year ending May 31, 2013.

On August 31, 2012, Company entered into a Board Member Compensation Agreement with Mr. Jerry G. Mikolajczyk as a director of the Company for a term of one (1) year ending August 31, 2013.

On May 30, 2013, Company entered into a Board Member Compensation Agreement with Dr. William D. Spier as a director of the Company for a term of one (1) year ending May 31, 2014.

On May 30, 2013, Company entered into a Board Member Compensation Agreement with Mr. Peter Matousek as a director of the Company for a term of one (1) year ending May 31, 2014.

On August 31, 2013, Company entered into a Board Member Compensation Agreement with Mr. Jerry G. Mikolajczyk as a director of the Company for a term of one (1) year ending August 31, 2014.

Each Board member will receive 5,000 shares per month of the Company’s common stock in consideration for them serving on the Company’s Board of Directors. The common stock will be valued based on the average of the 5 trading day close price prior to each month end. This amount includes all costs related to the engagement Director of the Company except 3rd party or travel expenses. The terms and conditions will be renegotiated upon the successful consummation of a Business Combination through the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5 million.

F59

NOTE 20:  VENANGO 30 WELL LOCATION

On August 31, 2012 the Company entered into an Oil and Gas Well Location Agreement with Vencedor Energy Partners (Assignor). The agreement allows the Company to drill 30 offset oil and gas wells on 3 producing oil and gas leases in Venango County, Pennsylvania.

The Company paid $585,000 in the form of 11,700,000 shares of common stock (Shares) of the Company for the rights.

The Company will have 100% working interest in the wells and Net Revenue Interest as follows:

Lease Name	Net Revenue Interest Breakdown
Rice	Master Lease Lessor - 12.5% Royalty, Master Lease Lessee 2.5% Override royalty interest, Assignor - 2.5% Override royalty interest; and the Company - 82.5% royalty interest;

Lalley	Master Lease Lessor - 12.5% Royalty, Master Lease Lessee 2.5% Override royalty interest, Assignor - 2.5% Override royalty interest; and the Company - 82.5% royalty interest; and

Corse	Master Lease Lessor - 15.0% Royalty, Master Lease Lessee 2.5% Override royalty interest, Assignor - 2.5% Override royalty interest; and the Company - 80.0% royalty interest.

The Agreement allows the Company to have the exclusive right to explore, operate, produce all naturally-occurring oil, gas, casing-head gas or gasoline, gas condensate and/or all other liquid or gaseous hydrocarbons and other marketable or non-marketable substances produced (Oil and Gas) from Oil and Gas deposits contained within and under the well location and any and all other rights and privileges necessary, incident to, or convenient for the economical operation of the well location and other lands for the production of Oil and Gas to the Company. A well location is defined as a circle having a radius of 150 feet with the well, to a depth as allowed in the Master Lease, at the center thereof.

The Company owns the rights and may select up to 30 well locations from the following:

Lease Name	Locations	Rights
Rice	Up to 10

One well per location, to a depth from the surface through the Speechley sands which depth is approximately 2,200 feet on the Premises alone for producing oil and gas by any means, and all rights necessary convenient and incident thereto, granted pursuant to the Master Rice Lease.

Lalley	Up to 8

One well per location, to a depth from the surface through the Speechley sands which depth is approximately 2,200 feet on the Premises alone for producing oil and gas by any means, and all rights necessary convenient and incident thereto, granted pursuant to the Master Lalley Lease.

Corse	Up to 15

One well per location, to a depth from the surface through the Speechley sands which depth is approximately 2,000 feet on the Premises alone for producing oil and gas by any means, and all rights necessary convenient and incident thereto, granted pursuant to the Master Corse Lease.

If Company does not begin or provide proof of funds or funding for the first well on or before January 31, 2013, subject to our operator, Vencedor Energy Partners, obtaining the necessary permits to allow the Company to commence drilling and completions operations, and does not begin or provide proof of funds or funding for 3 more wells on or before March 31, 2013, then the Company will have forfeited its rights and the Agreement shall terminate and unwind and the Assignor agrees to return the Shares (11,700,000) to the Company.

On January 29, 2013, pursuant to a letter agreement between the Company and the Assignor, the Company acknowledged and agreed to the notice of the delay of the permits up to 4 weeks beyond January 31, 2013. The permits were issued on February 4, 2013.

After completing 8 wells and if Company does not complete any of the remaining 22 well drilling provision set forth in the Agreement within the 2 years from the date of the execution of the Agreement, then the Company will forfeit its rights to the well locations not completed. The Company will retain its rights for the well locations completed and will retain an Override Royalty of Seven and one half per cent (7.5%) on the well locations forfeited.

The Company has 2 years from the date of execution of the Agreement to complete the drilling of the 30 well locations and has the option to acquire an additional 15 well locations for the same terms and conditions of the Agreement after the first 30 wells locations have been completed.

The Company will provide funding in groups of 4 to 6 wells to optimize economies of scale, with the exception of the first 4 wells which can be funded on an individual basis.

F60

The Company agreed, the Participation and Operating Agreement (the "POA"), to have Assignor the designated Operator (the "Operator") of the Oil and Gas Well Locations which includes all the responsibilities as a designated operator in the State of Pennsylvania which includes the duties of managing and supervising the drilling and completions of the Oil and Gas Locations.

On December 18, 2012, pursuant to the POA, the Operator invoiced the Company $835,000 for the drilling and completion of five oil wells on the Rice lease. The Company has recorded the transaction capitalizing the drilling and completions as work in progress. The liability is included in the Company's Accounts Payable.

On March 18, 2013, pursuant to a letter agreement, Amendment #3, between the Company and Vencedor Energy Partners, the Company has agreed to delete Section 4a (financing conditions) of the Oil and Gas Well Location Assignment dated August 31, 2012 between Xun Energy, Inc. and Vencedor Energy Partners.

On March 30, 2013, the Company's operator, Vencedor Energy Partners, began site work on the Rice lease.

On August 26, 2013, the Company's operator, Vencedor Energy Partners (VEP), completed the drilling, casing and cementing of our first oil well of the 30 well drilling program. Rice oil well number 15 was drilled to the Target Depth of 1,050' on the Rice lease, in Venango County, PA. Samples were taken during the drilling program for analysis. Petroleum odors were emitted at the 720', 745', and 915' levels of the wellbore, indicating oil presence at these depths.  The review of the drill cuttings (samples) from the Rice #15 supported the need for a wire line log to be conducted on the well. VEP's geologist confirmed that the samples taken on August 26, 2013 revealed a well formed zone in the Venango 2 and also potential lenses in the Venango 1 and Red Valley sequence. Oil saturation is estimated at 30-35% for the Venango sequence with a strong show in the Red Valley sequence. The log will provide enough details to determine other key factors in determining whether or not the oil well should be put into production.

On September 16, 2013 the Company's operator, Vencedor Energy Partners (VEP), completed the nuclear wire line log on Rice #15 on the Rise Lease, in Venango County, PA. Verbal reports from the logging crew and staff on site were very positive when the logging tool pulled out of the well bore was covered with crude oil.

On September  25, 2013 the Company's operator, Vencedor Energy Partners (VEP), reported the analysis of the wire-line log on Rice #15 on the Rise Lease, Venango County, PA. VEP reported the following:

1.

The Venango-First has two separated lenses, one is about 6 feet, 762'-766', and another 9 foot section, 788'-797', and both have decent porosity. The sand thickness has developed at this location along with its oil saturations. The upper and lower lenses both have a fair to good oil show.

2.

The Venango-Second has 16 feet of formation on the bottom lens, 916'-932', with good porosity and saturation and another 4 feet above it, 908'-912' that's producible with lesser values. The porosity on the lower lens has a fair to excellent show of oil with a poorer oil show in the upper lens portion.

3. VEP recommended the balance of the infrastructure on the Rice Lease be completed first. After the infrastructure is installed, then Rice #15 well should be completed for production.

THE COMPANY WILL NEED TO RAISE ADDITIONAL FUNDS TO DRILL THE OIL AND GAS WELLS AND THERE IS NO GUARANTEE THAT THE COMPANY WILL BE SUCCESSFUL IN RAISING THE FUNDS NECESSARY TO COMPLETE 1 OR ANY OF THE 30 OFFSET OIL AND GAS WELLS.

NOTE 21:  TERMINATION OF FINANCIAL CONSULTING SERVICES AGREEMENT

On December 18, 2012, the Company issued a Notice of Termination to Vaquero Private Capital, Inc. (“VPC”) for breach of contract by VPC, terminating the September 4, 2012 twelve month Financial Consulting Services Agreement (the “Agreement”) effective as of June 1, 2012, pursuant to which VPC would provide consulting services in connection with the Company’s business affairs and assist the Company in raising capital.  In consideration of the services to be provided by VPC, the Company paid VPC a prepaid fee of $810,000 in the form of 16.2 million common shares of the Company. The Company has placed a Stop Order on the transference of 16.2 million shares pending resolution of the breach of contract by VPC.

NOTE 22: FINANCING AGREEMENTS

On May 7, 2013, the Company entered into a reserve equity financing agreement (the “Financing Agreement”) with AGS Capital Group, LLC, (“AGS”). Pursuant to the Financing Agreement, the Company has the right, but not the obligation, to issue $15,000,000 of the Company’s common stock to AGS over the course of 3 years. The Company has full control and discretion over the timing and amount of any shares that they sell to AGS when the Market Price, as defined in the Financing Agreement, is $0.50 or higher per share. For each advance, the Company may issue an amount of stock up to $250,000. Such advance will not exceed more than 200% of the average daily trading volume for the previous 10 trading days. The purchase price of the shares shall be set at ninety percent (90%) of the average of the three (3) lowest closing bid prices of the stock during the ten (10) consecutive weekday trading days (the “Pricing Period”) immediately after the date on which the Company provides an advance notice.

F61

The Company, at its option, may select a safety net price for any specified advance which the Company will not sell shares to AGS under that advance when the Purchase Price (Market Price less 10% discount) falls below such safety net price during the Pricing Period. The Company issued 4,081,633 shares of common stock as a commitment fee deposit towards the commitment fee of $40,000 to be deducted from the first advance.

On May 7, 2013, the Company entered into a registration rights agreement with AGS (the “RRA,” and along with the Financing Agreement, the “Agreements”).  According to the RRA, the Company must file a registration statement on Form S-1, registering the shares of common stock which may be issued to AGS pursuant to the Financing Agreement within thirty (30) days of the date of the RRA.

Prior to the date of the Agreements, AGS had no material interaction, other than the negotiation of the Agreements, with the Company.

On May 29, 2013, the Company filed a Registration Statement, Form S-1,  registering  the shares of common stock of the Company as follows:

1. 75,000,000 shares of the Company's common stock (the “Put Shares”) that the Company will put to AGS pursuant to Financing Agreement between AGS and the Company, dated May 7, 2013, and
2. 4,081,633 commitment shares of the Company's common stock the Company paid to AGS as a fee for providing the facility.

In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Drawdown Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act of 1933, as amended, the Company will file a new registration statement to register those additional shares.

On July 1, 2013, the Company requested the withdrawal of the Registration Statement, Form S-1 (Registration No. 333-188906)  because the related reserve equity financing agreement with AGS contained provisions that result in the selling stockholder not being irrevocably bound to purchase the shares that the Company elects to sell under the agreement. No securities were sold pursuant to the Registration Statement.

On July 11, 2013, the Company entered into a amended and restated reserve equity financing agreement (the “Financing Agreement”) with AGS Capital Group, LLC, (“AGS”). Pursuant to the Financing Agreement, the Company has the right, but not the obligation, to issue $15,000,000 of the Company’s common stock to AGS over the course of 3 years. The Company has full control and discretion over the timing and amount of any shares that they sell to AGS when the Market Price, as defined in the Financing Agreement, is $0.50 or higher per share. For each advance, the Company may issue an amount of stock up to $250,000. Such advance will not exceed more than 200% of the average daily trading volume for the previous 10 trading days. The purchase price of the shares shall be set at ninety percent (90%) of the average of the three (3) lowest closing bid prices of the stock during the ten (10) consecutive weekday trading days (the “Pricing Period”) immediately after the date on which the Company provides an advance notice. The Company, at its option, may select a safety net price for any specified advance which the Company will not sell shares to AGS under that advance when the Purchase Price (Market Price less 10% discount) falls below such safety net price during the Pricing Period. The Company issued 4,081,633 shares of common stock as a commitment fee deposit towards the commitment fee of $40,000 to be deducted from the first advance. Prior to the date of the Agreement, AGS had no material interaction with the Company, other than the negotiation of the Agreement and the negotiation and execution of the original reserve equity financing agreement and registration rights agreement.

On July 11, 2013, the Company also entered into a registration rights agreement with AGS (the “RRA,” and along with the Financing Agreement, the “Agreements”).  According to the RRA, the Company must file a registration statement on Form S-1, registering the shares of common stock which may be issued to AGS pursuant to the Financing Agreement within thirty (30) days of the date of the

RRA. Prior to the date of the Agreement, AGS had no material interaction with the Company, other than the negotiation of the Agreement and the negotiation and execution of the original reserve equity financing agreement and registration rights agreement.

On September 17, 2013 the Company filed a Registration Statement, Form S-1,  registering  the shares of common stock of the Company as follows:

1. 75,000,000 shares of the Company's common stock (the “Put Shares”) that the Company will put to AGS pursuant to Financing Agreement between AGS and the Company, dated May 7, 2013, and
2. 4,081,633 commitment shares of the Company's common stock the Company paid to AGS as a fee for providing the facility.

F62

In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Drawdown Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act of 1933, as amended, the Company will file a new registration statement to register those additional shares.

On November 27, 2013, the Company amended the reserve equity financing agreement (the “Amendment”) with AGS. The amendment clarifies Section 2.1, Advances to include a new defined term, “Exercise Market Price,” which shall mean the average of the 3 lowest Closing Bid Prices of the Company’s Common Stock prior to any Advance Notice Date. The Amendment did not further change or amend the terms and conditions of the Amended and Restated Reserve Equity Financing Agreement (the Financing Agreement"), between the Company and AGS dated July 11, 2013.

NOTE 23: SUBSEQUENT EVENTS

The Company issued 90,000,000 shares on December 3, 2013 for 9,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,333,333 shares on December 11, 2013 for $2,060 pursuant to the conversion of a Convertible Promissory Note dated May 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,000,000 shares on December 12, 2013 for $1,700 pursuant to the conversion of a Convertible Promissory Note dated June 5, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

On December 16, 2013 the Company filed an amended Registration Statement, Form S-1/A,  registering  the shares of common stock of the Company as follows:

1. 33,333,334 shares of the Company's common stock (the “Put Shares”) that the Company will put to AGS pursuant to Financing Agreement between AGS and the Company, dated November 27, 2013, and
2. 4,081,633 commitment shares of the Company's common stock the Company paid to AGS as a fee for providing the facility.

In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Drawdown Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act of 1933, as amended, the Company will file a new registration statement to register those additional shares. Refer to NOTE 22: FINANCING AGREEMENTS for detailed information on the Financing Agreement with AGS.

The Company issued 34,333,333 shares on December 16, 2013 for $2,060 pursuant to the conversion of a Convertible Promissory Note dated May 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 100,000,000 shares on December 18, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 46,500,000 shares on December 23, 2013 for $2441 pursuant to the conversion of a Convertible Promissory Note dated July 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 122,830,000 shares on January 9, 2014 for $12,238 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 56,000,000 shares on January 16, 2014 for $2,800 pursuant to the conversion of a Convertible Promissory Note dated June 5, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

F63

On January 16, 2014 the Company filed an amended Registration Statement, Form S-1/A,  registering  the shares of common stock of the Company as follows:

1. 33,333,334 shares of the Company's common stock (the “Put Shares”) that the Company will put to AGS pursuant to Financing Agreement between AGS and the Company, dated November 27, 2013, and
2. 4,081,633 commitment shares of the Company's common stock the Company paid to AGS as a fee for providing the facility.

In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Drawdown Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act of 1933, as amended, the Company will file a new registration statement to register those additional shares. Refer to NOTE 22: FINANCING AGREEMENTS for detailed information on the Financing Agreement with AGS.

F64

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 13   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are our expenses related to our initial public offering:

Securities and Exchange Commission Registration Fee	$1
Legal Fees	$18,000
Accounting Fees*	$3,000
Printing and Engraving*	$-
Blue Sky Qualification Fees and Expenses*	$-
Transfer Agent Fee*	$9,000
Miscellaneous*	$1,000
TOTAL	$31,001
* Estimated costs

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Nevada corporation and the provisions of the Nevada Revised Statutes will be applicable to the indemnification the Registrant offers to its officers, directors and agents. In its By-laws the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant's By-laws, to the fullest extent permissible by the Nevada Revised Statutes or other applicable laws. In its By-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Under the Articles of Incorporation, the By-laws, and the Nevada Revised Statutes, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or there is reasonable cause to believe it was unlawful, or (iii) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant's consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Nevada Revised Statutes and also the Registrant's Articles of Incorporation and By-laws, filed herewith as exhibits.

ITEM 15    RECENT SALES OF UNREGISTERED SECURITIES

Below is a chart of all the shareholders who purchased shares since May 31, 2010. The chart provides detail on the sales price of the common stock of the Company, person purchasing the security, the date and amount of the security.

Cert No	Name	Shares	$ Per Share	Total Paid	Date of Payment	Exemp- tion from Registration
Total Issued and Outstanding, May 31, 2010		510,416,000
2068	Comtax Services, Inc.	1,259,000	$ 0.05000	$ 62,950.00	11/30/2010	4(a)(2)
2068	Comtax Services, Inc.	741,000	$ 0.05000	$ 37,050.00	11/30/2010	4(a)(2)
2073	Donald Lynch	15,000	$ 0.08800	$ 1,320.00	9/01/10-11/30/10	4(a)(2)
2072	Peter Matousek	22,500	$ 0.08800	$ 1,980.00	9/01/10-11/30/10	4(a)(2)
2076	Michael Grubb	10,000	$ 0.11000	$ 1,100.00	2/28/2011	4(a)(2)
2075	Donald Lynch	15,000	$ 0.15867	$ 2,380.00	12/01/10-2/28/11	4(a)(2)
2074	Peter Matousek	22,500	$ 0.15867	$ 3,570.00	12/01/10-2/28/11	4(a)(2)
Cancel	Peter Matousek	(140,000,000)	$ 0.00063	($87,500.00)	Stock Redemption	N/A
Cancel	Mountaintop Consulting, Inc.	(15,000,000)	$ 0.00063	($9,375.00)	Stock Redemption	N/A
Cancel	Robert and Carol Webster	(15,000,000)	$ 0.00063	($9,375.00)	Stock Redemption	N/A
Cancel	Sun Spice Incorporated	(15,000,000)	$ 0.00063	($9,375.00)	Stock Redemption	N/A
Cancel	Womack Holdings, Inc.	(15,000,000)	$ 0.00063	($9,375.00)	Stock Redemption	N/A
Total Issued and Outstanding, May 31, 2011		312,501,000

2107	Donald Lynch	15,000	$ 0.13227	$ 1,984.00	03/01/11-05/31/11	4(a)(2)
2106	Peter Matousek	22,500	$ 0.13227	$ 2,976.00	03/01/11-05/31/11	4(a)(2)
2113	Donald Lynch	15,000	$ 0.02693	$ 404.00	6/01/11-8/31/11	4(a)(2)
2163	Peter Matousek	15,000	$ 0.02693	$ 404.00	6/01/11-8/31/11	4(a)(2)
2157	Jerry G. Mikolajczyk	45,000	$ 0.02248	$ 1,011.50	6/1/11-02/28/12	4(a)(2)
2158	Kevin Grapes	30,000	$ 0.02025	$ 607.50	9/1/11-02/28/12	4(a)(2)
2159	Charles Morgan Securities, lnc.	7,500,000	$ 0.05000	$ 375,000.00	4/12/2012	4(a)(2)
2160	Charles Morgan Securities, lnc.	5,000,000	$ 0.05000	$ 250,000.00	4/12/2012	4(a)(2)
2161	Charles Morgan Securities, lnc.	5,000,000	$ 0.05000	$ 250,000.00	4/12/2012	4(a)(2)
2162	Charles Morgan Securities, lnc.	500,000	$ 0.05000	$ 25,000.00	4/12/2012	4(a)(2)
Total Issued and Outstanding, May 31, 2012		330,643,500

2192	Jerry G. Mikolajczyk	15,000	$ 0.06807	$ 1,021.00	5/31/2012	4(a)(2)
2191	Kevin Grapes	13,387	$ 0.07066	$ 945.91	5/31/2012	4(a)(2)
2190	Dr. William D. Spier	1,613	$ 0.05100	$ 82.26	5/31/2012	4(a)(2)
2189	Peter Matousek	1,129	$ 0.05100	$ 57.58	5/31/2012	4(a)(2)
2206	Prodigy Asset Management, LLC	20,000,000	$ 0.05000	$ 1,000,000.00	8/31/2012	4(a)(2)
2205	Vencedor Energy Partners	11,700,000	$ 0.05000	$ 585,000.00	8/31/2012	4(a)(2)
2212	Jerry G. Mikolajczyk	15,000	$ 0.06807	$ 1,021.05	8/31/2012	4(a)(2)
2211	Dr. William D. Spier	15,000	$ 0.06807	$ 1,021.05	8/31/2012	4(a)(2)
2210	Peter Matousek	15,000	$ 0.06807	$ 1,021.05	8/31/2012	4(a)(2)
2221	Continental Equities, LLC	1,428,571	$ 0.00350	$ 5,000.00	10/19/2012	3(a)(9)
2213	Vaquero Private Capital, Inc.	16,200,000	$ 0.05000	$ 810,000.00	6/1/2012	4(a)(2)
2219	Brian Edwards	243,103	$ 0.02500	$ 6,077.00	10/31/2012	4(a)(2)
2220	Continental Equities, LLC	1,162,790	$ 0.00430	$ 5,000.00	10/19/2012	3(a)(9)
2226	Jerry G. Mikolajczyk	15,000	$ 0.01267	$ 190.05	11/31/12	4(a)(2)
2225	Dr. William D. Spier	15,000	$ 0.01267	$ 190.05	11/31/12	4(a)(2)
2224	Peter Matousek	15,000	$ 0.01267	$ 190.05	11/31/12	4(a)(2)
2227	Brian Edwards	54,322	$ 0.03461	$ 1,880.00	12/31/2012	4(a)(2)
2238	Jerry G. Mikolajczyk	15,000	$ 0.01093	$ 163.90	2/28/2013	4(a)(2)
2237	Dr. William D. Spier	15,000	$ 0.01093	$ 163.90	2/28/2013	4(a)(2)
			II-2
2236	Peter Matousek	15,000	$ 0.01093	$ 163.90	2/28/2013	4(a)(2)
2239	AGS Capital Group, LLC	4,081,633	$ 0.00980	$ 40,000.00	4/30/2013	4(a)(2)
2233	Continental Equities, LLC	423,728	$ 0.00590	$ 2,500.00	2/21/2012 - 02/29/12	3(a)(9)
2235	Continental Equities, LLC	2,061,855	$ 0.00485	$ 10,000.00	2/21/2012 - 02/29/12	3(a)(9)
2240	Asher Enterprises, Inc.	2,857,143	$ 0.00420	$ 12,000.00	10/26/2012	3(a)(9)
2244	Continental Equities, LLC	2,222,222	$ 0.00450	$ 10,000.00	2/21/2012 - 02/29/12	3(a)(9)
2243	Asher Enterprises, Inc.	3,658,537	$ 0.00410	$ 15,000.00	10/26/2012	3(a)(9)
2245	Asher Enterprises, Inc.	1,700,000	$ 0.00400	$ 6,800.00	10/26/2012	3(a)(9)
2246	Continental Equities, LLC	4,811,707	$ 0.00410	$ 19,728.00	2/21/2012 - 02/29/12	3(a)(9)
Cancel	Charles Morgan Securities, lnc.	(18,000,000)	$ 0.05000	($900,000.00)	4/12/2012	N/A
2252	Jerry G. Mikolajczyk	15,000	$ 0.01033	$ 155.00	5/31/2013	4(a)(2)
2251	Dr. William D. Spier	15,000	$ 0.01033	$ 155.00	5/31/2013	4(a)(2)
2250	Peter Matousek	15,000	$ 0.01033	$ 155.00	5/31/2013	4(a)(2)
Total Issued and Outstanding, May 31, 2013		385,460,240

2256	Asher Enterprises, Inc.	5,714,286	$ 0.00210	$ 12,000.00	12/6/2012	3(a)(9)
2257	Continental Equities, LLC	5,000,000	$ 0.00275	$ 13,750.00	2/21/2012 - 02/29/12	3(a)(9)
2259	Asher Enterprises, Inc.	7,380,952	$ 0.00210	$ 15,500.00	12/6/2012	3(a)(9)
2262	Continental Equities, LLC	4,000,000	$ 0.00115	$ 4,600.00	2/21/2012 - 02/29/12	3(a)(9)
2263	Asher Enterprises, Inc.	10,454,545	$ 0.00110	$ 11,500.00	12/6/2012	3(a)(9)
2265	Continental Equities, LLC	12,195,121	$ 0.00082	$ 10,000.00	2/21/2012 - 02/29/12	3(a)(9)
2268	Continental Equities, LLC	14,285,714	$ 0.00070	$ 10,000.00	2/21/2012 - 02/29/12	3(a)(9)
2270	DebentureVision Opportunity Fund I, LLC	20,689,655	$ 0.00058	$ 12,000.00	03/01/12-04/27/12	3(a)(9)
2272	DebentureVision Opportunity Fund I, LLC	33,000,000	$ 0.00050	$ 16,500.00	03/01/12-04/27/12	3(a)(9)
2271	Continental Equities, LLC	16,949,152	$ 0.00059	$ 10,000.00	2/21/2012 - 02/29/12	3(a)(9)
2275	Continental Equities, LLC	20,408,163	$ 0.00049	$ 10,000.00	2/21/2012 - 02/29/12	3(a)(9)
2277	DebentureVision Opportunity Fund I, LLC	19,186,046	$ 0.00043	$ 8,250.00	03/01/12-04/27/12	3(a)(9)
2281	DebentureVision Opportunity Fund I, LLC	27,500,000	$ 0.00030	$ 8,250.00	03/01/12-04/27/12	3(a)(9)
2282	Continental Equities, LLC	26,950,185	$ 0.00042	$ 11,319.07	2/21/2012 - 02/29/12	3(a)(9)
2283	DebentureVision Opportunity Fund I, LLC	33,300,000	$ 0.00030	$ 10,000.00	03/01/12-04/27/12	3(a)(9)
2284	Asher Enterprises, Inc.	27,272,727	$ 0.00033	$ 9,000.00	6/27/2012	3(a)(9)
2288	Asher Enterprises, Inc.	20,833,333	$ 0.00024	$ 5,000.00	6/27/2012	3(a)(9)
2290	DebentureVision Opportunity Fund I, LLC	37,500,000	$ 0.00020	$ 7,500.00	03/01/12-04/27/12	3(a)(9)
2291	Continental Equities, LLC	27,680,720	$ 0.00027	$ 7,344.83	2/21/2012 - 02/29/12	3(a)(9)
2293	Asher Enterprises, Inc.	34,090,909	$ 0.00022	$ 7,500.00	6/27/2012	3(a)(9)
2296	Asher Enterprises, Inc.	29,411,764	$ 0.00017	$ 5,000.00	6/27/2012	3(a)(9)
Cancel	Prodigy Asset Management, LLC	(20,000,000)	$ 0.05000	($1,000,000)	8/31/2012	N/A
2297	Asher Enterprises, Inc.	7,692,308	$ 0.00013	$ 1,000.00	6/27/2012	3(a)(9)
2301	DebentureVision Opportunity Fund I, LLC	45,000,000	$ 0.00010	$ 4,500.00	03/01/12-04/27/12	3(a)(9)
2302	Asher Enterprises, Inc.	34,454,545	$ 0.00011	$ 3,790.00	5/2/2013	3(a)(9)
2304	Asher Enterprises, Inc.	34,454,545	$ 0.00011	$ 3,790.00	5/2/2013	3(a)(9)
2307	Peter Matousek	30,000	$ 0.00127	$ 38.00	06/01/13 - 11/30/2013	4(a)(2)
2308	William D. Spier	30,000	$ 0.00127	$ 38.00	06/01/13 - 11/30/2013	4(a)(2)
2309	Jerry G. Mikolajczyk	30,000	$ 0.00127	$ 38.00	06/01/13 - 11/30/2013	4(a)(2)
2310	Brian C. Edwards	6,418,980	$ 0.00061	$ 3,902.74	01/01/2013-09/16/2013	4(a)(2)
2312	DebentureVision Opportunity Fund I, LLC	90,000,000	$ 0.00010	$ 9,000.00	03/01/12-04/27/12	3(a)(9)
2313	Asher Enterprises, Inc.	34,333,333	$ 0.00006	$ 2,060.00	5/2/2013	3(a)(9)
2314	JMJ Financial	34,000,000	$ 0.00005	$ 1,700.00	6/5/2013	3(a)(9)
2316	Asher Enterprises, Inc.	34,333,333	$ 0.00006	$ 2,060.00	5/2/2013	3(a)(9)
2319	DebentureVision Opportunity Fund I, LLC	100,000,000	$ 0.00010	$ 10,000.00	03/01/12-04/27/12	3(a)(9)
2320	Auctus Private Equity Fund, LLC	46,500,000	$ 0.00005	$ 2,441.25	7/2/2013	3(a)(9)
2323	DebentureVision Opportunity Fund I, LLC	122,830,000	$ 0.00010	$ 12,238.00	03/01/12-04/27/12	3(a)(9)
2325	JMJ Financial	56,000,000	$ 0.00005	$ 2,800.00	6/5/2013	3(a)(9)
			II-3
2326	Asher Enterprises, Inc.	34,333,333	$ 0.00006	$ 2,060.00	5/2/2013	3(a)(9)
2328	Auctus Private Equity Fund, LLC	72,000,000	$ 0.0000525	$ 3,780.00	7/2/2013	3(a)(9)
Total Issued and Outstanding, February 4, 2014		1,551,703,889

DESCRIBE UNREGISTERED STOCK ISSUES SINCE MAY 31, 2010:

The Company issued 1,259,000 common shares on November 30, 2010 for $62,950 for Accounts Receivable assignment. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 741,000 common shares on November 30, 2010 for $37,050 cash in a negotiated transaction with an investor to fund the ongoing operations of the Company. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 10,000 common shares on February 28, 2011 for $1,100 pursuant to an Oil and Gas Field Operations Services agreement with the Company. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company redeemed on March 28, 2011, 140 million shares of the Company’s common stock at a price of $87,500 or $0.000625 per share from Peter Matousek, the Company’s president and director, at the time.

On March 28, 2011, the Company redeemed 60 million shares of the Company’s common stock from four shareholders. The purchase price for the 60 million totaled $37,500 or $0.000625 per share.

The Company authorized and approved an aggregate of 112,500 shares for the period ending May 31, 2011 with an average price of $0.1263 per share to the Executive and Board pursuant to a Management and Financial Service Agreement with Mr. Peter Matousek and a Board Member Compensation Agreement with Mr. Peter Matousek and Mr. Donald Lynch. During the fiscal year ending May 31, 2011, the Company issued 75,000 of the 112,500 shares to the Executive and Board with the remaining 37,500 shares issued on June 6, 2011. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 18 Million shares on April 12, 2012 for $900,000 pursuant to a twenty-four month agreement with Charles Morgan Securities Inc. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company authorized and approved an aggregate of 136,129 shares for the period ended May 31, 2012 with an average price of $0.0333 per share to the Executive and Board pursuant to Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Donald Lynch, Mr. Jerry G. Mikolajczyk, Mr. Kevin M. Grapes and Dr. William D. Spier. The Company issued 105,000 of the 136,129 shares to the Board as of May 31, 2012.  The balance,  31,129 shares, cost of $2,106 for the period March 1, 2012 to May 31, 2012, were issued to the Board on June 25, 2012. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 20 Million shares on August 31, 2012 for $1,000,000 pursuant to a twenty-four month agreement with Prodigy Asset Management, LLC. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 11.7 Million shares on August 31, 2012 for $585,000 pursuant to a Purchase and Sales agreement with Vencedor Energy Partners for the acquisition of 30 oil and gas well locations in Venango County, Pennsylvania. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

On September 20, 2012, the Company and CMS mutually agreed to terminate the IBA agreement between the Company and CMS and the 18 Million shares were cancelled.

The Company issued 1,428,571 shares on October 22, 2012 for $5,000 pursuant to a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 16.2 Million shares on October 26, 2012 for $810,000 pursuant to a twelve month Financial Consulting Services Agreement with Vaquero Private Capital, Inc. effective as of June 1, 2012. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 243,103 shares on October 26, 2012 for $6,078 for interest and penalties to a 3rd party lender. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company authorized and approved 45,000 shares for the period ended August 31, 2012 with an average price of $0.04033 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier. The 45,000 shares were issued to the Board on October 26, 2012. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 1,162,790 shares on November 12, 2012 for $5,000 pursuant to a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company authorized and approved 45,000 shares for the period ended November 30, 2012 with an average price of $0.012167 per share to the Board pursuant to Board Member Compensation Agreements with Mr. Jerry G. Mikolajczyk, Mr. Peter Matousek and Dr. William D. Spier. The 45,000 shares were issued to the Board on December 18, 2012. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 54,322 shares on December 18, 2012 for $1,880 for interest and penalties to a 3rd party lender. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 423,728 shares on April 17, 2013 for $2,500 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 45,000 shares on April 30, 2013 for the period ended February 28, 2013 with an average price of $0.0109267 per share for Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 4,081,633 shares on April 30, 2013 for $40,000 as incentive to enter into a reserve equity financing agreement dated May 7, 2013. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 2,061,855 shares on April 30, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 2,857,143 shares on May 2, 2013 for $12,000 pursuant to the conversion of a Convertible Promissory Note dated October 26, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 2,222,222 shares on May 8, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 3,658,537 shares on May 9, 2013 for $15,000 pursuant to the conversion of a Convertible Promissory Note dated October 26, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 1,700,000 shares on May 10, 2013 for $6,800 including $1,300 for interest pursuant to the conversion of a Convertible Promissory Note dated October 26, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 4,811,707 shares on May 13, 2013 for $19,728 including $2,228 for interest pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 45,000 shares on May 31, 2013 for the period ended May 31, 2013 with an average price of $0.010333 per share for Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 5,714,286 shares on June 13, 2013 for $12,000 pursuant to a Convertible Promissory Note dated December 6, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 5,000,000 shares on June 17, 2013 for $13,750 pursuant to a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 7,380,952 shares on June 19, 2013 for $15,500 pursuant to a Convertible Promissory Note dated December 6, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 4,000,000 shares on July 8, 2013 for $4,600 pursuant to a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 10,454,545 shares on July 15, 2013 for $11,500 pursuant to a Convertible Promissory Note dated December 6, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 12,195,121 shares on July 23, 2013 for $10,000 pursuant to a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 14,285,714 shares on August 9, 2013 for $10,000 pursuant to a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 20,689,655 shares on August 20, 2013 for $12,000 pursuant to a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 16,949,152 shares on August 26, 2013 for $10,000 pursuant to a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 33,000,000 shares on August 27, 2013 for $16,500 pursuant to a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 20,408,163 shares on September 4, 2013 for $10,000 pursuant to a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 19,186,046 shares on September 9, 2013 for $8,250 pursuant to a Convertible Promissory Note dated October 19, 2012.  The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 27,500,000 shares on September 16, 2013 for $8,250 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 26,950,185 shares on September 17, 2013 for $11,319,.07 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 33,300,000 shares on September 20, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 27,272,727 shares on September 25, 2013 for $9,000 pursuant to the conversion of a Convertible Promissory Note dated January 1, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 20,833,333 shares on October 4, 2013 for $5,000 pursuant to the conversion of a Convertible Promissory Note dated January 1, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 37,500,000 shares on October 11, 2013 for $7,500 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 20,090,864 shares on October 11, 2013 for $5,330.93 and 7,589,856 shares for $2,013.90 for interest, both pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,090,909 shares on October 17, 2013 for $7,500 pursuant to the conversion of a Convertible Promissory Note dated January 1, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 29,411,764 shares on October 31, 2013 for $5,000 pursuant to the conversion of a Convertible Promissory Note dated January 1, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company cancelled 20 million shares on October 31, 2013 issued to Prodigy Asset Management, LLC pursuant to the mutually agreed termination of  the August 31, 2012 Financing Facilities Consulting Agreement.

The Company issued 7,692,308 shares on November 7, 2013 for $1,000 pursuant to the conversion of a Convertible Promissory Note dated January 1, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 45,000,000 shares on November 8, 2013 for $4,500 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,454,545 shares on November 14, 2013 for $3,790 pursuant to the conversion of a Convertible Promissory Note dated May 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,454,545 shares on November 19, 2013 for $3,790 pursuant to the conversion of a Convertible Promissory Note dated May 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued an aggregate of 90,000 shares for the six month period ending November 30, 2013 with an average price of $0.001267 per share on November 27, 2013 to the Board pursuant to Board Member Compensation Agreements with Mr. Peter Matousek, Mr. Jerry G. Mikolajczyk, and Dr. William D. Spier. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 6,418,980 shares on November 27, 2013 for $3,902.74 for interest pursuant to a Convertible Promissory Note dated January 1, 2013. The issuance of the common stock was exempt from registration under Section 4(a) (2) of the Securities Act.

The Company issued 90,000,000 shares on December 3, 2013 for $9,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,333,333 shares on December 11, 2013 for $2,060 pursuant to the conversion of a Convertible Promissory Note dated May 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,000,000 shares on December 12, 2013 for $1,700 pursuant to the conversion of a Convertible Promissory Note dated June 5, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,333,333 shares on December 16, 2013 for $2,060 pursuant to the conversion of a Convertible Promissory Note dated May 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 100,000,000 shares on December 18, 2013 for $10,000 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 46,500,000 shares on December 23, 2013 for $2441.25 pursuant to the conversion of a Convertible Promissory Note dated July 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 122,830,000 shares on January 9, 2014 for $12,238 pursuant to the conversion of a Convertible Promissory Note dated October 19, 2012. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 56,000,000 shares on January 16, 2014 for $2,800 pursuant to the conversion of a Convertible Promissory Note dated June 5, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 34,333,333 shares on January 22, 2014 for $2,060 pursuant to the conversion of a Convertible Promissory Note dated May 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

The Company issued 72,000,000 shares on January 27, 2014 for $3,780 pursuant to the conversion of a Convertible Promissory Note dated July 2, 2013. The issuance of the common stock was exempt from registration under Section 3(a)(9) of the Securities Act.

ITEM 16.   EXHIBITS

3.1	Articles of Incorporation for Xun Energy, Inc., as amended
3.2	By-Laws of Xun Energy, Inc., as amended
4.1	Form of Specimen Stock Certificate
5.1	Opinion of Matthew McMurdo, Esq., legal counsel.
10.1 10.2 22.1 23.1

Amended and Restated Reserve Equity Financing Agreement, by and between Xun Energy, Inc. and AGS Capital Group, LLC, dated November 27, 2013.

Registration Rights Agreement, by and between Xun Energy, Inc. and AGS Capital Group, LLC, dated July 11, 2013.

Subsidiaries

Consent of Weinberg & Baer LLC,

23.2	Consent of Matthew McMurdo, Esq. (included in Exhibit 5.1)

ITEM 17.   UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.   To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2.   That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.   The undersigned Registrant hereby undertakes that:

A.   For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;
iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned  issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, on February 4, 2014.

XUN ENERGY, INC.

By:	/s/ Jerry G. Mikolajczyk
Jerry G. Mikolajczyk, CEO and President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Jerry G. Mikolajczyk	Dated: February 4, 2014
Jerry G. Mikolajczyk, President, CEO, CFO and Principal Accounting Officer

/s/ Peter Matousek

            Dated: February 4, 2014

Peter Matousek, Director

/s/ Dr. William D. Spier

            Dated: February 4, 2014

Dr. William D. Spier, Director